                                                                       Exhibit 8

                                ACQUISITION AGREEMENT


                    PURCHASE OF QUANTUM CHEMICAL COMPANY'S ASSETS
                          FOR FIX-CORP INTERNATIONAL'S STOCK

    THIS AGREEMENT, executed on the date (or dates) set forth below, by and between:

    FIX-CORP INTERNATIONAL, Inc., a Delaware corporation with its principal place of business located at 27040 Cedar Road, Suite 218, Beachwood, Ohio 44122, acting through its authorized agent Sherry Durst, and hereafter referred to as interchangeably as "Fix-Corp International, Inc." or "Purchaser";

                                       - and -

    FIX-COR INDUSTRIES, Inc., a Delaware corporation with offices at 27040
Cedar Road, Suite 218, Beachwood, Ohio 44122, and with a plastics recycling plant located at Mid-Ohio Industrial Part, 1835 James Parkway, Heath, Ohio 43065, formerly known as Quantum Chemical Company, acting through its authorized agent Gary DeLorentis and hereafter referred to as "Fix-Cor";

                                       - and -

    Mark Fixler, an individual residing at 6758 Bramblewood Lane, Mayfield, Village 44143, acting on his behalf and hereafter referred to as the "Stockholder";

Declare as their mutual intent and purpose as follows.

                                      RECITALS:

    WHEREAS, Fix-Corp International, Inc. and Quantum Chemical Corporation, a Virginia corporation with its principal offices at 11500 Northlake Drive, Cincinnati, Ohio 45249 entered into a Purchase and Sale Agreement for the Quantum Resource Recovery plant located at Heath, Ohio, involving Quantum's post-consumer plastic recycling business and said Purchase and Sale Agreement was consummated on December 16, 1996. A copy of said Purchase and Sale Agreement is hereby attached and labeled Exhibit A.; and

    WHEREAS, Fix-Corp International lacked the financial capacity to consummate this transaction by itself and, because of this lack of capacity, Mark Fixler, Stockholder herein and the President of Fix-Corp International, was engaged in a personal capacity and was asked to sign and in fact did sign as Guarantor on a Loan and Security Agreement with Gordon Brothers Capital Corporation, a Delaware corporation with its principal office located at 40 Broad Street, Boston, Massachusetts 02109 and, without Mr. Fixler's signature on this Loan and Security Agreement, the transaction between Fix-Corp International, Inc. and Quantum Chemical Corporation would not have been consummated. A copy of the Loan and Security Agreement is attached and labeled Exhibit B; and

    WHEREAS, Fix-Corp International, Inc. has established a wholly owned subsidiary called Fix-Cor Industries, Inc. and Fix-Cor Industries purpose for existing is to operate the assets and the business acquired from Quantum Chemical Corporation on behalf of Fix-Corp International, Inc.; and

    WHEREAS, Fix-Corp International, Inc. desires to compensate Mark Fixler, Stockholder herein, for his assistance in the procurement of financing for the acquisition of Quantum Chemical Company assets and, in addition to providing compensation for Stockholder's guarantee, Purchaser further desires to acquire all legal and equitable interest acquired by Stockholder in said Quantum Chemical Company assets, thereby vesting full legal and equitable title in said Quantum Chemical Company with Fix-Corp International, Inc., Purchaser herein; and

    WHEREAS, Purchaser further desires to transfer all assets acquired from Quantum Chemical Company and place said assets with Fix-Cor Industries, Inc.;

    WHEREAS, Purchaser further desires to accomplish its acquisition of all legal and equitable interest held by Stockholder, Mark Fixler, through a noncash transaction involving an exchange of restricted Common Stock with par value of $0.001 per share; and

    WHEREAS, Stockholder is also amenable to accepting a block of Restricted Common Stock with par value of $0.001 and with market value, calculated pursuant to the terms set forth below, of six million dollars ($6,000,000); and

    WHEREAS; Fix-Cor is agreeable to accepting all assets acquired from Quantum Chemical Corporation and operating said assets on behalf of Purchaser and for Purchaser's benefit, pursuant to the terms and conditions set forth below;

    NOW, THEREFORE, in exchange for the above covenants and with all Parties intending to be legally bound, Purchaser hereby agrees to convey, transfer and vest Fix-Cor Industries with all assets acquired by Purchaser from Quantum Chemical Company and Purchaser further agrees to acquire all legal and equitable interest held by Stockholder in said Quantum Chemical Company assets in exchange for the Purchaser's restricted voting common stock, pursuant to the terms and conditions which follow.

                            REPRESENTATIONS AND WARRANTIES
                              OF FIX-COR AND STOCKHOLDER

Section One : Fix-Cor and Stockholder represent and warrant to Purchaser as follows:

Section 1.01 Organization and Qualification

    (a) Fix-Cor possesses the requite personnel and knowledge to operate all the assets and properties formerly known and referred to as Quantum Resource Recovery plant and acquired from Quantum Chemical Company, and said assets and properties are listed in Exhibit C.


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

Other than the assets of Quantum Chemical Company, Fix-Cor is operating and engaging in no other business or economic enterprise of any nature whatsoever and Fix-Cor further warrants that it has no subsidiaries or affiliates (excluding Purchaser) which are engaging in any other enterprise or business activity.

    (b) Fix-Cor is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all pertinent governmental authorities to own, lease, license, and use its properties and assets, and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Fix-Cor is duly qualified to transact the business in which it is engaged and is in the process of applying for good standing as a foreign corporation in Ohio, and it is further warranted that said application of good standing from Ohio will be perfunctorily granted once a Franchise Tax return is filed.

Section 1.02  Capitalization

    (a) The authorized capital stock of Fix-Cor consists of one thousand (1,000) shares of common stock, par value $0.001 per share ("Fix-Cor Common Stock"), of which one thousand shares are outstanding. Each outstanding share of Fix-Cor Common Stock is validly authorized, validly issued, fully paid, and subject to any liability imposed by Section 630 of the New York Business Corporation Law, nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by Purchaser in accordance with the following table:

         NAME OF STOCKHOLDER                NUMBER OF SHARES

    Fix-Corp International, Inc.                 1,000

    (b) There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Fix-Cor, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Fix-Cor. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of Fix-Cor.

Section 1.03  Financial Worth

    (a) The following appraisals of the Quantum Chemical Company are hereby attached and labeled as set forth below.

    (1) An appraisal prepared for Quantum Chemical Company by Selvage & Associates, a firm located on 1506 White Road in Grove City, Ohio 43123, signed by Butch Selvage and dated February 8, 1996 (Exhibit D); and


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

    (2) An appraisal prepared for Purchaser by Wilber W. Wilson, real estate appraiser whose business is located at 25 South Park Place, Suite 105, Newark, Ohio 43055 signed by Wilber Wilson and Kerry Progtor, and dated December 23, 1996 (Exhibit E).

    (b) Since January 8, 1997, during which time Fix-Cor operated the assets and properties of Quantum Chemical Company on behalf of Purchaser in a de facto capacity, Fix-Cor warrants that:

    (1) There has been no material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Fix-Cor; and the plastics recycling business has operated profitably.

    (2) Fix-Cor has not authorized, declared, paid, or effected any dividend, or liquidating or other distribution, in respect of its capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of that stock.

    (3) The operations and business of Fix-Cor have been conducted in all respects only in the ordinary course.

    (4) Management of Fix-Cor reasonably believes that the plastic recycling operations will meet or exceed the pro forma statements and, further, management of Fix-Cor is not aware of any purchase order or quotation for the future sale of the plastic products produced by Fix-Cor which will not be profitable.

    (5) Fix-Cor has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

    (6) Management of Fix-Cor further asserts that there are no known facts to Fix-Cor which would materially affects in an adverse manner, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Fix-Cor; provided, however, that Fix-Cor expresses no opinion as to political or economic matters of general applicability.

Section 1.04  Tax and Other Liabilities

    (a) Fix-Cor has no liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, other than the following:

    (1) Liabilities for which full provision has been made on the last interim balance sheet ("Last Balance Sheet") as of February 29, 1997 (hereafter referred to as the "Last Balance Sheet Date"); and

    (2) Other liabilities arising since the Last Balance Sheet Date and prior to the Closing in the ordinary course of business (which shall not include liabilities to customers on account of


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defective products or services) which are not inconsistent with the representations and warranties of Fix-Cor or Stockholder or any other provision of this Agreement.

Section 1.05  Litigation and Claims

    (a) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect or any basis therefor known to Fix-Cor or to Stockholder with respect to the assets and properties formerly known as Quantum Chemical Company. Fix-Cor is not affected by any present or threatened strike or other labor disturbance nor, to the knowledge of Fix-Cor, is any union attempting to represent any employee of Fix-Cor as collective bargaining agent. Fix-Cor is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Fix-Cor required to take any action in order to avoid such a violation or default.

Section 1.06  Properties

    (b) Quantum Chemical Company has passed good and marketable title in fee simple absolute to Fix-Cor for all real properties and good title to all other properties and assets used in their business or formerly owned by them, except for permanent easements to a railroad siding and access to a truck scale plus other properties (if any) operated pursuant to a license, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

    (a) All accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 90 days of the date incurred.

    (b) All inventory of raw materials and work in process of Fix-Cor is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Fix-Cor, as the case may be. In no event do the inventories represent more than a 1 month supply measured by the projected volume of sales or use for the year ended December 31, 1997, predicated upon the pro forma operating statements referenced herein. All inventory is merchantable and fit for the particular purpose for which it is intended.

    (c) Attached as Exhibit F is a true and complete list of all real and other properties and assets owned, leased, or licensed to Fix-Cor (including inventory but not including Intangibles, as defined in Section 1.09), including, with respect to properties and assets owned by Fix-Cor, a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and, with respect to properties and assets leased or licensed by Fix-Cor, a description of that lease or license. All real and other properties and assets (including Intangibles) owned by Fix-Cor are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance Sheet Date and prior to the Closing which are either noted on Exhibit B or C or are approved in writing by the Purchaser). All real and other tangible properties and assets owned, leased, or licensed by Fix-Cor are in good


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

and usable condition (which is herein defined as reflecting reasonable wear and tear which does not adversely affect the operation of the business of Acquired Corporation or of that Subsidiary excepted).

    (d) No real property owned, leased, licensed, or used by Fix-Cor is, or to the knowledge of Fix-Cor will be subject to zoning, use, or building code restrictions which would prohibit its use in the commercial business in which Fix-Cor is engaged, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of that real property in the business in which Fix-Cor is now engaged or the business in which it contemplates engaging.

    (e) The real and other properties and assets (including Intangibles) owned, leased or licensed by Fix-Cor constitute all properties and assets which are necessary to the business of recycling plastic as presently conducted and as it is contemplated conducting in the foreseeable future.

Section 1.07  Contracts and Other Instruments

    (a) Exhibit G, titled List of Contracts, Agreements and Instruments and Arrangements, accurately and completely sets forth the information required to be contained therein with respect to Fix-Cor, identifying whether the matter disclosed therein relates to Fix-Cor or to Stockholder.

    (1) The certificate of incorporation (or other charter document) and By-laws of Fix-Cor and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, and

    (b)  The following, initialed by the chief executive officer of Fix-Cor:

    (i) true and correct copies of all contracts, agreements, and instruments referred to in Exhibit G;

    (ii) true and correct copies of all leases and licenses (if any); and

    (iii)true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Exhibit G.

    (c) Neither Fix-Cor, nor to the knowledge of Fix-Cor or Stockholder, any other party to any of those contracts, agreements, instruments, leases, or licenses is now or expects in the future to be in violation of, or in default with respect to complying with, any material provision thereof, and each contract, agreement, instrument, lease, or license is in full force and constitutes the legal, valid, and binding obligation of the parties and is enforceable in accordance with its terms.

    (d) Each supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Fix-Cor, nor any other party to any arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of that arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any of those arrangements or understandings in any way.

    (e) Fix-Cor enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Fix-Cor is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or to the knowledge of Fix-Cor or Stockholder may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Fix-Cor.

    Fix-Cor has not engaged nor is it engaging in, nor does it intend to engage in any transaction with any Stockholder, any director, officer, or employee of Fix-Cor, any relative or affiliate of any Stockholder or of any director, officer, or employee, or any other corporation or enterprise in which any Stockholder, any director, officer, or employee, or any relative or affiliate then had or now has a 5 percent [5 %] or greater equity or voting or other substantial interest, other than contracts and agreements listed and so specified in Exhibit D.

    Fix-Cor is not in violation or breach of, or in default with respect to any term of its certificate of incorporation (or other charter document) or Bylaws.

Section 1.08  Questionable Payments

    Neither Fix-Cor, nor any director, officer, agent, employee, or other person associated with or acting on behalf of Fix-Cor, nor any Stockholder has, directly or indirectly:

    (a) Used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;

    (b) Made any unlawful payment to foreign or domestic government officials or employees, or to foreign or domestic political parties or campaigns, from corporate funds;

    (c)  Violated any provision of the Foreign Corrupt Practices Act of 1977;

    (d) Established or maintained any unlawful or unrecorded fund of corporate monies or other assets;

    (e)  Made any false or fictitious entry on the books or records of Fix-Cor;

    (f) Made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment;


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    (g)  Given any favor or gift which is not deductible for federal income tax purposes; or

    (h) Made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

Section 1.09 Authority to Sell

    (a) Fix-Cor and Stockholder have all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Fix-Cor have been duly taken to authorize the execution, delivery, and performance of this Agreement by Fix-Cor. This Agreement has been duly authorized, executed, and delivered by Fix-Cor, and it has been duly executed and delivered by Stockholder, and this Agreement constitutes the legal, valid, and binding obligation of Fix-Cor and Stockholder, and is enforceable in accordance with its terms.

    (b) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Fix-Cor, or by Stockholder for the execution, delivery, or performance of this Agreement by Fix-Cor and Stockholder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Fix-Cor or Stockholder is a party, or to which any of its or his properties or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or By-laws of Fix-Cor, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Fix-Cor or any Stockholder, or to which any of its or his operations, business, properties, or assets are subject. Upon the Closing, Purchaser will pass to Fix-Cor good and marketable title in fee simple absolute to all the real properties and good title to all other properties and assets used in the business of Fix-Cor (except real and other properties and assets held pursuant to leases or permanent easements described in Exhibits B and C), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except those listed in Exhibit
D).

Section 1.10  Nondistributive Intent

    Stockholder is acquiring the shares of Purchaser Common Stock to be issued hereunder for his own account for investment and not with a view to the distribution thereof. Stockholder will not sell or otherwise dispose of those shares (whether pursuant to a liquidating dividend or otherwise) for at least two years and then, only when such sale shall become eligible for an exemption from registration. The certificate or certificates representing the shares will contain a legend to the foregoing effect. By virtue of its position, Stockholder has access to the kind of


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financial and other information about the Purchaser as would be contained in a registration statement filed under the Securities Act of 1933. Stockholder understands that he cannot sell or otherwise dispose of the shares for at least two years and, after two years, Stockholder must still procure an exemption from the registration provisions of the Securities Act of 1933.

Section 1.11  Completeness of Disclosure

    No representation or warranty by Fix-Cor or Stockholder in this Agreement contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements made herein not misleading.

II. Representations and Warranties of Purchaser: Purchaser represents and warrants to Fix-Cor and Stockholder as follows:

Section 2.01  Organization

    Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets, and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

Section 2.02  Validity of Shares

    The shares of Purchaser Common Stock delivered to Stockholder pursuant to this Agreement are validly authorized, validly issued, fully paid, and subject to any liability imposed by Section 630 of the New York Business Corporation Law nonassessable.

Section 2.03  Authority to Buy

    Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed, and delivered by the Purchaser. This Agreement further constitutes the legal, valid, and binding obligation of the Purchaser and is enforceable in accordance with its terms.

III. Exchange

Section 3.01  Terms of Exchange

     On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

     (a) Purchaser shall sell, assign, transfer, and convey as a going concern to Fix-Cor at the Closing all properties and assets of the business formerly known as Quantum Chemical


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Company at the date of the Closing of every kind and nature whatsoever, including the names, trademarks, contractual rights, books and records and business and goodwill of the business formerly known as Quantum Chemical Company; and, in consideration therefor, Purchaser shall:

    (i) Deliver at the Closing to Stockholder, a stock certificate registered in his name for the equivalent of six million dollars worth of Purchaser's Stock, determined to be 8,000,000 shares, and

    (ii) Purchaser shall assume at the Closing all obligations and liabilities of a certain loan agreement tided Loan and Security Agreement, previously executed by Stockholder whose signature appears thereon as a party personally liable and responsible for the obligations contained therein, and Purchaser shall further indemnify and hold Stockholder harmless from the obligations contained therein.

    (b) Except as set forth in Section 3.01(a)(ii), neither the Stockholder nor Fix-Cor shall assume or be responsible for any obligation or liability of Quantum Chemical Company of any nature, accrued or contingent.

    (c) With respect to any properties or assets sold hereunder that cannot be physically delivered to Fix-Cor because they are in the possession of third parties or otherwise, Purchaser shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to Fix-Cor, that all right, title, and interest therein have been vested in Fix-Cor, and that the same are to be held for Fix-Cor's exclusive use and benefit.

Section 3.02  Closing

    (a) The closing of the transaction contemplated by Sections 3.01(a)(i) and 3.01(a)(ii) shall take place at the offices of Fix-Corp International, 27040 Cedar Road - Suite 218, Beachwood, Ohio 44122, at :00 _.M., local time, on
[   , 19  ].  The closing of the transaction contemplated by Sections 3.01(a)(i)
and 3.01(a)(ii) is herein called the "Closing."

Section 3.03  Transactions at Closing

    (a)  The following transactions shall take place at the Closing

    (1) Fix-Cor shall deliver to Purchaser all such documents representing all the outstanding shares of capital stock of Fix-Cor.

    (b) Purchaser shall deliver to Stockholder a stock certificate registered in Stockholders name for six million dollars ($6,000,000) worth of shares of Purchaser Common Stock, and all said shares shall bear a Restrictive Legend, stating that these shares are not registered and that these shares are being exchanged pursuant to the Private Offering Exemption, under Section 4(2) of the Securities Act of 1933.


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

    (c) Purchaser shall deliver to Stockholder an instrument of assumption of the obligations and liabilities of Stockholder which Purchaser has agreed to assume pursuant to Section 3.01(a)(ii).

    (d) Purchaser shall deliver to Fix-Cor an undertaking to transfer the title of all properties held by Purchaser to Fix-Cor, immediately upon payment of all incumbent indebtedness or upon the transition to permanent financing of said properties, whichever should occur first in time.

Section 3.04  Right of Purchaser to Withhold Future Payments

    (a) If, prior to the time all shares of Purchaser's Common Stock are delivered pursuant to Section 3.01(a)(i), Purchaser has learned of a breach of any representation, warranty, covenant, or agreement of Fix-Cor or Stockholder contained in this Agreement, Purchaser, in its discretion by written notice to Stockholder, can deduct from the number of shares of Purchaser's Common Stock otherwise deliverable by Purchaser, a number of shares whose aggregate value is equal to the aggregate of

    (i)  the amount necessary to cure or make whole that breach; and

    (ii) the amount of losses, deficiencies, damages, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) incurred or demonstrably in prospect of being incurred by any Indemnitee in connection with claims, suits, actions, proceedings (formal or informal), investigations, judgments, or settlements as a result of, or to remedy a situation or circumstance caused by, the breach.

    (b) Shares of Purchaser's Common Stock shall be valued for purposes of this Section 3.04 as follows:

    (i) If shares of Purchaser Common Stock are traded on a national securities exchange, at the average closing price per share during the period commencing 40 days prior to the date of the Closing and ending 10 days prior to the date of the Closing ("Valuation Period") on the principal securities exchange on which those shares are traded.

    (ii) If the shares are traded in the over-the-counter market, at the average closing asked price per share during the Valuation Period.

    (c) If no public market exists for Purchaser Common Stock, at a price equal to the fair market value per share of the shares, as determined by an independent appraiser selected by the Purchaser.

IV. Conditions to Obligations of Purchaser

    The obligations of Purchaser under this Agreement are subject, at the option of Purchaser to the following conditions:


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Section 4.01  Accuracy of Representations and Compliance With Conditions

    (a) All representations and warranties of Fix-Cor and Stockholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing, as though the representations and warranties were then made in exactly the same language by Fix-Cor or Stockholder and regardless of knowledge or lack thereof on the part of Fix-Cor or Stockholder or changes beyond its or his control; as of the Closing, Fix-Cor and Stockholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before that time by this Agreement; and Purchaser shall have received certificates signed by the chief executive officer of Fix-Cor and by Stockholder dated the date of the Closing to that effect, substantially in the form of Exhibits I and J, respectively.

Section 4.02  Opinion of Counsel

    (a) Fix-Cor and Stockholder shall have delivered to Purchaser on the date this Agreement is executed and on the date of the Closing the opinion of counsel to Fix-Cor and Stockholder, dated as of those dates, in form and substance satisfactory to counsel for the Purchaser, that:

    (1) Fix-Cor is a corporation validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged.

    (b) Fix-Cor is duly qualified to transact the business in which it is engaged and is in the process of applying for good standing as a foreign corporation in the Ohio. Furthermore, Ohio is the only jurisdiction in which the real or personal property owned or leased, or business conducted by the former Quantum Chemical Company is material to the operations of its plastics recycling business taken as a whole.

    (c) The authorized and outstanding capital stock of Fix-Cor is as set forth in Section 1.02 of this Agreement; and all outstanding shares of capital stock of Fix-Cor are validly authorized and issued, fully paid, and nonassessable.

    (d) All necessary corporate proceedings of Fix-Cor have been duly taken to authorize the execution, delivery. and performance of this Agreement by Fix-Cor and the consummation of the transactions contemplated by this Agreement.

    (f) Fix-Cor has corporate power and authority to execute, deliver, and perform this Agreement, and the Stockholder has power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Fix-Cor, and this Agreement has been duly executed and delivered by Stockholder, and this Agreement constitutes the legal, valid, and binding obligation of Fix-Cor and Stockholder, and (subject to


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applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights) is enforceable as to Fix-Cor and Stockholder in accordance with its terms.

    (g) The execution, delivery, and performance of this Agreement will not violate or result in a breach of any term of Fix-Cor's certificate of incorporation (or other charter document) or of Fix-Cor's by-laws; and the execution, delivery, and performance of this Agreement by Fix-Cor and Stockholder will not violate, result in a breech of, or constitute a default under any term of any of the following agreements: Loan and Security Agreement with Gordon Brothers Capital Corporation, and the Purchase and Sale Agreement with Quantum Chemical Corporation.

    (h) After reasonable investigation, counsel has no actual knowledge of any consent of, or declaration or filing with, any governmental authority which is required of Fix-Cor for execution or performance of this Agreement by Fix-Cor.

    (i) After reasonable investigation, such counsel has no actual knowledge of any action, suit, or proceeding pending or threatened against Fix-Cor at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that

    (i) Can reasonably be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets, or in the condition, financial or otherwise, of Fix-Cor, or

    (ii) Seeks to prohibit or otherwise challenge the consummation of the transaction contemplated by this Agreement.

Section 4.03  Accountants' Letter

    (a) Fix-Cor and Stockholder shall deliver to the Purchaser on the date of Closing, a letter from a Certified Public Accountant addressed to Purchaser in form and substance satisfactory to Purchaser, stating, in effect:

    (1) They are, and during the period covered by their report relating to the financial statements referred to in Section 1.03 they were, certified public accountants with respect to Fix-Cor.

    (2) On the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited consolidated interim financial statements of Fix-Cor (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Boards of Directors of Fix-Cor, inquiries to certain officers and other employees of Fix-Cor responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that

    (i) There was any change in the capital stock or debt of Fix-Cor or any decrease in the net current assets or stockholders' equity of Fix-Cor as of the date of the latest available consolidated monthly financial statements of Fix-Cor or as of a specified date not more than five business days prior to the date of that letter, each as compared with the amounts shown in the Last Balance Sheet, other than as disclosed in this Agreement or any change or decrease (which shall be set forth in that letter) which the Purchaser in its sole discretion shall accept, or

Section 4.04  Review of Proceedings

    (a) All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Purchaser, and Fix-Cor and Stockholder shall have furnished that counsel those documents counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

Section 4.05  Legal Action

    (a) There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transaction contemplated by this Agreement, or to obtain substantial damages with respect thereto.

    (b) There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transaction contemplated by this Agreement by any federal, state, local, or other governmental authority, or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of Purchaser,

    (i)  Makes any of the transactions contemplated by this Agreement illegal,

    (ii) Results in a delay in the ability of Purchaser to consummate the transaction contemplated by this Agreement,

    (iii)Imposes material limitations on the ability of Purchaser to effectively to exercise full rights of ownership with respect to the properties and assets purported to be sold pursuant to this Agreement, or

    (iv) Otherwise prohibits, restricts, or delays consummation of the transaction contemplated by this Agreement, or impairs the contemplated benefits to Purchaser of the transaction contemplated by this Agreement.

Section 4.06  Title Insurance

    (a) Purchaser shall have received, at or prior to the Closing, a commitment for title insurance by a title insurance company or companies designated by the Purchaser to issue an American Land Title Association Owner's Policy Form B-1976 (or a policy Purchaser considers its equivalent), and, if requested by Purchaser, a current survey certified to Purchaser and to that title insurance company showing all improvements, rights-of-way, and easements and no encroachments, all at Purchaser's expense, with respect to the real property owned by Purchaser, that commitment to show to the satisfaction of Fix-Cor that immediately prior to the time of the Closing, Purchaser had good and marketable title in fee simple absolute to the real property, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except those listed in Exhibit _).

Section 4.07  Release of Guarantee

    (a) In so far as Purchaser is concerned and, by inference, in so far as the stockholders of Purchaser are concerned (but not with regard to any third-party lender), Stockholder shall be released at or prior to the Closing from the guarantee of an obligation of Purchaser listed in Exhibit _ and, if any suit or action of any kind should be initiated by any officer or stockholder of Purchaser against Stockholder, the Purchaser shall defend Stockholder and hold Stockholder harmless from any ensuing litigation which should arise, including all attorney fees.

V.  Conditions to Obligations of Fix-Cor and Stockholder

    The obligations of Purchaser under this Agreement are subject, at the option of Fix-Cor and Stockholder, to the following conditions:

Section 5.01  Accuracy of Representations and Compliance With Conditions

    (a) All representations and warranties of Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing, as though the representations and warranties were then made in exactly the same language by Purchaser and regardless of knowledge or lack thereof on the part of Purchaser or changes beyond its control; as of the Closing, Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before that time by this Agreement; and Fix-Cor and Stockholder shall have received written assurances signed by an authorized executive officer of Purchaser dated the date of the Closing to that effect.

Section 5.02  Review of Proceedings

    (a) All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Fix-Cor and Stockholder, and Purchaser shall have furnished that counsel those documents counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

5.03     Legal Action

    (a) There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transaction contemplated by this Agreement, or to obtain substantial damages with respect thereto.

    (b) There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transaction contemplated by this Agreement by any federal, state, local, or other governmental authority, or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of Purchaser,

    (i)   Makes any of the transactions contemplated by this Agreement illegal,

    (ii) Results in a delay in the ability of Fix-Cor and Stockholder to consummate the transaction contemplated by this Agreement,

    (iii) Imposes material limitations on the ability of Purchaser to effectively to exercise full rights of ownership with respect to the properties and assets purported to be transferred pursuant to this Agreement, or

    (iv) Otherwise prohibits, restricts, or delays consummation of the transaction contemplated by this Agreement, or impairs the contemplated benefits to Fix-Cor and Stockholder of the transaction contemplated by this Agreement.

VI. Covenants and Agreements of Fix-Cor and Stockholder

    Acquired Corporation and Stockholders covenant and agree as follows:

Section 6.01  Access

    (a) Fix-Cor will afford the officers, employees, attorneys, agents, investment bankers, accountants, and other representatives of Purchaser free and full access to the plants, properties, books, and records of Fix-Cor, and will permit them to make extracts from and copies of such books and records, and will, from time to time, furnish Purchaser with additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Fix-Cor that Purchaser from time to time may request. Fix-Cor will cause its independent certified public accountants to make available to Purchaser and its independent certified public accountants the work papers relating to the audits of Fix-Cor.

Section 6.02  Conduct of Business

    (a) Fix-Cor will conduct their affairs so that at the Closing no representation or warranty of Fix-Cor will be inaccurate, no covenant or agreement of Fix-Cor will he breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Fix-Cor. Except as otherwise requested by Purchaser in writing, until the Closing or the earlier rightful termination of this Agreement, Fix-Cor will use its best efforts to preserve the business operations of the former Quantum Chemical Company intact, and to the extent feasible (given the fact that the plant did not operate for approximately one year) keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the former Quantum Chemical Company, and to preserve the goodwill of their suppliers, customers, and others having business relations with any of them. Until the Closing or earlier rightful termination of this Agreement, Fix-Cor will conduct the business and operations of the former Quantum Chemical Company, in all respects, only in the ordinary course.

Section 6.03  Advise of Changes

    (a) Until the Closing or the earlier rightful termination of this Agreement, Fix-Cor and Stockholder will immediately advise Purchaser, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (a) (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, (b) (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make that performance materially more difficult than in the absence of that fact or occurrence, or (c) (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

Section 6.04  Confidentiality

    (a) Fix-Cor shall insure that all confidential information which it has acquired directly or indirectly through Quantum Chemical Company, or through any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants, or any former employees, attorneys, agents, investment bankers, or accountants of Quantum Chemical Company, or any of its attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Fix-Cor shall not be published, disclosed, except as required in duly issued reports to stockholders, or made accessible by any of them to any other person or entity at any time or used by any of them except for the benefit of Purchaser.

Section 6.05  Public Statements

    (a) Before Fix-Cor releases any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Fix-Cor shall cooperate with Purchaser, shall furnish drafts of all documents or proposed oral statements to Purchaser for comments, and shall not release any information without the written consent of Purchaser. Nothing contained herein shall prevent Fix-

Cor or Stockholder from furnishing any information to any governmental authority if required to do so by law.

VII.  Covenants and Agreements of Purchaser

    Purchaser covenants and agrees as follows.

Section 7.01  Conduct of Business

    (a) Purchaser will conduct its affairs so that at the Closing no representation or warranty of Purchaser will be inaccurate, no covenant or agreement of Purchaser will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Purchaser. Except as otherwise requested by Fix-Cor in writing, until the Closing or the earlier rightful termination of this Agreement, Purchaser will use its best efforts to preserve the business operations of its company and preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Purchaser's business, in all respects, only in the ordinary course.

Section 7.02  Advise of Changes

    (a) Until the Closing or the earlier rightful termination of this Agreement, Purchaser will immediately advise Fix-Cor and Stockholder, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (a) (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, (b) (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make that performance materially more difficult than in the absence of that fact or occurrence, or (c) (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

Section 7.03  Confidentiality

    (a) Purchaser shall insure that all confidential information which it has acquired directly or indirectly or may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Purchaser shall not be published, disclosed, except as required in duly issued reports to stockholders, or made accessible by any of them to any other person or entity at any time or used by any of them except for the benefit of Fix-Cor and Stockholder.

Section 7.04  Public Statements

    (a) Before Purchaser releases any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Purchaser shall cooperate with Fix-Cor, shall furnish drafts of all documents or proposed oral statements to Fix-Cor for comments, and shall not release any information without the written consent of Fix-Cor. Nothing contained herein shall prevent Purchaser from furnishing any information to any governmental authority if required to do so by law.

VIII. Miscellaneous

Section 8.01  Brokerage Fees

    (a) If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of the transaction contemplated by this Agreement, Fix-Cor and Stockholder shall indemnify and hold harmless the Purchaser against and in respect of any and all claims, suits, actions, and proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of attorneys chosen by any Indemnitee) as and when incurred arising out of or based upon that claim by that person, and Fix-Cor and Stockholder shall, at their sole expense, defend any and all suits, actions, proceedings (formal or informal), or investigations involving the claim that may at any time be brought against any Indemnitee and satisfy promptly any settlement or judgment arising therefrom; but, if Fix-Cor and Stockholder fail to defend that suit, action, proceeding, or investigation in a timely manner, Purchaser or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto, as it or he may reasonably deem appropriate, at the cost and expense of Fix-Cor and Stockholder. If, however, it is ultimately determined in any suit, action, or proceeding (in which Purchaser and all Indemnitees made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that Purchaser or any Indemnitee made a defendant therein or a party thereto was the sole employer of the broker or finder, or services were performed solely for Purchaser or any Indemnitee made a defendant therein or a party thereto, then Fix-Cor and Stockholder shall not be responsible under this Section 8.01 and amounts theretofore paid by them by reason of this Section 8.01 shall be reimbursed by Purchaser or the Indemnitee, as the case may be, who was the sole employer.

Section 8.02  Further Actions

    (a) At any time and from time to time, each party agrees, at its or his expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 8.03  Availability of Equitable Remedies

    Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

8.04  Survival

    (a) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of shares of Purchaser's Common Stock by Purchaser, irrespective of any investigation made by or on behalf of any party.

8.05  Modification

    (a) This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8.04), supersede all existing agreements among them concerning the subject matter, and may be modified only by a written instrument duly executed by each party with the approval of the Board of Directors of each corporate party.

Section 8.06  Notices

    (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States, or delivered against receipt to the party to whom it is to be given at the address of that party set forth in the preamble to this Agreement (or to another address the party shall have furnished in writing in accordance with the provisions of this Section 8.07) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 8.07. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

Section 8.07  Waiver

    (a) Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving patty.

Section 8.08  Binding Effect

    (a) The provisions of this Agreement shall be binding upon and inure to the benefit of Stockholder, Purchaser, and Fix-Cor, and their respective successors and assigns, and each Stockholder, and his assigns, heirs, and personal representatives.

Section 8.09  No Third-Party Beneficiaries

    (a) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

Section 8.10  Separability

    (a) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 8.11  Headings

    (a) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 8.14  Counterparts; Governing Law

    (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Delaware, without giving effect to conflict of laws.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date (or dates) set forth below.


Purchaser                              Fix-Cor Industries, Inc.
/s/ Sherry L. Durst                    /s/ Gary DeLaurentiis
-----------------------------------    -------------------------------------
By:       Sherry Durst                 By:
Title:    Assistant Secretary          Title:     President

Dated:          4-16-97                Dated:            4-16-97
      -----------------------------          -------------------------------

Stockholder
/s/ Mark Fixler
-----------------------------------
Mark Fixler

Dated:        4-16-97
      -----------------------------

                                    NOTARY PUBLIC

    SUBSCRIBED AND SWORN TO before me, __________________, a duly licensed officer of the Court and administer of oaths, by Mark Fixler, Sherry Durst and Gary DeLorentis, all of whom were personally identified and all of whom further averred that their signatures above have been duly authorized by their respective corporate bodies and said signatures appear hereon by each party's own free will.


                             /s/ H. Kay
                             --------------------------------------------------
                             My Commission Expires
                                                  -----------------------------
                                                  H. Kay
                                                  Notary Public, State of Ohio,
                                                  My Commission Expires
                                                  Dec. 28, 2000

                                                         Exhibit A to Exhibit 8

                             PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT made this 14th day of August, 1996, by and between QUANTUM CHEMICAL CORPORATION, a Virginia corporation having its principal offices at 11500 Northlake Drive, Cincinnati, Ohio 45249 ("Quantum"), and FIX-CORP INTERNATIONAL, INC., an Ohio Corporation, having its principal offices at 27040 Cedar Road, Suite 218, Cleveland, OH 44122 ("Buyer");

                                     WITNESSETH:

            WHEREAS, Quantum owns and has operated facilities at Heath, Ohio, for the recycling of post consumer polyethylene and other plastic resins; and,

            WHEREAS, Quantum desires to sell such facilities and portions of its post-consumer recycling business associated therewith to Buyer; and

            WHEREAS, Buyer desires to purchase such facilities and portions of the post-consumer recycling from Quantum upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties hereto do hereby agree as follows:

     1. ASSETS TO BE ACQUIRED. Subject to the terms and conditions set forth in this Agreement, at Closing (as later defined) Quantum agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase and accept, as hereinafter provided, the following assets, rights and property (i) constituting Quantum's Resource Recovery plant at Heath. Ohio and (ii) relating to portions of Quantum's post-consumer plastic recycling business (collectively referred to as the "Assets").

     1.01. A parcel of land and all buildings and improvements upon it (the "Premises") as described more full described in Schedule 1.01A, subject to the reservations, easements, and exceptions set forth in Schedule 1.01B and the existing or potential claims, litigation, suits, charges, actions, governmental investigations or other proceedings set forth in Schedule 5.08.

     1.02. Personal property consisting of two parallel plastics recycling lines (known as Line 7 and Line 8) composed of three primary processing areas (dry processing, wet processing and finishing); bulk blending; truck scale; office and shipping facilities; and other machinery and equipment. A listing of the machinery and equipment for Line 7 and Line 8, plant support and obsolete machinery and equipment to be sold and purchased is set forth in Schedule 1.02A. Those assets attributable to that portion of Quantum's post consumer plastics recycling business which is to be acquired by Buyer are set forth in Schedule 1.02B. Notwithstanding those items set forth on Schedule 1.02A, it is the intention of the parties that all personal property, fixtures, equipment and improvements located in the facility as of August 12, 1996 shall be included in the personal property being sold to Buyer as set forth in Schedule 1.02A and 1.02B.

     1.03.  Buyer shall not purchase or acquire from Quantum pursuant to this
Agreement:

     (a) Quantum's accounts receivable or notes receivable attributable to Quantum's post-consumer plastics recycling business;

     (b)    Any of Quantum's covered hopper rail cars and vehicles not listed in
            Schedule 1.02A;

     (c) Any trade name of Quantum or any right to use any trade name of Quantum;

     (d) Any trademarks of Quantum or any right to use any trademarks of Quantum;

     (e) Any portion of Quantum's post consumer plastics recycling business not set forth in Schedule 1.02B;

     (C) Any finished goods inventories not located upon the Premises at Closing;

     (g) Any office equipment (including, but not limited to, personal computers, Telephones and copy machines) located upon the Premises at Closing and covered under master leases held by Quantum or owned by Quantum which is not listed in Schedule 1.02A; and,

     (h) Any records or documents related to the operation of the Assets which are not located on the Premises at Closing.

     2. PURCHASE PRICE. Buyer shall pay to Quantum for the Assets a total purchase price of THREE MILLION FOUR HUNDRED THOUSAND DOLLARS ($3,400,000.00) (the "Purchase Price").

     2.01. The parties have agreed to allocate the purchase price among the Assets on the basis set forth in Schedule 2.01.

     2.02.  The Purchase Price shall be paid as follows:

     (a) TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) to be paid upon the signing of this Agreement and to be held and administered in accordance with the terms and conditions of this Agreement;

     (b) THREE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($3,150,000.00) to be paid at Closing;

     2.03. The payment specified in Sections 2.02(a) shall be allocated as follows:

     (a) FIFTY THOUSAND DOLLARS ($50,000.00) shall be deemed to be a non-refundable deposit, subject only to Section 2.03(c), required by Quantum in order to remove sale of the facility from the market pending the Closing of this transaction.

     (b) TWO HUNDRED THOUSAND DOLLARS ($200,000.00) to be held in trust by Quantum's attorney subject to release of Buyer's contingencies.

     (c) In addition to the other terms and conditions set forth in this agreement, the deposits referred to Section 2.03(a) and (b) above shall be refunded to Buyer if Quantum fails to perform any of the terms or provisions of this agreement and/or any representation of Quantum as set forth in this agreement is not true or accurate.

     3.     CLOSING.

     3.01. The consummation of the sale and acquisition of the Assets pursuant to this Agreement ("Closing") shall take place at the offices of Quantum at 11500 Northlake Drive, Cincinnati, Ohio, during normal banking hours, Eastern Standard Time, at a mutually convenient and agreeable date and as soon as practical after Buyer has been satisfied with respect to or has waived the due diligence contingencies set forth in Section 9.04, but in no event later than sixty-six (66) days after the execution of this Agreement. In the event the transaction does not close within said sixty-six
(66) day period, subject to the conditions precedent set forth in this Agreement, this Agreement shall terminate in accordance with Section 11.03 or any other provision dealing with termination based up failure to release contingencies.

     3.02. At Closing Quantum will deliver to Buyer a general warranty deed in the form of Exhibit A to this Agreement for the Plant, a bill of sale in the form of Exhibit B to this Agreement for the remainder of the Assets and such other documents as specified in Section 9 of this Agreement or as mutually agreed by the parties or as reasonably required by Buyer.

     3.03. At Closing Buyer will deliver to Quantum all documents to be delivered by Buyer to Quantum pursuant to Article 10 of this Agreement.

     3.04. All documents to be delivered at Closing by either party to the other shall have been reviewed and approved by the parties and their respective legal counsel prior to Closing and as a condition precedent to Closing, subject to the sixty-six day limit for Closing in Section 3.01.

     4.     TAXES. ASSESSMENTS. UTILITIES. TRANSFER TAXES AND FEES

     4.01. Real estate and personal property taxes ("Tax" or "Taxes") imposed upon the Assets for tax year 1995 have been or will be paid by Quantum. Quantum shall give to Buyer at Closing a credit to the Purchase Price sufficient for that portion of the 1996 Taxes representing Quantum's proportionate ownership of the Plant during tax year 1996.

     4.02. Any other similar ad valorem tax, tax or any special assessment imposed on the real or personal property of the Plant shall be prorated between Quantum and Buyer on the basis of the portion of the assessment period falling before and after Closing, respectively.

     4.03. The parties shall make all reasonable efforts to change the billing for water, electricity, sewer, telephone and other utilities from Quantum to Buyer as of the date of Closing. All charges for water, electricity, sewage, telephone and other utilities for the billing period encompassing Closing shall be prorated between Buyer and Quantum as of Closing.

     4.04. Any payments by either party to the other pursuant to Sections 4.02 and 4.03, or the prorations therein prescribed, shall be made within ten (10) business days after receipt of invoices from the payee.

     4.05. Buyer will pay or reimburse Quantum for all taxes, fees or other charges payable to any federal, state or local governmental entity, except taxes on or measured by the net income of either party or taxes imposed upon Quantum as a result of any gain on this transaction, as a result of the sale or transfer of the assets and business pursuant to this Agreement or any documents executed, filed or recorded in connection with this Agreement.

     5.     REPRESENTATIONS AND WARRANTIES OF QUANTUM

     Quantum represents and warrants as follows:

     5.01. Quantum is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is qualified and in good standing as a foreign corporation in the State of Ohio.

     5.02. Quantum has full corporate power and authority to make and perform this Agreement and to transfer and vest in Buyer title to all of the Assets.

     5.03. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Quantum have been or will have been, prior to Closing, duly authorized by all requisite corporate action.

     5.04. The execution of this Agreement by Quantum and the performance of its obligations under this Agreement will not violate any contract, mortgage, indenture or similar agreement or restriction to which Quantum is a party or constitute a default under any collective bargaining agreement or other agreement to which Quantum is a party and which pertains to the Plant.

     5.05. Quantum has and will convey to Buyer fee simple title to all of the real estate and appurtenances set forth in Schedule 1.01 A free and clear of all liens, encumbrances or other charges, except as disclosed in Schedule 1.01B with possession of the Premises and Assets to take place immediately after Closing.

     5.06. Quantum is the sole and exclusive title owner of all the personal and other tangible property to be transferred to Buyer as set forth in Schedule 1.02A and Schedule 1.02B. Quantum shall transfer such assets to Buyer in the same condition they were in on June 5, 1996, ordinary wear and tear excepted, free and clear of all liens, encumbrances and/or claims by any other person or entity except those listed on Schedule 5.08.

     5.07. Quantum's facility is in compliance in all material respects with all laws, regulations, ordinances, decrees and orders relating to health and environmental controls, including but not limited to sprinkler system and pollution control equipment relating to health and environmental controls.

     5.08. Except with respect to the matters listed in Schedule 5.08 or to which Quantum has given or shall give notice to Buyer in writing, there are (a) no litigation, suits, charges, actions, findings, governmental investigations, reports or orders or other proceedings of any kind or nature threatened or pending against Quantum which would materially effect Quantum's right to convey the real and personal property required by this Agreement. (Such governmental investigations and reports as referred to above shall include the Department of Labor, OSHA and any EPA agency; the plant, facility and assets are not subject to any contract or agreement with any labor union, organization or collective bargaining agreement which would be subject to of materially effect transfer of the assets as contemplated by this agreement; that none of the restrictions and matters set forth in Schedule 1.01B, materially affect the use and operation of the facility and assets), and (b) no administrative or judicial proceedings arising under any federal, state or local law or provision relating to the regulation of the discharge of materials into the environment or otherwise relating to the protection of health and environment, whether initiated by a third party or by Quantum, pending or, to the knowledge, information and belief of Quantum, threatened against or relating to or involving the Premises or Assets or the business to be sold to Buyer pursuant to this Agreement, or the transaction contemplated by this Agreement.

     5.09 EXCEPT AS OTHERWISE PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES THAT APPLY TO THE TRANSACTIONS CONTEMPLATED HEREIN AND QUANTUM SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     5.10 That the plant, facility and assets are not subject to any contract or agreement with any labor union, organization or collective bargaining agreement.

     5.11 That the plant, facility and assets are not subject to any employee or employment contracts, employment benefit or retirement programs of any kind or nature as such relate to this Agreement.

     5.11A That Quantum's Resource Recovery plant located at Heath, Ohio when shut down in October, 1995 was fully operational and would produce the goods and/or products for which it was intended and which it has in the past produced and sold and no modifications or changes to the equipment, plant and facility have been made since October, 1995 which, to the best of Quantum's knowledge, would prevent the facility from starting up and becoming operational. Further that operation of the facility in its current condition which is consistent with its operation in October, 1995 will not violate any Environmental statute, regulation or order. Any previous additions or modifications to the plant and facility by 3DM are not being warranted by Quantum as to their environmental qualifications or acceptability.

     5.12 All inventories, buildings, and fixed assets owned or leased by Quantum located at the facility in Heath, Ohio are and will be adequately insured against fire to the closing date and valid policies therefore are and will be outstanding and duly in force and the premiums will be paid prior to the closing date.

     5.13   That Quantum will make available after Closing for a period of one
(1) year as time permits and with reasonable notice from Buyer, personnel to consult with Buyer and to assist Buyer in re-starting the plant and equipment to the extent that Quantum employs such personnel. Quantum will also make available to Buyer any and all records, manuals, permits, drawings, blueprints, specifications, etc. which deal with equipment specifications and operation, overall operation of the facility and building layout, design and construction. During the period of time from the Closing until 90 days thereafter, Buyer will not be charged by Quantum for any expenses incurred by Quantum in sending its personnel to the facility to assist and consult with the Buyer. Thereafter, Buyer will be responsible for paying Quantum for expenses incurred by Quantum's personnel in travel to and from the facility.

     6.     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants as follows:

     6.01. Buyer is a corporation duly organized and validly existing under the laws of the State of Ohio and is in good standing therewith.

     6.02 Buyer has full corporate power and authority to make and perform this Agreement and to acquire title to the Assets Buyer is purchasing under this Agreement.

     6.03. The execution, delivery and performance of this Agreement and the documents contemplated by this Agreement due from Buyer at Closing have been or will have been, prior to Closing, duly authorized by all requisite corporate action.

     6.04. Buyer will complete its due diligence (including, but not limited to, physical inspection of the Premises, the personal property and machinery and equipment) prior to Closing based upon the fact that Buyer is not fully aware of the condition of the Premises and machinery and equipment, and does not have sufficient knowledge and awareness of any potential claims which it may need to assume or resolve.

     7.     SURVIVAL OF REPRESENTATIONS

     The representations and warranties of Quantum and Buyer contained in this Agreement shall survive Closing in accordance with the applicable statutes of limitations.

     8.     COVENANTS AND AGREEMENTS

     8.01. Except as provided elsewhere in this Agreement, Buyer shall assume no liabilities of Quantum including, without limiting the foregoing, any accounts payable relating to the

Premises, the Assets and the portions of the business to be acquired or any liability of Quantum arising from acts or events occurring prior to Closing.

     8.02. Except as provided elsewhere in this Agreement, Quantum agrees to defend, indemnify and hold harmless Buyer, its officers, directors and employees against and in respect of any and all claims, losses, costs, expenses, obligations and liabilities (including without limiting the foregoing, and subject to the provisions of Section 8.05, below, costs and expenses of litigation and reasonable attorneys' fees) to the extent they arise or result from or relate to (i) any breach by Quantum of any of its representations, warranties, guarantees, agreements, commitments or covenants in this Agreement,
(ii) the operations at or upon the Premises and Quantum's plastics recycling business prior to Closing which shall include, but not be limited to, any liability arising out of or associated with any product, goods or processes sold, delivered or distributed by Quantum, or (iii) any obligation, debt or liability which Quantum shall have agreed to pay, perform or discharge pursuant to this Agreement and/or any undisclosed debt, liability or obligation which occurred, arose or accrued prior to Closing. This Section 8.02 shall not apply to nor include any and all claims, losses, costs, expenses, obligations and liabilities related to environmental damage, contamination, pollution, toxic or hazardous chemicals which claims, losses, costs, expenses, obligations and liabilities are the subject matter of a separate environmental indemnification agreement between the parties in the form of Exhibit C to this Agreement.

     8.03. Buyer agrees to and does hereby indemnify, defend and hold Quantum, its officers, directors and employees harmless against and in respect of any and all claims, losses, costs, expenses, obligations and liabilities (including without limiting the foregoing, and subject to the provisions of Section 8.05 hereof, costs and expenses of litigation and reasonable attorneys' fees) to the extent they arise or result from or relate to (i) any breach by Buyer of any of its representations, warranties, guarantees, commitments or covenants in this Agreement, (ii) the operations at or upon the Premises and Buyer's plastics recycling business on and after Closing to the extent unrelated to the items set forth in Section 8.02(iii) above, or (iii) any obligation, debt or liability which Buyer shall have agreed to pay, perform or discharge pursuant to this Agreement. This Section 8.02 shall not apply to nor include any and all claims, losses, costs, expenses, obligations and liabilities related to environmental damage, contamination, pollution, toxic or hazardous chemicals which claims, losses, costs, expenses, obligations and liabilities are the subject matter of a separate environmental indemnification agreement between the parties in the form of Exhibit C to this Agreement.

     8.04. The indemnification provided for in Sections 8.02 and 8.03 shall include any and all claims of liability of any type or nature against the Indemnitee (as this term is defined in Section 8.05, below), except for claims of gross negligence or willful misconduct against the Indemnitee.

     8.05. With respect to any claim for which indemnification is sought pursuant to this Agreement, the party seeking indemnification ("Indemnitee") shall promptly after knowledge of such claim, notify in writing the party from whom indemnification is sought or is owed ("Indemnitor"), in as much detail as is feasible, of the existence and nature of the claim. At its sole cost and expense, and with counsel of its choosing, Indemnitor shall defend against any claim of a third party and shall pay any resulting settlements, judgments or decrees. Indemnitee must have taken reasonable steps to mitigate any damages resulting from any such third party claim. In its notice to the Indemnitor, Indemnitee must grant to Indemnitor the full power, authority and right on Indemnitee's behalf to control the defense or settlement of any such claim, so long as

Indemnitor diligently prosecutes the defense of the claim or suit. Indemnitor shall keep Indemnitee informed at all times as to the status of the claim, and Indemnitee may, at its own election and expense, participate in the defense of any such claim. Should the Indemnitor, after the Indemnitee has fulfilled its obligations under this Section, fail to defend or to prosecute diligently the defense of any claim of a third party, the Indemnitee, without waiving any rights against the Indemnitor, may defend or settle any such claim and shall be entitled to recover from the Indemnitor the amount of any settlement or judgment or decree and all costs and expenses, including, without limitation, reasonable attorneys' fees. Each of the parties to this Agreement shall extend reasonable cooperation to the other parties in connection with such defense or settlement. The right of the Indemnitor to defend against any such claim shall be limited by the right of an insurance company to defend against the claim if the claim involves an insured risk.

     8.06. After Closing Quantum shall give Buyer, its counsel, accountants, engineers and other representatives access to the Assets' operational records, including customer lists, which had been stored and/or were available prior to Closing either at the adjacent compounding plant or off site of the Plant. Access to such records shall be granted at reasonable times during the regular daytime work hours of the facility or facilities in which the records and documents are stored. Representatives of Buyer inspecting these records and documents must upon request of Quantum execute confidentiality agreements and must comply with the safety and security regulations of the facility in which such inspections are made. Quantum shall have the right to have representatives present at all times during such inspections. Buyer shall have the right to make copies of such records and documents and shall reimburse Quantum for its costs in making any such copies.

     8.07. Buyer recognizes that Quantum has shared operations and operating systems between the Premises and the adjacent compounding plant. Buyer will grant access to the Premises to Quantum, its employees, agents and contractors for the purpose of utilizing, repairing, replacing, maintaining or disconnecting shared operations and operating systems for which Quantum shall be financially responsible. With respect to the shared operations or operating systems, Quantum and Buyer agree that:

     (a) Within twelve (12) months after Closing, Quantum shall disconnect its adjacent compounding plant from the Premises' fire pump system at Quantum's sole expense;

     (b) Buyer shall grant to Quantum an easement, in the form of Exhibit D to this Agreement, for the purpose of ingress and egress to and utilization of the truck scale and the rail car unloading area;

     (c) Quantum will maintain and repair the unloading ramps for the rail car unloading area within the easement granted to it by Buyer at its sole expense; and

     (d) Buyer will maintain and repair the truck scale upon the Premises so as to keep its operation in accordance with the standards of the State of Ohio for certified scales at its sole expense.

     8.08. Quantum shall lease to Buyer, in the form of Exhibit E to this Agreement, sufficient linear footage for three (3) rail car spots on the railroad spur located upon the premise of Quantum's adjacent compounding plant.

     8.08A. This agreement is contingent upon Buyer's due diligence and approval of Sections 8.07 and 8.08 above prior to Closing. Should Buyer after completion of its due diligence find the provisions of Sections 8.07 and/or
8.08 to interfere with operation of the equipment, plant or facility or cause excessive expense, the parties shall first endeavor to negotiate a resolution thereof. If they cannot resolve their differences, then this agreement shall terminate,

Buyers full deposit shall be returned and each of the parties shall be released from the terms and conditions of this agreement.

     8.09. Without Quantum's prior approval, Buyer shall not accept any return of products purchased by Quantum's post-consumer plastic resin customers from Quantum. In the event any customer attempts to return product or notifies Buyer that it intends to return product sold by Quantum, Buyer shall immediately notify Quantum and shall inform Quantum of any reasons stated by a customer for the return of product. Quantum shall then deal directly with the customer concerning such return of product and any credits or refund associated therewith and shall defend, save harmless and indemnify Buyer in regard to any matters associated therewith.

     8.10. Buyer shall not use "Quantum", "Quantum Chemical" or any other similar name for the Premises or the business operated at the Premises which might create the false or erroneous appearance or impression that the Premises is owned or operated by Quantum after the Closing without specific written consent from Quantum, although Buyer shall be entitled to retain as its own and use the telephone number(s) which Quantum used during its ownership of the facility.

     8.11. Quantum agrees to immediately cease any further attempts to market, sell or dispose of the Assets and/or Premises to, and to solicit offers for the purchase or transfer of the Assets and/or Premises from, any prospective third party purchasers or transferee unless or until this Agreement is terminated.

     8.12. For the period between the execution of this Agreement and Closing, Buyer shall have the right to limited, escorted access to the Premises in order to complete its due diligence and/or to show the Premises and machinery and equipment to lenders, investors and employees and to determine how to operate the facility and Buyer's obligation pursuant to this agreement is contingent upon completion of such due diligence to Buyer's satisfaction prior to Closing. In no event will Buyer be permitted to operate the machinery or equipment without Quantum's written consent and without a representative of Quantum present or to make improvements, modifications or repairs to the Premises or the machinery and equipment prior to Closing without Quantum's written consent. Buyer shall make prior arrangements with Quantum's designee for access to the Premises.

     9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to proceed with Closing are, at Buyer's option, subject to the satisfaction, waiver or release of the following conditions on or before Closing.

     9.01. All of the representations and warranties made by Quantum in this Agreement shall be true and correct as of the time of Closing.

     9.02. Quantum shall have delivered to Buyer an opinion of Quantum's counsel, dated as of Closing, to the effect that:

     (a) Quantum is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is qualified and in good standing as a foreign corporation in the State of Ohio.

     (b) All proceedings required by law or by the provisions of this Agreement or by Quantum's certificate of incorporation or by-laws, or any other document binding upon Quantum, to be taken by Quantum in connection with the due consummation of the transactions contemplated by this Agreement have been duly and validly taken.

     (c) Quantum has complete and unrestricted power to sell, convey, transfer, assign and deliver to Buyer all of the assets to be sold by Quantum to Buyer under this Agreement.

     (d) The sale, conveyances, transfers, and deliveries under this Agreement to Buyer are not in contravention of any applicable federal, state or local law, or of any contract, indenture or other instrument or document to which Quantum is a party or is bound.

     9.03. The Assets and the intended use thereof are not or have not been adversely affected in a material way by a casualty or other event, whether insured or uninsured, between the date of this Agreement and Closing. If such a casualty or other event occurs, Buyer shall have the option: (i) proceed with Closing according to the terms of this Agreement, (ii) proceed with Closing except that the Purchase Price shall be reduced by the dollar amount of the cost of repair or replacement of the assets affected, providing the parties to this Agreement can agree on said dollar amount, or (iii) terminate this Agreement, in which event the parties shall have no further obligation under this Agreement and Buyer's entire deposit as set forth in Section 2.02(a) shall be immediately returned to Buyer. Buyer may elect course (ii) and then select course (i) or
(iii) in the event the parties are unable to agree on the cost of repair or replacement. For purposes of this Section 9.03 only, "adversely affected in a material way" shall mean an estimated cost of $250,000.00 or more.

     9.03A. Buyer makes a good faith effort to complete its financing of this transaction by obtaining a firm commitment from its lender or lenders within sixty-six (66) days after the date this Agreement is executed. If Buyer does not obtain a firm commitment for financing satisfactory to Buyer or if this financing contingency is not waived and/or released by Buyer in writing prior to Closing, then all but $50,000.00 of Buyer's deposit as described in Section 2.02(a) shall be promptly returned to Buyer and the parties shall each be released from further liability on this Agreement and Quantum shall be entitled to retain $50,000.00 of Buyer's deposit free and clear of any claim by Buyer.

     9.04 Buyer's obligation to Close this transaction is further contingent upon Buyer's completion of its due diligence within twenty one (21) days after execution of this Agreement by all parties and further that the results of the Buyer's due diligence is satisfactory to Buyer. Such due diligence shall include but not be limited to the following: (a) Buyer verifying and being satisfied that the assets being purchased are sufficient to currently startup and operate the facility and are of the quality represented;
(b) Buyer being satisfied that Quantum's shutting down of the shared operation as described in Section 8.05 and those matters described in Sections 8.07 and
8.08 above will not interfere with Buyer's operation of the facility or cause Buyer to incur additional expenses associated with the shut down and/or the operation of its facility thereafter; (c) Buyer being satisfied that the facility as shut down and when started up and operated after the Closing is in conformance with all Environmental laws, statutes, regulations and orders and has not been notified of any violation in regards thereto and all equipment located in the facility used to comply with Environmental laws, statutes, regulations and orders is operating and in good order and repair; (d) Buyer being satisfied that the plant and facility can be operated and will manufacture the products as represented by Quantum; (e) Buyer being satisfied that it will be able to obtain assistance from Quantum in putting the plant and facility back into operation; and (f) review of Quantum's financials relating to this transaction as described on Schedule 5.08A. This contingency must be released in writing by notice from the Buyer to Quantum within Twenty one (21) days after execution of this Agreement as provided above, otherwise should Buyer fail to release this contingency in writing, each of the parties' obligations pursuant to this Agreement shall terminate and each shall be released therefrom with Buyer's payment/deposit as described in Section 2.02(a) being returned to Buyer within five (5) days thereafter.

     10. CONDITIONS PRECEDENT TO QUANTUM'S OBLIGATION TO CLOSE. The obligation of Quantum to proceed with Closing are, at Quantum's option, subject to the satisfaction, waiver or release of the following conditions on or before Closing.

     10.01. Quantum have received the consideration to be paid at or before Closing by Buyer to Quantum pursuant to Sections 2.02(a) and 2.02(b).

     10.02. Buyer shall have delivered to Quantum an opinion of Buyer's counsel dated as of Closing, to the effect that:

     (a) Buyer is a corporation duly organized and validly existing under the laws of the State of Ohio and in good standing therewith.

     (b) All proceedings required by law or by the provisions of this Agreement or by Buyer's articles of organization or operating agreement, or any other document binding upon Buyer, to be taken by Buyer in connection with the due consummation of the transactions contemplated by this Agreement have been duly and validly taken.

     (c) Buyer has complete and unrestricted power to purchase and accept all of the assets sold by Quantum to Buyer under this Agreement and the specific power and authority to execute the promissory note and mortgage contemplated by this Agreement.

     (d) That the purchase and receipt of the Assets from Quantum are not in contravention of any applicable federal, state or local law, or of any contract, indenture or other instrument or document to which Buyer is a party or is bound.

     11.    MISCELLANEOUS.

     11.01. BROKER'S. Quantum and Buyer each represents to the other that it has not retained any broker or finder and that no fee, commission or other compensation is payable to any broker or finder in connection with the transactions contemplated by this Agreement as a result of each one's respective actions.

     11.02. PUBLICITY. Buyer agrees that it will make no public statements, press releases or announcements regarding this transaction until Closing. Should the Buyer breach this provision, then Quantum shall have the right, at its sole discretion, to retain the payment made pursuant to Section 2.02(a) and to terminate this Agreement without recourse by Buyer.

     11.03. SURVIVAL OF TERMS. In the event this Agreement is terminated by either party, Sections 8.02 (Quantum's Indemnification of Buyer), 8.03 (Buyer's Indemnification of Quantum), 8.04 (Exceptions to Indemnification), 8.05 (Claims for Indemnification) and 11.02 (Publicity) shall survive such termination and shall be effective in accordance with their respective terms.

     11.04. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

     11.05. ENTIRE AGREEMENT. This Agreement contains the full and complete agreement between the parties with respect to the sale by Quantum and purchase by Buyer of the assets which are the subject matter of this Agreement. This Agreement may only be modified or amended by written instrument signed by both parties.

     11.06. NOTICES. All notices, requests, demands and other communications either required or given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery in person to the officers named below or three (3) days after mailing by certified or registered mail, postage prepaid, return receipt requested to the following address:

     IF TO QUANTUM:                          IF TO BUYER:

     Quantum Chemical Company                Fix-Corp International, Inc.
     11500 Northlake Drive                   27040 Cedar Road, Suite 218
     Cincinnati, OH 45249                    Cleveland, OH 44122

     Attention:  President                   Attention:  President




or such other address or person as the parties may designate from time to time.

    11.07. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

    11.08. SCHEDULES AND EXHIBITS. All schedules and exhibits referred to in this Agreement are incorporated into and made a part of this Agreement.

    11.09. BULK SALES. Quantum and Buyer agree that the Uniform Commercial Code and other statutes relating to the bulk sale or transfer of property are not applicable to the transactions contemplated by this Agreement.

    11.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart of this Agreement to produce or account for any of the other counterparts.

    11.11. INVALIDITY. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of the Agreement and, on so agreeing, shall incorporate such substitute provision into this Agreement.

    11.12. EXPENSES. Except as the parties may otherwise agreed, the parties shall bear their respective fees, costs and expenses in connection with the transactions contemplated by this Agreement.

    11.13. WAIVER. No waiver by any party, whether express or implied, of any right under any provision of the Agreement shall constitute a waiver of such party's right at any other time or a waiver of such party's rights under any other provision of the Agreement unless it is made in writing and signed by the President or a Vice President of the party waiving the condition. No failure by any party to this Agreement to take any action with respect to any breach of the Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of the Agreement or to take action with respect to such breach or default or any subsequent breach or default by such other party.

    11.14. SECTION HEADINGS. The section and subsection headings in this Agreement are for convenience of reference only.

    11.15. LIQUIDATED DAMAGES. In the event Buyer fails to consummate the transaction for any reason other than the failure of the contingencies set forth in this Agreement, Quantum will be entitled to retain as liquidated damages, in lieu of any other damages, liabilities, cost or expenses incurred by Quantum and in complete satisfaction of the Buyer's liabilities to Quantum on account of such failure or action, Buyer's payment in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) pursuant to Section 2.02(a).

    11.16. TIME OF ESSENCE. The parties to this Agreement agree that time is of the essence in the performance of duties and obligations required of or pursuant to this Agreement.

    11.17. RELEASE; TERMINATION. Upon execution of this Agreement, Quantum hereby releases and discharges Buyer and Buyer's officers and directors from any claims, demands or liabilities associated with Case No. A-96-2928 pending in the Common Pleas Court of Hamilton County, Ohio. Furthermore, prior to the completion of Closing, in the event that any legal action is commenced against Buyer by any person or entity not a party to this transaction which has as a basis for the claim alleged therein Buyer's proposed purchase of Quantum's Heath, Ohio facility and/or any of the assets being set forth in this agreement, then Buyer shall have the option of terminating this agreement and receiving an immediate return of its payment/deposit made to Quantum as set forth in Section 2.02(a) above.

    IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their authorized representatives as of the day and year first set forth above.

QUANTUM CHEMICAL CORPORATION           FIX-CORP INTERNATIONAL, INC.

                              [Signatures -See Page 24]

By:                                    By:
   ----------------------------            -----------------------------

Attest:                                Attest:
        -----------------------                -------------------------

    IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to duly executed by their authorized representatives as of the day and year first set forth above.


QUANTUM CHEMICAL CORPORATION           FIX-CORP INTERNATIONAL, INC.


By: /s/ Dale H. Spiess                 By: /s/ Mark Fixler, Pres/CEO
   ----------------------------            -----------------------------


Attest:                                Attest:
        -----------------------                -------------------------

                                   SCHEDULE 1.01A

                            DESCRIPTION OF REAL PROPERTY

A single parcel situated in the State of Ohio, County of Licking and City of Heath of 9.5 acres more or less being more fully bounded and described as follows:

     BEING IN T-1, R-12 OF THE UNITED STATES MILITARY LANDS, AND IN THE MID-OHIO INDUSTRIAL PARK, ADDITION NO. 3, AS RECORDED IN PLAT BOOK 13, PAGE 51, IN THE LICKING COUNTY DEED RECORDS, AND BEING MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:
     BEING ALL OF RESERVE "A", LOT 40 AND THE FOLLOWING PORTION OF LOT 41; BEGINNING IN THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 41;
     THENCE SOUTH 89 DEG. 25'37" WEST, ALONG THE SOUTH LINE OF LOT 41,
     662.49 FEET TO THE SOUTHWEST CORNER LOT 41;
     THENCE NORTH 0 DEG. 45 '14" WEST, ALONG THE EASTERLY LINE OF THE NEW YORK CENTRAL RAILWAY COMPANY, 243.50 FEET, TO A POINT;
     THENCE SOUTH 89 DEG. 25'37" EAST, PASSING THROUGH LOT 41, A DISTANCE OF 663.41 FEET TO A POINT;
     THENCE SOUTH 0 DEG. 31 '52" EAST, PASSING ALONG THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, 243.50 FEET TO THE PLACE OF BEGINNING;
     THE ABOVE 10.00 ACRE SURVEY INCLUDES 0.79 ACRES IN RESERVE "A", 5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41.
     SUBJECT TO ALL LEGAL HIGHWAYS, ALL LIMITATIONS OF ACCESS TO PUBLIC ROADS OR HIGHWAYS, LEASES AND RIGHTS OF WAY, ZONING REGULATIONS, EASEMENTS OF RECORD AND RESTRICTIVE COVENANTS.
     THE ABOVE DESCRIPTION WAS PREPARED AS THE RESULT OF A SURVEY BY WILLIAM B. HENDERSON, REGISTERED SURVEYOR NO. 5242, DATED JULY 6, 1989.
     BEING PART OF THE SAME REAL ESTATE CONVEYED BY HERBERT J. MURPHY, JR. AND PATRICIA A. MURPHY, HIS WIFE, TO MID-OHIO DEVELOPMENT CORPORATION BY DEED DATED DECEMBER 3, 1971, AND RECORDED IN VOLUME 681, PAGE 608, DEED RECORDS, LICKING COUNTY, OHIO.
     THIS PROPERTY IS SUBJECT TO THE RESTRICTIVE COVENANTS FOR MID-OHIO INDUSTRIAL PARK ADDITION NO. 3, FILED FOR RECORD WITH THE LICKING COUNTY RECORDER ON JULY 30, 1976, IN VOLUME 750, PAGE 363, DEED RECORDS, LICKING COUNTY, OHIO.

                                   SCHEDULE 1.01B

        DESCRIPTION OF RESERVATIONS, EASEMENTS, RESTRICTIONS AND EXCEPTIONS

                                  TO REAL PROPERTY


RESERVATIONS, EASEMENTS, RESTRICTIONS AND EXCEPTIONS OF RECORD

1. Mid-Ohio Industrial Park No. 3 is subject to those restrictive covenants filed for record on July 30, 1976 at 11:00 A.M., in Volume 750, page 363 of the Deed Records, Licking County, Ohio.

2. Mid-Ohio Development Corporation gave to Ohio Power Company an easement by instrument dated August 4, 1976, and recorded in Volume 751, page 462, Deed Records, Licking County, Ohio.

3. Herbert J. Murphy, Jr. and Patricia R. Murphy, his wife, gave to Ohio Power Company an easement by instrument dated January 22, 1969, and recorded in Volume 643, page 670, Deed Records, Licking County, Ohio.

4. Phillip S. Phillips and Ida L. Phillips gave to the State of Ohio an easement for highway purposes by instrument dated March 17, 1930, and recorded in Volume 1, page 159 of the Highway Easement Records in the Office of the Recorder of Licking County, Ohio.

5. Roscoe Hoskinson and Ida Hoskinson, his wife, gave to the Ohio Power Company an easement by instrument dated January 17, 1934, and recorded in Volume 307, page 278, Deed Records, Licking County, Ohio.

6. Margaret Cass, unmarried, gave to Columbus & Southern Ohio Electric Company an easement by instrument dated May 9, 1957, and recorded in Volume 495, page 376 of the Deed Records, Licking County, Ohio.

7. P.S. Phillips gave to Newark Heat & Light Co. an easement by instrument dated May 24, 1910 and recorded in Volume 57, page 297, Lease Records, Licking County, Ohio.

8. P.S. Phillips and Ida L. Phillips gave to The Hopewell Fuel & Gas Co. an easement by instrument dated June 7, 1930, and recorded in Volume 58, page 274, Lease Records, Licking County, Ohio.

9. P.S. Phillips and Ida L. Phillips gave to A.H. Heisey & Co. an easement by instrument dated July 22, 1930, and recorded in Volume 58, page 368, Lease Records, Licking County, Ohio.

10. There is an affidavit filed by Quantum Chemical Corporation stating that it is the direct successor to Northern Petrochemical Company, dated January 20, 1989, and recorded in Volume 254 page 26, Official Records, Licking County, Ohio.

11. Mid-Ohio Industrial Park Addition No. 3 is recorded in Plat Book 13, page 51, et seq. in the office of the Recorder of Licking County, Ohio. This property is subject to those restrictions, reservations and easements as shown on the plat of said subdivision. Said plat calls for minimum setback of 50 feet from James Parkway unless local regulations require a greater setback. Utilities are 10 feet in width along all rear and side lot lines. No septic tanks shall be used in the addition. All sanitary effluent shall be processed through sewage treatment plants meeting the approval of the Health Department.

12. Mid-Ohio Development Corporation gave to the City of Heath an easement for the construction, operation, maintenance, and repair of a water line by instrument dated October 13, 1989 and recorded in Volume 295, page 174, Official Records, Licking County, Ohio.

13. Mid-Ohio Development Corporation gave to the City of Heath an easement for the construction, operation, maintenance, and repair of a water line by instrument dated October 13, 1989 and recorded in Volume 295, page 180, Official Records, Licking County, Ohio.

14. Mechanics' Lien of Brezina Constructions Services dated June 10, 1996 and recorded as document number 66466 in volume unknown at pages 217 through 224, Official Records, Licking County, Ohio.

RESERVATIONS EASEMENTS. RESTRICTIONS AND EXCEPTIONS TO BE GIVEN

15. Fix-Corp International, Inc. to give to Quantum Chemical Corporation an easement for the purpose of loading, weighing and transferring products by and between motor and rail modes of transportation and for the maintenance and repair of railroad car loading and unloading ramps.

                                    3 of 3

                                    SCHEDULE 1.02A

                          PERSONAL PROPERTY SOLD TO BUYER

                                   SCHEDULE 1.02B

                         PERSONAL PROPERTY ASSOCIATED WITH

               THAT PORTION OF QUANTUM'S PLASTICS RECYCLING BUSINESS

                                   SOLD TO BUYER


o    Raw Material Supplier List (1994 & 1995)

o    Parts Suppliers and Service Vendors List (current)

o    Raw Materials Purchasing Records

o    Plant Operating Procedures

o    Quality Control Procedures

                                    SCHEDULE 5.08

             EXISTING OR POTENTIAL CLAIMS, LITIGATION, SUITS, CHARGES,

             ACTIONS, GOVERNMENTAL INVESTIGATIONS OR OTHER PROCEEDINGS


1. General Safe & Lock - potential claim for equipment ordered by 3DM LLC and delivered to the Premises

2. Vendor Unknown - potential claim for office furniture ordered by 3DM LLC and delivered to the Premises

3. Vendor Unknown - potential claim for granulators ordered by 3DM LLC and delivered to the Premises

4. Newark Business Equipment - potential claim for fax machine and copier ordered by 3DM LLC and delivered to the Premises

5. Vendor Unknown - potential claim for telephone system ordered by 3DM LLC and installed on the Premises

6. Vendor Unknown - potential claims for process equipment improvements ordered by 3DM LLC and partial completed

7. Glen Clarke - potential materialman's lien for materials ordered by 3DM LLC and delivered to and installed on the Premises

8. Unknown Individuals - potential claim for personal property left upon the Premises

9.   Ohio Power Co. - potential claims for utility service ordered by 3DM LLC

10.  Producers Gas Sales - potential claims for utility service ordered by 3DM
     LLC

11. City of Heath, OH - potential claims for water and sewerage services ordered by 3DM LLC

12.  Rumpke - potential claims for refuse disposal services ordered by 3DM LLC

13.  United Telephone - potential claims for telephone service ordered by 3DM
     LLC

14. ADT - potential claim for equipment and services ordered by 3DM LLC and installed upon the Premises

                               SCHEDULE 5.08 (con't)

15. Litigation pending in the Court of Common Pleas for Hamilton County, Ohio and styled QUANTUM CHEMICAL CORPORATION V. 3DM LLC, ET AL., case number A-96-2928

EXHIBIT A
                               GENERAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS THAT, QUANTUM CHEMICAL CORPORATION, a Corporation incorporated under the laws of the State of Virginia (the "Grantor"), for the consideration of $10.00 and other valuable considerations, received to its full satisfaction of FIX-CORP INTERNATIONAL, INC., a Corporation incorporated under the laws of the State of Ohio (the "Grantee"), does GIVE, GRANT, BARGAIN, SELL AND CONVEY unto the said Grantee, its successors and assigns, the following described premises, situated in the City of Heath, County of Licking and State of Ohio:
               SITUATED IN THE STATE OF OHIO, COUNTY OF LICKING AND CITY OF HEATH, AND BOUNDED AND DESCRIBED AS FOLLOWS:

               BEING IN T-1, R-12 OF THE UNITED STATES MILITARY LANDS, AND IN THE MID-OHIO INDUSTRIAL PARK, ADDITION NO. 3, AS RECORDED IN PLAT BOOK 13, PAGE 51, IN THE LICKING COUNTY DEED RECORDS, AND BEING MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:

               BEING ALL OF RESERVE "A", LOT 40 AND THE FOLLOWING PORTION OF LOT 41;

               BEGINNING IN THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 41;

               THENCE SOUTH 89 DEG. 25'37" WEST, ALONG THE SOUTH LINE OF LOT 41,
               662.49 FEET TO THE SOUTHWEST CORNER OF LOT 41;

               THENCE NORTH 0 DEG. 45'14" WEST, ALONG THE EASTERLY LINE OF THE NEW YORK CENTRAL RAILWAY COMPANY, 243.50 FEET, TO A POINT;

               THENCE SOUTH 89 DEG. 25'37" EAST, PASSING THROUGH LOT 41, A DISTANCE OF 663.41 FEET TO A POINT;

               THENCE SOUTH 0 DEG. 31'52" EAST, PASSING ALONG THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, 243.50 FEET TO THE PLACE OF BEGINNING;

               THE ABOVE 10.00 ACRE SURVEY INCLUDES 0.79 ACRES IN RESERVE "A",
               5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41.

               SUBJECT TO ALL LEGAL HIGHWAYS, ALL LIMITATIONS OF ACCESS TO PUBLIC ROADS OR HIGHWAYS, LEASES AND RIGHTS OF WAY, ZONING REGULATIONS, EASEMENTS OF RECORD AND RESTRICTIVE COVENANTS.

               THE ABOVE DESCRIPTION WAS PREPARED AS THE RESULT OF A SURVEY BY WILLIAM B. HENDERSON, REGISTERED SURVEYOR NO. 5242, DATED JULY 6, 1989.

               BEING PART OF THE SAME REAL ESTATE CONVEYED BY HERBERT J. MURPHY, JR. AND PATRICIA R. MURPHY, HIS WIFE, TO MID-OHIO DEVELOPMENT CORPORATION BY DEED DATED DECEMBER 3, 1971, AND RECORDED IN VOLUME 681, PAGE 608, DEED RECORDS, LICKING COUNTY, OHIO.

               THIS PROPERTY IS SUBJECT TO THE RESTRICTIVE COVENANTS FOR MID-OHIO INDUSTRIAL PARK ADDITION NO. 3, FILED FOR RECORD WITH THE LICKING COUNTY RECORDER ON JULY 30, 1976, IN VOLUME 750, PAGE 363, DEED RECORDS, LICKING COUNTY, OHIO.

Be the same more or less, but subject to all legal highways.

                                    1 of 3

                                     Exhibit A

               To have and to hold the above granted and bargained premises, with the appurtenances thereunto belonging, unto the said Grantee, its successors and assigns forever.

The Grantor, does for itself and its successors and assigns, covenant with the Grantee its successors and assigns, that at and until the ensealing of these presents, it is well seized of the above described premises, as a good and indefeasible estate in FEE SIMPLE and has good right to bargain and sell the same in manner and form as above written, and that the same are free and clear from all incumbrances whatsoever, except those existing restrictions, conditions and easements of record and that it will Warrant and Defend said premises, with the appurtenances thereunto belonging, to the said Grantee, its successors and assigns, forever, against all lawful claims and demands whatsoever.

Subject to a Purchase and Sale Agreement between Quantum Chemical Corporation and Fix-Corp International, Inc. dated August 14, 1996 and an Environmental Indemnification Agreement dated August 14, 1996 Grantee covenants and agrees that it will not directly or indirectly attempt to compel Grantor, its parent, affiliates, subsidiaries, successors or assigns to clean up or remove any underground petroleum or other hazardous substance or pollutant or any contamination of tile soil or groundwater and any effect related thereto, or seek damages for same. This shall be a covenant running with the land, and shall be binding on any successor to or assignee of Grantee or subsequent owners.

               IN WITNESS WHEREOF, said corporation sets its hand and corporate seal, by___________________________, its _____________________ this ________ day of ___________________, 1996.

Signed and acknowledged in presence of:      QUANTUM CHEMICAL CORPORATION

--------------------------------------       By:-------------------------------

--------------------------------------          -------------------------------
                                                TYPED NAME

                                                -------------------------------
                                                TITLE


                                    2 of 3

                                   EXHIBIT A

THE STATE OF OHIO        )
                         )    SS.
COUNTY OF HAMILTON       )

               Before me, a notary public, in and for said County, personally appeared the above named by ___________________, its __________________, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said Corporation, and the free act and deed of him personally as such officer.

               IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Cincinnati, County of Hamilton, State of Ohio, this _____ day of ________________, A.D. 1996.


                                                 ------------------------------
                                                 Notary Public




THIS INSTRUMENT PREPARED BY MICHAEL P. FERRO, ATTORNEY.

                                     EXHIBIT B

                                GENERAL BILL OF SALE


               GENERAL BILL OF SALE, dated ____________, 1996 from QUANTUM CHEMICAL CORPORATION, a Virginia corporation ("Quantum"), to Fix-Corp International, Inc., an Ohio corporation ("Buyer").

                                    WITNESSETH:

               WHEREAS, Quantum and Buyer are parties to a Purchase and Sale Agreement dated August 14, 1996 (the "Agreement"), which provides, among other things, for the sale by Quantum to Buyer of assets, machinery and equipment, personal property and a portion of Quantum's post-consumer plastic recycling business (as defined in the Agreement).

               NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are acknowledged by Quantum:

               1. Quantum does hereby sell, transfer, assign, convey, set over and deliver to Buyer all of Quantum's right, title and interest in and to assets set forth in Schedules 1.02A and 1.02B of the Agreement.

               2. Quantum hereby conveys to Buyer good and marketable title to the assets being conveyed hereby, free and clear of all liens, security interests or any other encumbrances of any kind whatsoever.

               3. Quantum, for itself, its successors and assigns, hereby covenants that, from time to time after the delivery of this instrument, at Buyer's request and without further consideration, Quantum will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, transfers, assignments, powers of attorney and assurances as Buyer reasonably may require to more effectively convey, transfer to and vest in Buyer, and to put Buyer in possession of, any of the assets.

               4. This instrument shall be binding upon Quantum and its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns.

               5. This instrument shall be governed by and construed in accordance with the laws of the State of Ohio.

               IN WITNESS WHEREOF, Quantum has caused this General Bill of Sale to be duly executed as of the date first above written.

               QUANTUM CHEMICAL CORPORATION


                                      BY: -------------------------------------
                                      NAME (PRINTED): -------------------------
                                      TITLE: ----------------------------------

                                     EXHIBIT C

                      ENVIRONMENTAL INDEMNIFICATION AGREEMENT

               THIS AGREEMENT, made August 14, 1996 is among QUANTUM CHEMICAL CORPORATION, a Virginia corporation ("Quantum"), and Fix-Corp International, Inc., an Ohio corporation ("Buyer").

               WHEREAS, simultaneously with the execution and delivery of this Environmental Indemnification Agreement (this "Agreement"), Quantum and Buyer are consummating the transactions contemplated by that certain Purchase and Sale Agreement, dated August 14, 1996 (the "Purchase Agreement"); and

               WHEREAS, in connection with the Purchase agreement, the parties desire to set forth their understandings with respect to certain environmental matters which, by the terms of the Purchase agreement, are specifically excluded from the scope of that agreement.

               NOW, THEREFORE, Quantum and Buyer agree as follows:

SECTION 1.     DEFINITIONS:

               (a) The terms defined in the Purchase Agreement and otherwise not defined in this Agreement are being used as defined in the Purchase agreement.

               (b) "Environmental Claims" shall mean any claim or demand by any governmental authority or any person for personal injury (including sickness, disease or death), property damage or damage to the environment resulting from the release of any chemical, material or emission into the environment at or in the vicinity of the Plant.

               (c) "Environmental Matter" means any pollution or disposal of materials at or in the vicinity of the Plant in connection with the operation of the Plant.

               (d) "Exposed Person" shall mean (i) any employee or former employee, (ii) any contractor or former contractor, or (iii) any employee of any contractor or former contractor in each case of Quantum and Buyer who works or has worked or performs or has performed work at the Plant.

               (e) "Shared Environmental Claim" shall mean an Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted to be taken by Quantum or Buyer in respect of the Assets (including but not limited to the business operations, transactions or conduct of the business directly or indirectly related thereto) during periods both prior to and after the Closing Date.

SECTION 2.     INDEMNIFICATION AGAINST ENVIRONMENTAL CLAIMS.

               (a) BY QUANTUM FOR PRE-CLOSING ACTIVITY. On and after the Closing Date, Quantum shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Buyer, its parent and subsidiaries and affiliates, and their respective directors, officers and employees from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted solely by Quantum with respect to the Assets (including but not limited to the business operations, transactions or conduct of the business directly or indirectly related thereto) during periods prior to and including the Closing Date.

   (b) BY BUYER FOR POST-CLOSING ACTIVITY. On and after the Closing Date, Buyer shall fully and promptly pay, perform and discharge, defend, indemnify and hold harmless Quantum its parent, subsidiaries and affiliates and their respective directors, officers and employees from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted solely by Buyer with respect to the Assets (including but not limited to business operations, transactions or conduct of the business directly or indirectly related thereto) during periods after the Closing Date other than any action taken by Buyer, in good faith exercising reasonable care, following the Closing Date on behalf or at the direction of Quantum pursuant to this Agreement.

               (c) CERTAIN SHARED ENVIRONMENTAL CLAIMS OF EXPOSED PERSONS. All liabilities or obligations of Quantum or Buyer arising out of any Shared Environmental Claim for personal injury (including sickness, disease or death) made by an Exposed Person (including workmen's compensation claims) shall be apportioned between Buyer and quantum in the proportion that such Exposed Person's length of service (x) prior to and including the Closing Date, in the case of Quantum and (y) after the Closing Date, in the case of Buyer, bears to such Exposed Person's total length of service both prior to and after the Closing Date. For the purposes of this provision, with respect to (A) any contractor or employee of any contractor, the term "length of service" means the period or periods of time during which such person was actually exposed to such chemical, material or emission, that is the basis of the Shared Environmental Claim, while working at the Plant or the Facility, irrespective of the period of time during which such person was otherwise employed by such contractor, and (B) any employee of Quantum or Buyer, the term "length of service" means that period or periods of time when such employee was actually exposed to the chemical, material or emission while working for Quantum or Buyer. The calculations required in this agreement shall be rounded to the nearest month.

               (d) ENVIRONMENTAL CLAIMS OTHER THAN OF EXPOSED PERSONS. Except as otherwise provided in subsection (c) above, all liabilities or obligations of Quantum or Buyer arising out of Environmental Claims not solely attributable to either Buyer's or Quantum's operation of the Plant shall be born as follows:

                    (i) Any such claim asserted prior to January 1, 2001 shall be the sole responsibility of Quantum.

                    (ii) Any such claim asserted on or after January 1, 2001
                         will be the sole responsibility of the Buyer.

For the purposes of subparagraphs (i) and (ii) above, a claim shall be deemed to have been asserted at such time as a summons and complaint (or their equivalent) is served on either Buyer or Quantum.

               (e) BUSINESS INTERRUPTION, CESSATION, SHUTDOWN. Any claim for losses arising out of a business interruption, cessation or shutdown at the Plant shall be included in subsection (a) of this Section 2 above only if the business interruption, cessation or shutdown is directly caused by a lawful governmental or judicial order to cease or reduce operations of the Plant for reasons directly relating to an Environmental Matter which occurred solely on or before the Closing Date. Except as expressly provided in this subsection (e), Buyer shall not be entitled to any indemnification under this Agreement for any losses arising out of any business interruption, cessation or shutdown of the Plant.

               Losses for the purpose of this subsection shall consist only of Buyer's out-of-pocket expenses, which include only the following costs: maintenance, insurance, labor, utilities and taxes. Buyer shall use its best efforts to minimize such losses. Quantum shall not be responsible for loss of profits, revenues, business advantage, or business opportunity or any consequential loss or damage. The maximum amount for which Quantum shall be liable under this subsection shall never exceed, in the aggregate, $250,000 for all such business interruptions, cessations or shutdowns.

SECTION 3.     INDEMNIFICATION PROCEDURES.

               (a) NOTICE OF CLAIMS. Promptly following receipt by Buyer or Quantum of any claim, determination, suit, action or proceeding which is subject to the provisions of Section 2 (an "Action"), such party shall give written notice of such action to the other party hereto, accompanied by copies of any written documentation with respect thereto received by the notifying party and stating the basis upon which indemnification is being sought pursuant to this Agreement (whether pursuant to subsections (a), (b), (c) or (d) of Section 2). Such notice shall constitute a claim for indemnification under this Agreement (hereinafter referred to as "Claim").

               (b) DEFENSE OF CLAIMS. (i) ONE PARTY SOLELY RESPONSIBLE. With respect to Claims asserted under subsection (a), (b), (d)(i) or (d)(ii) of Section 2 in respect of which Buyer or Quantum, as the case may be, is solely responsible, the party required to provide indemnification under this Agreement (the "Indemnifying Party") shall have the right, at its option, to compromise or defend, at its own expense and with its own counsel, any such Action. The other party (the "Indemnified Party") shall have the right, at its option, to participate in the settlement or defense of any such Action, with its own counsel and at its own expense, but the Indemnifying Party shall have the right to control such settlement or defense. Notwithstanding the foregoing, should any such action have the potential for materially and adversely affecting the operations at the Plant, Buyer shall have the right to jointly participate and approve the settlement or defense thereof without waiving any rights to indemnification under this Agreement. The parties agree to cooperate in any such settlement or defense and to give each other full access to all information relevant to any Claim. In the event that the Indemnifying Party fails to notify the Indemnified Party of its intent to take any action within 15 days after receipt of a Claim, the Indemnified Party (without waiving any rights to indemnification under this Agreement) may defend such Action and may enter into any good faith settlement of such Claim without the prior written consent of the Indemnifying Party.

               (ii) BOTH PARTIES RESPONSIBLE. With respect to Claims asserted under subsection (c) of Section 2 in respect of which responsibility is apportioned between Buyer and Quantum, Buyer and Quantum shall be represented by joint counsel selected by the party who, as of the date the Claim is made, would bear more than 50% of the liability therefore (determined in accordance with the applicable apportionment provisions contained in such subsections), which counsel shall be reasonably acceptable to the other party. The fees and expenses of such counsel shall be shared by Buyer and Quantum in the same proportion as their respective liability (determined in accordance with the applicable apportionment provisions). The parties agree to cooperate with each other in the defense and settlement of such Action, to give each other full access to all information relevant thereto, and, so long as the other party hereto complies with the terms of this Agreement, not to file a cross-claim against the other. Either party shall have the right, at its option, to participate in the settlement or defense of such Action with its own counsel, at its own expense, but joint counsel shall have the right to control such settlement or defense.

               In the event that either party receives a settlement offer from, or desires to make a settlement offer to, the plaintiff(s) in any such Action (as the case may be, a "Settlement Offer"), such party shall promptly give written notice to the other party, describing in reasonable detail the proposed terms of the Settlement Offer. The following provisions shall govern with respect any such Settlement Offer:

                    (A) Each party shall have 15 days after receipt of a Settlement Offer within which to notify the other party of its intention to accept or reject the Settlement Offer.

                    (B) (i) Neither party may make or accept a Settlement Offer unless the Settlement Offer is made (x) jointly available to or on behalf of, both parties or (y) an identical Settlement Offer is made to or on behalf of, each party; provided, however,
               (ii) where a settlement offer originates with one Defendant, that Defendant shall advise the other Defendant of its intention to make an offer to the Plaintiff(s). If both Defendants agree on an offer then such offer shall be communicated to the Plaintiff(s). Where only one Defendant wants to offer to settle, it may proceed individually to settle, but must keep the other defendant advised of the negotiations, and give the other Defendant the opportunity to join in a settlement offer.

                    (C) In the event that any party unilaterally makes or accepts a Settlement Offer in violation of subparagraph (B), the provisions of Section 2 shall not apply to such Action and the settling party shall be solely liable for the entire amount of any judgment rendered against the non-settling party and for all costs incurred by the non-settling party in defending such Action.

                    (D) In the event that both parties settle the Action, the settlement shall be apportioned between Buyer and Quantum in accordance with the applicable provisions of Section 2.

                    (E) In the event that only one party settles the Action (under circumstances not prohibited by subparagraph (B), such party shall have no further liability under Section 2, and all costs incurred by the non-settling party subsequent to such settlement shall be born entirely by the non-settling party. Notwithstanding such settlement, however, the settling party will continue to cooperate with the non-settling party in the defense of such action, at the non-settling party's expense, and shall give the non-settling party full access to all information relevant thereto.

                    (F) In the event that one party desires to settle the action, but the Plaintiff will not settle with only one Defendant, and the matter goes to judgment against both Defendants, then the Defendant which refused to settle shall be liable for the entire judgment in excess of the amount for which the party desiring to settle could have settled the claims against it.

SECTION 4.     ADDITIONAL AGREEMENTS.

               (a) COOPERATION. Buyer agrees to cooperate in good faith with Quantum to provide Quantum and their representatives (including employees and independent contractors) access during normal business hours to such facilities, employees, records, documents, including copies thereof, office space to the extent reasonably necessary to permit Quantum to discharge, on a timely basis, their obligations under this Agreement or under any consent decree entered into with the EPA. Except as otherwise provided in this Agreement, Quantum will reimburse Buyer for its cost in providing such utilities and services.

               (b) FURTHER ASSURANCE. Quantum agree to cooperate with Buyer, in discharging their obligations under this Agreement, and not to unreasonably interfere with the operation of the Plant in doing so and to use all best efforts to insure that discharging Quantum's obligations does not materially interfere with the operation of the Plant.

               (c) COSTS. Except as otherwise provided, the costs of testing, assessment and remediations shall be paid by Quantum.

               (d) SCOPE OF UNDERTAKINGS. Except as otherwise provided in this Agreement, the obligation of Quantum to perform assessment or remedial actions contemplated hereby shall be conducted as Quantum deems in good faith to be necessary. Quantum shall, to the exclusion of Buyer, undertake all contacts, discussions, negotiations, decisions and any other dealings of like nature or kind relating to any of the environmental matters which are Quantum's responsibility under this Agreement with any federal, state or local governmental matters which are Quantum's responsibility under this Agreement with any federal, state or local governmental or judicial authority having jurisdiction with respect thereto. Notwithstanding the foregoing should any such action have the potential for materially and adversely affecting the operations of the Plant, Buyer shall have the right to jointly participate in any such dealings.

               (e) PURPOSES OF AGREEMENT. It is expressly understood and agreed that Quantum's entering into this Agreement with Buyer for the purpose of facilitating the Closing of the transaction contemplated by the Purchase Agreement and that this Agreement does not constitute any admission, express or implied, by Quantum of any violation, liability or wrongdoing by Quantum. This Agreement shall inure to the benefit of and be binding on Quantum and Buyer and their respective successors and assigns, nothing in this agreement, express or implied, being intended to confer upon any other person any rights or remedies under this Agreement. In consideration of the undertaking of Quantum contained in this agreement, Buyer agrees to use its reasonable efforts not to disclose the terms and provisions of this Agreement to any third party, except as is necessary to carry out the purposes of this Agreement or pursuant to applicable legal requirements.

               (f) COMPLIANCE WITH LAWS. The parties agree to comply, in good faith, with all applicable laws relating to the subject matter of this Agreement. Each party will obey the terms of any final judgment or decree of any court of competent jurisdiction rendered against it or any final order of the EPA or any governmental or judicial authority with jurisdiction with respect to the subject matter of this Agreement (PROVIDED, HOWEVER, that no such party shall be required to obey any judgment, decree or order being protested or appealed, in good faith, by such party by appropriate proceedings).

               (g)  GENERAL.       This Agreement sets forth the entire
understanding of the parties with respect to the environmental matters and supersedes all prior and contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, whether oral or written and whether consistent or inconsistent. No representation, promise, inducement or statement of intention has been made by the parties hereto which is not embodied in this agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. To the extent that any provision of this Agreement is inconsistent with the provisions of the Purchase Agreement, the provisions of this Agreement shall govern. This Agreement may be amended or modified only by a written instrument executed by Buyer and Quantum or by their successors and assigns. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if given in manner provided in the Purchase Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the conflict of law principles of the State of Ohio.

SECTION 5.     COVENANT-NOT-TO-SUE.

               Buyer covenants and agrees that it will not directly or indirectly, attempt to compel Quantum, its parents, affiliates, successors or assigns to clean up or remove any underground petroleum or other hazardous substance or pollutant or any contamination of the soil or groundwater and any effect related thereto, or seek damages therefor, and Buyer further agrees that the foregoing covenant-not-to-sue will be inserted in the deeds of conveyance for the Plant site, shall be a covenant running with the land, and shall be binding on any successor to or assignee of Buyer or subsequent owners; PROVIDED, HOWEVER, that this covenant is conditioned on Quantum's compliance with the terms of this Agreement.

SECTION 6.     TERM OF AGREEMENT.

               The liabilities and obligations contained in this Agreement shall survive the Closing and shall be effective and enforceable until the expiration of any liability or obligation provided in this agreement, by discharge, performance or otherwise; PROVIDED, HOWEVER, that nothing in this agreement shall constitute any waiver by any party of any defense based on laches or any similar legal or equitable grounds for estoppel relating to the failure of a party to have asserted its rights on a timely basis.

               IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement effective this 14th day of August, 1996.

QUANTUM CHEMICAL CORPORATION       FIX-CORP INTERNATIONAL, INC.


By:                                By:
   --------------------------         ----------------------------

Title:                             Title:
      -----------------------            -------------------------

ATTEST:                            ATTEST:
       ----------------------             ------------------------

By:                                By:
   --------------------------         ----------------------------

                                      EXHIBIT D

                                      EASEMENT

               KNOW ALL MEN BY THESE PRESENTS, That FIX-CORP INTERNATIONAL, INC., an Ohio corporation, ("Grantor") for and in consideration of the sum of One Dollar ($1.00) and for other good and valuable consideration paid by QUANTUM CHEMICAL CORPORATION, a Virginia corporation, ("Grantee") the receipt of which is acknowledged, do by this instrument remise, release, grant and convey to Grantee, its successors and assigns forever, an easement in and to a certain plot of land 145 feet wide by 465.30 feet on the longest side, as shown by the attached plat and described as follows:

               Situated in the State of Ohio, County of Licking, City of Heath, in part of Reserve "A" and in part of Lot No. 40 in Mid-Ohio Industrial Park, Addition No. 3, as shown of record in Plat Book 13, Pages 51 and 52, said Reserve "A" and Lot No. 40 having been conveyed to Quantum Chemical Corporation by deed of record in Official Record 314, Page 867, all references to Recorder's Office, Licking County, Ohio, said easement bounded and described as follows;

               Beginning at a point in the curved westerly right-of-way of James Parkway (50-feet wide), at the northeast corner of Lot No. 39 and at the southeast corner of Reserve "A" in said Mid-Ohio Industrial Park, Addition No. 3;

               thence S 89DEG. 25' 27" W along a portion of the south line of said Reserve "A" and along a portion of the north line of said Lot No. 39 a distance of 465.30 feet to a point;

               thence N 0DEG. 31' 52" W crossing said Reserve "A" and crossing a portion of said Lot No. 40 a distance of 145.00 feet to a point;

               thence N 89DEG. 25' 37" E parallel with and 145.00 feet northerly by perpendicular measurement from the south line of said Reserve "A" and crossing a portion of said Lot No. 40 a distance of 433.09 feet to a point in the curved westerly right-of-way of James Parkway and in the curved easterly line of said Lot No. 40;

               thence southerly along a portion of the curved westerly line of James Parkway, along a portion of the curved easterly line of said Lot No. 40 and along the curved easterly line of said Reserve "A" and with a curve to the left, data of which is: radius = 625.00 feet and sub-delta = 13DEG. 38' 48" a sub-chord distance of 148.51 feet bearing S 13DEG. 03' 23" E to the place of beginning;

               containing 64,695 square feet (= 1.485 acres) of land more or less.

It is the intention of the Grantor to grant this easement in the plot of land along the line described giving Grantee the right and privilege of ingress and egress to and use of the plot of land for the purpose of the loading, unloading, weighing and transferring products by and between motor and rail modes of transportation.

It is further understood in addition to the easement conveyed by this instrument, Grantee shall have the right to go in and upon the premises of the Grantor along the sides of the easement as may be necessary for the loading, unloading, weighting, transfer of products by and between motor and rail modes of transportation and the maintenance and repair of the railroad car loading and unloading ramps.

Grantor has the full power to convey this easement, and warrants and will defend the same against all claims by any persons.

               IN WITNESS WHEREOF, the Grantor sets its hand and corporate seal by____________________________, its ____________________________ and by
____________________________, its ____________________________ this 14th day of
August, 1996.

                                       FIX-CORP INTERNATIONAL, INC.

                                       By:
                                          ------------------------------------

                                       By:
                                          ------------------------------------

Signed and acknowledged in the presence of:


-------------------------------------------


-------------------------------------------

STATE OF OHIO       )
                    )    SS:
COUNTY OF HAMILTON  )

               BEFORE ME, a Notary Public in and for the County, personally appeared the above-named FIX-CORP INTERNATIONAL, INC. by _____________________, its ___________________ and _____________________, its
_______________, who acknowledge that they did sign the foregoing instrument and that the same is the free act and deed of said company and the free act and deed of each of them personally and as such officers.

               IN TESTIMONY WHEREOF I have set my hand and official seal at Cincinnati, Ohio, this 14th day of August, 1996.

                                       --------------------------------------
                                       Notary Public



THIS DOCUMENT WAS PREPARED BY MICHAEL P. FERRO, ATTORNEY.

                                     EXHIBIT E

                               TRACK LEASE AGREEMENT

THIS AGREEMENT, made as of August 14th, 1996 by and between Quantum Chemical Corporation, a Virginia corporation, with its office and principal place of business at 11500 Northlake Drive, Cincinnati, OH 45249 ("Landlord"), and Fix-Corp International, Inc. an Ohio corporation, with a place of business at 27040 Cedar Road, Suite 218, Cleveland, OH 43056 ("Tenant"):

                                    WITNESSETH:

1. LEASE: Landlord leases to Tenant and Tenant hires from Landlord for the term and according to the covenants and conditions contained in this Lease certain land at 1835 James Parkway, Heath, OH, consisting of a railroad siding of Two Hundred linear feet (200') of track including all land under said tracks, as described and as outlined in red in the attached Exhibit A, which is made a part of this Agreement, ("Premises"), for the sole purpose of the storage of railcars owned, leased or consigned to Tenant containing plastics, other than liquid, and for no other purpose whatsoever.
               Landlord specifically reserves the right, at any time during this Lease, to substitute other track of the same length or aggregate length. Tenant shall have the right of ingress and egress to the Premises over the Landlord's property which lies between the Premises and the Tenant's property.
2.             TERM:  The tenancy of this Lease shall be for a period of ten

               (10) years beginning August 14, 1996 and ending August 14, 2006, with an option for an additional period of ten (10) years beginning August 14, 2006 and ending August 14, 2016. The term of this Lease is subject to termination at any time by Tenant upon 90 days advance written notice to Landlord.

3. RENT: Tenant shall pay to Landlord or its agent an annual rent in advance in the amount of One Thousand Dollars ($1,000.00) each year or part thereof this Lease continues in effect subject to annual adjustment not to exceed the regional cost-of-living index for the preceding twelve month period. Rent payments, unless Tenant is otherwise notified in writing, shall be delivered to:

                                       Quantum Chemical Corporation
                                       11500 Northlake Drive
                                       MSN 24
                                       Cincinnati, OH  45249
                                       Attn:  Logistics Contracts Administrator

                                       FAX:  (513) 530-6661

4. UTILITIES: Tenant shall pay the cost of utilities consumed by it on the Premises, including but not limited to gas, electricity, water, sewer, power, and telephone service. Any utility accounts shall be maintained in Tenant's own name.

5. RISK OF LOSS: Notwithstanding any other term or provision herein, Tenant shall bear all risk of injury or loss to any person or property upon the Premises, except as may be the result of any the intentional or willful act or omission by or the gross negligence of Landlord.

6. INDEMNIFICATION OF LANDLORD: Tenant agrees to pay, and to protect, indemnify, defend and hold harmless Landlord from and against all liability, damages, costs and expenses from causes of action, suits, claims, demands and judgments of any nature whatever arising out of or in any way connected with Tenant's occupancy of the Premises. Tenant expressly acknowledges that it agrees to indemnify Landlord for its own negligence, except to the extent that the causes of action, suits, claims, demands and judgments of any nature are the result of Landlord's gross or sole negligence.

7. USE: The Premises shall be used and occupied by Tenant as a spur line for the spotting, loading and off-loading of rail cars. Tenant shall be responsible to obtain any Certificate of Occupancy or any other license or permit as may be required by law.

8. CONDITION AND MAINTENANCE OF PREMISES: Tenant accepts the Premises in their "as is" condition. Landlord shall be responsible performing routine maintenance and repair to keep the premises in a well maintained safe, clean and sightly condition. Tenant agrees to reimburse Landlord for Twenty-five percent (25%) of the actual cost of maintenance and repair for the benefit of the entire spur track and One Hundred Percent (100%) of the actual costs of maintenance and repair for the sole benefit of the Tenant or the Premises. Tenant shall not use, store, generate, treat or dispose of any hazardous substance on the Premises without the prior written consent of the Landlord. Such consent shall not be unreasonably withheld.

               8.01.  In the event that any hazardous
               substance is discovered to have been released upon or from the Premises during the term of this Lease and such release is due to any act or omission of Tenant, Landlord shall, at its sole discretion, take all steps necessary to remove and properly dispose of such hazardous substance and clean-up or repair any contamination or damage resulting therefrom, in full compliance with all applicable laws and regulations.
               The actual costs of such removal, disposal, clean-up or repair shall be for the account of Tenant and Tenant shall reimburse Landlord for these costs within thirty days after demand is made by the Landlord. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any liabilities, including judgments, court costs, and reasonable attorney fees claimed or asserted against or sustained by Landlord resulting from Tenant's failure to fully comply with the provisions of this Section.

9.             ALTERATIONS AND IMPROVEMENTS:  Tenant may with
               Landlord's written consent make improvements to the Premises at its sole cost and expense as may be required by Tenant's business. Such improvements and installations shall become the property of Landlord to the extent affixed to the Premises at any time during the term of Tenant's occupancy under this Lease. Any damage caused by removal of any item retained by Tenant shall be repaired by Tenant. Tenant agrees that any and all alterations or additions shall be made in compliance with the building codes and ordinances, laws and regulations applicable to the Premises including, but not limited to, the rules and regulations of the American Association of Railroads ("AAR") and the railroad providing rail transportation and switching service to the spur track. Should a building or other permit be required by Tenant to accomplish any improvement, Landlord agrees to execute all documents required to obtain such permit if Landlord has consent to the improvements.

10. ASSIGNMENT AND SUBLETTING: Tenant may not sublet the Premises or assign this Lease.

11.            TAXES AND ASSESSMENT:  During the term of this
               Lease, Tenant shall pay on or prior to the due date all City, County, State and Federal taxes or assessments as may accrue based on Tenant's activities or improvements made by Tenant, if any, and penalties imposed, assessed or levied upon the same. Landlord will provide Tenant with timely written notice of the above-referenced taxes so as to enable Tenant to pay same when due. Landlord shall otherwise pay general real estate taxes as levied upon the Premises.

12. DEFAULT BY TENANT: If Tenant defaults in any of the covenants or agreements on its part to be performed under this Lease, and if Tenant fails to cure any such default within ten (10) days after receipt of written notice from Landlord or after the expiration of a reasonable time from receipt of such notice if such default could not be cured within ten (10) days by Tenant's diligent efforts, then Landlord may at its option at any time afterwards declare this Lease and all rights under it immediately terminated, re-enter and take possession of the Premises pursuant to a applicable provision of law, and remove all persons and all Tenant's property from the Premises.

13. HOLDING OVER: Unless otherwise agreed in writing, any holding over by Tenant after expiration or termination of the term of this Lease shall be construed as a default of this Lease and rents shall be assessed at the rate of Fifty Dollars ($50.00) per day or portion of a day.

14. SURRENDER: At the expiration or termination of this Lease, Tenant agrees to quit and surrender possession of the Premises to Landlord in its original condition, reasonable wear and tear expected, with all of Tenant's property removed, except as may be provided in Article 9, ALTERATIONS AND IMPROVEMENTS.

15. RIGHTS OF PARTIES: Either Landlord or Tenant may from time to time at its option exercise all rights and remedies which any may have at law or in equity and nothing in this Lease shall be construed as in any way abridging or waiving any such rights or remedies. Any consent, waiver, compromise or indulgence by one party of or under any of the provisions of this Lease, or as to any breach or default under this Lease committed by any other party, shall not constitute or be construed as a waiver of the that party's right to enforce strict interpretations and performance of the conditions and terms of this Lease at any other times.

16. NOTICES: Any written notice required or given under this Lease to Landlord shall be given to Landlord at the above address in Article 3 and any notice given to Tenant at the above address, or any other address as the parties may designate from time to time.

17.            RIGHT OF ENTRY:  Landlord may enter the
               Premises for the purpose of making inspection, in connection with any portion of the Premises during regular business hours, or at any time in the event of emergency.

18. QUIET ENJOYMENT: Subject to the terms of this Lease, Landlord covenants and agrees that Tenant, so long as it shall not be in default under this Lease, shall peacefully and quietly hold, occupy and enjoy the Premises during this Lease.

19. BINDING FUTURE PARTIES: Each and all of the terms and agreements contained in this Lease shall be binding upon and inure to the benefit of the Landlord and the Tenant, their successors and assigns.

20.            PARAGRAPH HEADINGS:  Paragraph headings
               contained in this Lease shall in no way limit or restrict the interpretation to be placed upon any word or phrase following such heading.

21.            NO ORAL MODIFICATION:  This instrument
               contains the entire agreement made between the parties and may not be modified orally or in any manner other than by an agreement in writing signed by the Landlord and the Tenant or their respective successor in interest.

IN WITNESS WHEREOF, the Landlord and the Tenant have duly executed this Lease on the day and year first above written. Individuals signing on behalf of a principal warrant that they have the authority to bind their principals.

LANDLORD                               TENANT


QUANTUM CHEMICAL CORPORATION           FIX-CORP INTERNATIONAL, INC.


By:                                    By:
   ------------------------------         ------------------------------------

Title:                                 Title:
      ---------------------------             ---------------------------------

Date:                                  Date:
     ----------------------------            ----------------------------------

                     LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
CY1001          BALE CONVEYOR                                    HUSTLER            B2677 (SER.#)    72" W x 27' L 1/4" PLATE
                                                                                                     STEEL BELT
B81002          BALE BREAKER                                     HUSTLER            B2679 (SER #)    72" W x 72' L w/ 30 HP - EDDY
                                                                                                     CURRENT DRIVE
CY1003          VIBRATORY CONVEYOR & PUNCH-PLATE SCREEN          HUSTLER            B2680 (SER. #)   60" W x 23' L PUNCH-PLATE
                                                                                                     2" x 10 ROWS - CONVEYOR BED
CY1004          FLAT-BELT, REFUSE CONVEYOR                       HUSTLER            B2682 (SER. #)   12" W x 6' L FLAT BELT w/
                                                                                                     CLEATS
CY1005          INCLINED, CLEATED, WASTE CONVEYOR                HUSTLER            B2684 (SER. #)   12" x 12' L FLAT BELT WITH
                                                                                                     CLEATS
CY1006          MANUAL SORTING CONVEYOR                          HUSTLER            B2686 (SER. #)   36" W x 30' L FLAT BELT
CY1007          INCLINED, CLEATED CONVEYOR                       HUSTLER            B2689 (SER. #)   36" W x 20' l FLAT BELT
                                                                                                     w/ MAG. HEAD PULLEY
CY1007A         SLIDE CONVEYOR                                   CUSTOM                              BRIDGES INCLINED CLEATED
                                                                                                     CONVEYORS
CY1011          INCLINED, CLEATED CONVEYOR                       HUSTLER            B2692 (SER. #)   36" W x 19'6" L FLAT BELT w/
                                                                                                     CLEATS & MAG. HEAD PULLEY
GR1013          GRANULATOR                                       CUMBERLAND         50B              100 HP MOTOR - 3 BLADE
                                                                                                     ROTOR - 1/2" BED-SCREEN
BL1014          PRIMARY ELUTRIATOR BLOWER                        STERLING SYSTEMS   7075FV (CCWUD)   COMPONENT OF STERLING'S
                                                                                                     3210EL SYSTEM
FS1015          ELUTRIATION VESSEL                               STERLING SYSTEMS   EL32C            IBID - SS - 7" OD INLET ON
                                                                                                     146" STAND
BL1016          SECONDARY ELUTRIATOR BLOWER                      STERLING SYSTEMS   1115 FV (CCWUD)  IBID - PROVIDES FLUIDIZATION
                                                                                                     IN ELUTRIATOR - DISCHARGES
                                                                                                     TO CYCLONE
FS1017          AIR CYCLONE                                      STERLING SYSTEMS   #13              IBID - SS #13 CYCLONE
                                                                                                     w/ SIDE-MOUNTED FILTER HEAD
                                                                                                     - 16" D x 144" LONG
VS1019          DIRTY-FLAKE PICK-UP BIN AND FEED AUGER           CUSTOM                              SS - 6"D x 13' L INCLINED
                                                                                                     AUGER - MARTIN VIBRATOR
                                                                                                     CD 36-250
VS1021          COLD WASH TANK                                   CUSTOM                              SS - 500 GAL. - 6-SECTION
                                                                                                     PRE-WASH
MXM1021A,B,C    COLD WASH TANK MIXERS                            PHILADELPHIA MIXER PG 13            1/3 HP
MXP1021A,B,C,D  COLD WASH TANK PULLERS                           CUSTOM                              PNEUMATIC MIXERS
FS1023          COLD-WASH, DEEP-BED FILTER                       CUSTOM                              SS - 270 GAL - INDEXING,
                                                                                                     REUSABLE FILTER MEDIUM
P1024           COLD WASH FEED PUMP                              CARVER                              1-1/4" x 1-1/2" x 7" SS
                                                                                                     IMPELLER
FS1022          COLD WASH DEWATERING DRYER                       CARTER DAY         D312             10 HP DRYER MOTOR - SS
                                                                                                     FRAME AND ROTOR -
                                                                                                     STELLITED ROTOR
VS1027          INTERMEDIATE FLAKE HOPPER AND AUGER              CUSTOM                              SS - 3.5 CU YD BIN - 6"D x
                                                                                                     22'L INCLINED AUGER AND
                                                                                                     LEVEL CONTROL
VS1030          HOT WASH TANK (1 OF 2)                           CUSTOM                              SS - 390 GAL - STEAM-
                                                                                                     JACKETED - INSULATED
VS1031          HOT WASH TANK (2 OF 2)                           CUSTOM                              SS - 390 GAL - STEAM-
                                                                                                     JACKETED - INSULATED
MXM1030         HOT WASH TANK MIXER (1 OF 2)                     PHILADELPHIA MIXER PG 13            5 HP - SS SHAFT & IMPELLERS
MXM1031         HOT WASH TANK MIXER (2 OF 2)                     PHILADELPHIA MIXER PG 13            5 HP - SS SHAFT & IMPELLERS
FS1032          HOT WASH DEWATERING DRYER                        CARTER DAY         D312             SS FRAME AND ROTOR - 10 HP
                                                                                                     MOTOR
FS1042          HOT WASH-WATER, DEEP-BED FILTER                  CUSTOM                              SS - 270 GAL. - INDEXING,
                                                                                                     REUSABLE, FILTER MEDIUM
P1043           HOT WASH, DEEP-BED FILTER, SUMP PUMP             CARVER                              SS HOUSING AND IMPELLER -
                                                                                                     70 GPM - 5 HP
VS1044          HOT WASH-WATER HEATING RESERVOIR TANK            CUSTOM                              4' W x 6' H x 10' L - SS -
                                                                                                     STEAM-HEATED - INSULATED -
                                                                                                     1200 GAL.
P1044&47        HOT WATER PUMPS                                  WEMCO              FL               3" x 5-1/4" - SS HOUSINGS
                                                                                                     AND IMPELLERS - 60 GMP -
                                                                                                     5 HP DRIVE MOTORS
VS1033          HOT-WASH, CLEAN-FLAKE BIN                        CUSTOM                              SS - 1.5 CU YD
CY1034          HOT-WASH, CLEAN-FLAKE AUGER                      CUSTOM                              SS - 6"D x 8'L - 2500 LB/
                                                                                                     HR - 1 HP MOTOR

                     LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
VS1035          RINSE/SEPARATION TANK                             CUSTOM                              SS - 225 GAL.
MXM1035A&B      RINSE/SEPARATION TANK MIXERS                      PHILADELPHIA MIXER PG 13            SS SHAFTS AND IMPELLERS -
                                                                                                      1 HP DRIVE MOTORS
P1038&39        HYDROCYCLONE PUMPS                                WEMCO              FL               3" x 5-1/5" w/ SS IMPELLERS
FS1036          HYDROCYCLONE SEPARATOR                            KREBS ENGINEERING  D10B-841
FS1037          HYDROCYCLONE SEPARATOR                            KREBS ENGINEERING  D10B-841
FS1040          VIBRATORY FILTER                                  SWECO              LS30S66
FS1041          PRIMARY CLEAN FLAKE SPIN DRYER                    CARTER DAY         D512             SS FRAME AND ROTOR - 10 HP
                                                                                                      DRIVE MOTOR
FS1048          FINAL CLEAN FLAKE SPIN DRYER - AIR ASSISTED       CARTER DAY         D532             SS FRAME AND ROTOR - 20 HP
                                                                                                      DRIVE MOTOR
BL1049          EXHAUST BLOWER                                    TWIN CITY FAN      BC-SW            SIZE 165 - 4800 CFM - 3 HP
                                                                                                      DRIVE MOTOR
FS1049          DRYER BLOWER EXHAUST FILTERS                      CUSTOM                              4 - 15" DIA. FILTER SOCKS
VS1050          INTERMEDIATE DRY FLAKE BIN w/ VIBRATOR & AIRVEYOR STERLING SYSTEMS   SGB-03080        COMPONENT OF STERLING'S
                                                                                                      3210EL SYSTEM - AL -
                                                                                                      30 CU FT
BL1051          CLEAN FLAKE ELUTRIATOR BLOWER                     STERLING SYSTEMS   7075FV (CCWUD)   IBID - 7.5 HP MOTOR
FS1052          CLEAN FLAKE ELUTRIATOR                            STERLING SYSTEMS   EL32C            IBID - SS - 7" INLET NOZZLE
BL1054          CYCLONE BLOWER                                    STERLING SYSTEMS   1115FV           IBID - 15 HP MOTOR
FS1055          ELUTRIATED-WASTE CYCLONE                          STERLING SYSTEMS   #13              IBID - SS - #13 CYCLONE
                                                                                                      w/SIDE MOUNTED FILTER HEAD
FS1056          CYCLONE EXHAUST FILTER                            STERLING SYSTEMS                    IBID - 6 - 16"d x 144" LONG
                                                                                                      FILTER BAGS
VS1053          ELUTRIATED FLAKE RECEIVER                         L - 4 SYSTEMS                       AL - 4W x 4'L x 4' DEEP
                                                                                                      (2.2 CU YD) - w/ LEVEL
                                                                                                      CONTROL & VIBRATOR
FR1099          ELUTRIATED, CLEAN-FLAKE VACUUM TRANSFER SYSTEM    L - R SYSTEMS      VL-500           10 HP w/L-R 36FR003C FILTERS
VS1057          ELUTRIATED, CLEAN-FLAKE SURGE BIN                 L - R SYSTEMS                       7' x 7' x 14'H (5000 LB) -
                                                                                                      AL - HIGH LEVEL SENSOR -
                                                                                                      SIGHT GLASS
FR1100          BLENDING-STATION, VACUUM TRANSFER SYSTEM          L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
                                                                                                      w/SOUND ENCLOSURE
VS1077A         WEIGH BLENDER - CLEAN FLAKE BIN                   L - R SYSTEMS      WSB-2000 4       L-R ENGR SYSTEM, 36" x 36"
                                                                                                      x 70" AL BIN w/ LEVEL SENSOR
                                                                                                      & 2 CU FT RCVR
VS1077B,C,D     WEIGH BLENDER - ADDITIVE BINS (3)                 L - R SYSTEMS      STOCK            14" x 14" x 48"
SF1079A,B,C,D   VIBRATORY FEEDERS                                 SYNTRON                             FMC #8F-01 8 X 20 AND FMC
                                                                                                      #F-10C VIBRATORY FEEDERS
VS1076          WEIGH HOPPER                                      L - R SYSTEMS      WBS-2000         150 LB CAP-PROGRAMMABLE
                                                                                                      WEIGH SCALE BLENDER
BD1060          CLEAN FLAKE & ADDITIVES RIBBON BLENDER            L - R SYSTEMS      CUSTOM           200 # CAP - AL MIXING
                                                                                                      BARREL w/ 2 HP GEAR DRIVE
                                                                                                      AND MIXING PADDLE
FR1101          EXTRUDER-FEED, VACUUM TRANSFER SYSTEM             L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
VS1063          EXTRUDER FEED HOPPER                              EGAN               CUSTOM           13 CU FT w/ L-R SYSTEMS
                                                                                                      VPW-500 POWDER RECEIVER
EXM1060         EXTRUDER MOTOR                                    EMERSON            508AT            400 HP DC w/ COOLING BLOWER
                                                                                                      ATTACHMENT
GB1061          EXTRUDER GEAR-BOX                                 EGAN               6H-6026 RH       20 6.1 GEAR RATIO
EX1060          EXTRUDER                                          EGAN                                6"D - 36 1L/D -
                                                                                                      VACUUM-VENTED
SP1074          SCREEN CHANGER                                    KREYENBORG         SWE-200-88/RS    2 BOLT, AUTO-BACKFLUSHING
                                                                                                      TYPE - 206 mm SCREENS
PZ1069          PELLETIZER                                        BERINGER           WRP-12V          WATER-RING TYPE - VARIABLE
                                                                                                      SPEED - 2HP/3600 RPM, MAX
VS1072          PELLET WATER DEWATERING TROUGH                    BERINGER                            PART OF WRP-12V SYSTEM

                                       2

                     LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
FS1071          PELLET DRYER - AIR ASSISTED                      BERINGER                            SS FRAME AND ROTOR -
                                                                                                     2HP/1200 RPM - PART OF
                                                                                                     WRP-12V SYSTEM
VS1085          PELLETIZER SURGE BIN                             L - R SYSTEMS      30"x30"x36"      AL - 1/2" SCREEN - MAGNEETIC
                                                                                                     SCREEN - LEVEL CONTROLLED



                     LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------

CY2001        BALE CONVEYOR                                       HUSTLER            B2676 (SER.#)    72" W x 27' L 1/4" plate
                                                                                                      steel belt
BB2002        BALE BRAKER                                         HUSTLER            B2678 (SER. #)   72" W x 72' L
CY2003        VIBRATORY CONVEYOR & PUNCH PLATE SCREEN             HUSTLER            B2681 (SER. #)   60" W x 23' L BED - PUNCH-
                                                                                                      PLATE: 2x10 ROWS
CY2004        RESIDUE SLIDE CONVEYOR                              HUSTLER            B2683 (SER. #)   12" W x 6' L FLAT BELT
                                                                                                      w/ CLEATS
CY2005        CLEATED, INCLINED, RESIDUE CONVEYOR                 HUSTLER            B2685 (SER. #)   12" W x 12' L FLAT BELT
                                                                                                      w/ CLEATS
CY2006        INCLINED, CLEATED, SORTING STATION FEED CONVEYOR    HUSTLER            B2687 (SER. #)   36" W x 20' L BELT w/ MAG.
                                                                                                      HEAD PULLEY
CY2007        SORTING CONVEYOR                                    HUSTLER            B2688 (SER. #)   36" W x 15' L FLAT SLIDE
                                                                                                      BELT - TWO THROW-OUT SHUTES
CY2008        WASTE/BY-PRODUCT SLIDE CONVEYOR                     HUSTLER            B2691 (SER #)    24" W x 20' L FLAT BELT
                                                                                                      (REVERSIBLE)
CY2009        WASTE/BY-PRODUCT BALER FEED CONVEYOR                VALLEY FORGE       700              18" W x 15' L FLAT BELT
                                                                                                      w/ CLEATS
BA2011        WASTE/BY-PRODUCT BALER                              PIQUA              54-40 HD         HYDRAULIC VERTICAL BALER
CY2012        SORTING-LINE TAKE-AWAY CONVEYOR (INCLINED, CLEATED) HUSTLER            B2690 (SER. #)   36" W x 15' L FLAT BELT
                                                                                                      w/ MAG. HEAD PULLEY
CY2012A       SLIDE CONVEYOR                                      CUSTOM                              BRIDGES INCLINED, CLEATED
                                                                                                      CONVEYORS
CY2016        GRANULATOR FEED CONVEYOR (INCLINED, CLEATED)        HUSTLER            B2693 (SER. #)   36" W x 19'-6" L FLAT BELT
                                                                                                      w/ CLEATS
GR2018        GRANULATOR                                          CUMBERLAND         508              100 HP - 1/2" BED-SCREEN -
                                                                                                      3-BLADE ROTOR -
                                                                                                      SOUND-PROOFED
BL2019        DIRTY FLAKE ELUTRIATOR BLOWER                       STERLING SYSTEMS   7075FV (CCWUD)   A COMPONENT OF STERLING'S
                                                                                                      3210EL SYSTEM
FS2020        DIRTY FLAKE ELUTRIATION VESSEL                      STERLING SYSTEMS   EL32C            IBID - SS - 7" OD INLET,
                                                                                                      146" STAND
BL2021        CYCLONE BLOWER                                      STERLING SYSTEMS   1115FV (CCWUD)   IBID - 15 HP BLOWER MOTOR
FS2022        AIR CYCLONE & BAG FILTER                            STERLING SYSTEMS   #13              SS - #13 CYCLONE w/ SIDE
                                                                                                      MOUNTED FILTER HEAD
VS2023        DIRTY FLAKE PICK-UP BIN AND FEED AUGER              CUSTOM                              SS - 3.5 CU YD CAPACITY
                                                                                                      w/ 6"D x 13' L INCLINED
                                                                                                      AUGER
VS2027        HOT WATER WASH TANK (1 OF 2)                        CUSTOM                              SS - 390 GAL. - STEAM
                                                                                                      JACKETED - INSULATED
VS2026        HOT WATER WASH TANK (2 OF 2)                        CUSTOM                              SS - 390 GAL. - STEAM
                                                                                                      JACKETED - INSULATED
MXM2027&28    HOT WATER WASH TANK MIXERS                          PHILADELPHIA MIXER PG 13            SS SHAFT AND IMPELLERS -
                                                                                                      5 HP DRIVE MOTORS
FS2029        HOT WASH DEWATERING DRYER                           CARTER DAY         D312             SS ROTOR AND FRAME -
                                                                                                      STELLITED ROTOR - 10 HP
                                                                                                      DRIVE
FS2045        HOT WASH-WATER, DEEP-BED FILTER                     CUSTOM                              SS - 270 GAL. - INDEXING,
                                                                                                      REUSABLE FILTER MEDIUM
P2046         HOT WASH, DEEP-BED FILTER, SUMP PUMP                CARVER                              70 GPM PUMP - 5 HP MOTOR -
                                                                                                      SS HOUSING & IMPELLER
VS2047        HOT WASH WATER HEATING TANK                         CUSTOM                              SS - STEAM-HEATED -
                                                                                                      INSULATED - 1200 GAL.
P2047&50      HOT WASH WATER PUMPS                                CARVER             FL               3" x 5-1/4" 60 GPM - 5 HP
                                                                                                      MOTOR - SS HOUSING &
                                                                                                      IMPELLER
VS2030        HOT WASH CLEAN FLAKE BIN                            CUSTOM                              SS - 1.5 CU YD
CY2031        HOT WASH CLEAN FLAKE BIN AUGER                      CUSTOM                              SS - 6"D x 8' L - 2500
                                                                                                      LB/HR
VS2032        PRIMARY CLEAN FLAKE RINSE TANK                      CUSTOM                              3' W x 6' L x 3 H, SS -
                                                                                                      260 GAL. - 3 COMP. STATIC-
                                                                                                      SCREEN SEPARATOR
MXM2032A,B,C  PRIMARY RINSE TANK MIXERS                           PHILADELPHIA MIXER PG-13            SS SHAFT AND IMPELLER -
                                                                                                      1/4 HP
P2038         RINSE TANK SUMP PUMP (COMPARTMENT C)                WEMCO              FL               190 GPM - 10 HP - SS HOUSING
                                                                                                      AND IMPELLER
FS2037        HYDROCYCLONE SEPARATOR (COMPARTMENT C)              KREBS ENGINEERING  D108-841


                     LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
FS2044          PRIMARY RINSE SYSTEM SPIN DRYER                     CARTER DAY         D512             SS FRAME AND ROTOR - 10 HP
P2034&36        PRIMARY RINSE SYSTEM SUMP PUMPS (COMPARTMENTS A&B)  WEMCO              FL               190 GPM - 10  HP MOTOR - SS
                                                                                                        HOUSING & IMPELLER
FS2033&35       HYDROCYCLONE SEPARATORS (COMPARTMENTS A&B)          KREBS ENGINEERING  D108-841
FS2039          HEAVIES SPIN DRYER                                  CARTER DAY         D312             SS FRAME AND ROTOR - 10 HP
                                                                                                        DRYER MOTOR
VS2040          SECONDARY, CLEAN-FLAKE RINSE TANK                   CUSTOM                              SS - 200 GAL.
MXM2040         SECONDARY RINSE TANK MIXER                          PHILADELPHIA MIXER PC-13            SS SHAFT AND IMPELLER -
                                                                                                        1/4 HP
P2041           SECONDARY RINSE TANK SUMP PUMP                      WEMCO              FL               190 G PM - 10 HP - SS
                                                                                                        HOUSING AND IMPELLER
FS2042          HYDROCYCLONE SEPARATOR                              KREBS ENGINEERING  D108-841
FS2043          VIBRATORY FILTER                                    SWECO              LS30S66
FS2051          FIRST-STAGE DEWATERING DRYER                        CARTER DAY         D312             SS FRAME AND ROTOR- 10  HP
                                                                                                        MOTOR
FS2052          SECOND-STAGE DEWATERING DRYER                       CARTER DAY         D312             SS FRAME AND ROTOR - 10 HP
                                                                                                        MOTOR
FS2053          FINAL DEWATERING DRYER WITH AIR-ASSIST              CARTER DAY         D532             SS HOUSING AND ROTOR - 15 HP
                                                                                                        MOTOR
BL2053          EXHAUST BLOWER                                      TWIN CITY FAN      BC-SW            SIZE 165; 4800 CFM - 3HP
                                                                                                        w/ 4-15" DIA. FILTER SOCKS
VS2057          INTERMEDIATE DRY FLAKE BIN w/ VIBRATOR & AIRVEYOR   STERLING SYSTEMS   SGB-03060        COMPONENT OF STERLING'S
                                                                                                        3210EL SYSTEM - AL - 30
                                                                                                        CU FT
BL2058          ELUTRIATOR BOWER                                    STERLING SYSTEMS   7075FV (CCWUD)   IBID - 7.5 HP BLOWER MOTOR
FS2059          CLEAN FLAKE ELUTRIATION VESSEL                      STERLING SYSTEMS   EL32C            IBID - SS
BL2060          CYCLONE BLOWER                                      STERLING SYSTEMS   1115FV (CCWUD)   IBID - 15 HP BLOWER
FS2061          ELUTRIATED WASTE CYCLONE                            STERLING SYSTEMS   #13              IBID - SS - #13 CYCLONE
                                                                                                        w/ SIDE MOUNTED FILTER HEAD
FS2062          CYCLONE EXHAUST FILTER                              STERLING SYSTEMS                    IBID - 6 - 16" D x 114"
                                                                                                        LONG FILTER BAGS
VS2063          ELUTRAITED FLAKE RECEIVER                           L - R SYSTEMS      STOCK            AL - 4W x 4'L x 4' DEEP -
                                                                                                        WITH LEVEL CONTROLLERS
FR2104          ELUTRIATED, CLEAN-FLAKE VACUUM TRANSFER SYSTEM      L - R SYSTEMS      VL-500           15 HP VACUUM BLOWER w/ L-R
                                                                                                        36FR003C RCVR
VS2065          ELUTRIATED, CLEAN-FLAKE SURGE BIN                   L - R SYSTEMS      CUSTOM           AL - 7' x 7' x 14' H
                                                                                                        (5000 LB) - HIGH LEVEL
                                                                                                        SENSOR - SIGHT GLASS
FR2105          BLENDING STATION VACUUM TRANSFER SYSTEM             L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
VS2065A         WEIGH BLENDER - CLEAN FLAKE BIN                     L - R SYSTEMS      CUSTOM           36 CU FT AL HOPPER
                                                                                                        w/ L-R VL-4500/02 VACUUM
                                                                                                        RECVR
VS2065B,C,D     WEIGH BLENDER - ADDITIVE BINS (3)                   L - R SYSTEMS      STOCK            14" x 14" x 48" AL BIN w/
                                                                                                        L-R VPW-400 POWDER RECEIVER
SF2067A,B,C,D   VIBRATORY FEEDERS                                   SYNTRON            BF-01C           FMC #8F-01 8 x 20 AND FMC
                                                                                                        #F-10C VIBRATORY FEEDERS
VS2067          WEIGH HOPPER                                        L - R SYSTEMS      WSB-2000 4       150 LB CAPACITY -
                                                                                                        PROGRAMMABLE
BD2068          CLEAN FLAKE & ADDITIVES RIBBON BLENDER              L - R SYSTEMS      STOCK            200 # CAP - AL MIXING BARREL
                                                                                                        w/ 2 HP GEAR DRIVE & MIXING
                                                                                                        PADDLE
FR2106          EXTRUDER FEED VACUUM TRANSFER SYSTEM                L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
VS2091          EXTRUDER FEED HOPPER                                EGAN               CUSTOM           13 CU FT CAP w/L-R VPW -
                                                                                                        500 POWDER RECEIVER
EXM2068         EXTRUDER MOTOR                                      EMERSON            508AT            400 HP DC w/ COOLING BLOWER
GB2069          EXTRUDER GEAR-BOX                                   EGAN               6:H-6026 RH      20.6 1 GEAR RATIO
EX2068          EXTRUDER                                            EGAN                                6: - 36 1 LL/D - VACUUM
                                                                                                        VENTED

                     LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
SP2082          SCREEN CHANGER                                  KREYENBORG         SWE-200-88/RS    2-BOLT - AUTO BACKFLUSHING
                                                                                                    TYPE - 205 mm SCREENS
PZ2082          PELLETIZER                                      BERINGER           WRP-12V          WATER RING-TYPE - 2 HP,
                                                                                                    VARIABLE SPEED MOTOR, 3600
                                                                                                    RPM, MAX.
VS2080          PELLET WATER DEWATERING TROUGH                  BERINGER                            COMPONENT OF WRP-12V PACKAGE
FS2079          PELLET DRYER - AIR ASSISTED                     BERINGER                            IBID - SS FRAME AND ROTOR -
                                                                                                    2 HP, 1200 RPM
VS2083          PELLETIZER SURGE BIN                            L - R SYSTEMS      30"x30"x36"H     AL - 1/2" SCREEN - MAGNETIC
                                                                                                    SCREEN - LEVEL CONTROLLED
FS2045A         HOT FILTRATE SIEVE                              HYCOR              HS36/A44         SS CONSTRUCTION

                                                                                                    VENTED

                     PLANT SUPPORT EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
F-2             AUTO BACK-FLUSH FILTER                              YARDNEY            MM3660-3A        (3) 200 GPM MULTI-MEDIA
                                                                                                        FILTERS w/AUTO CONTROLS
F-101           FILTER PRESS                                        PAC PRESS                           MODEL P800E132A-10/15; 15
                                                                                                        CU FT CAP
                FLOWMETER                                           SPARLING                            MODEL FM 621-031-401-0
                                                                                                        SIZE 3
P-103           PROCESS FEED PUMPS                                  MCM                                 3 x 4 x 11
P-109           RECYCLE PUMP                                        BARNES             10 ICU - 1       100GPM 5HP
P-105           FILTER PRESS FEED PUMP                              WARREN RUPP        SA2-A            SANDPIPER TYPE 5; 50 GPM,
                                                                                                        AIR POWERED, DOUBLE
                                                                                                        DIAGRAM PUMP
P-112           SKIM TRANSFER PUMP                                  WARREN RUPP        SA2-A            SANDPIPER TYPE 5; 50 GPM,
                                                                                                        AIR POWERED, DOUBLE DIAGRAM
                                                                                                        PUMP
                RE-USE WATER PUMP (2)                               WEINMAN            3G5-4            250 GPM @ 42 TDH
P-101/2         FEED PUMP                                           GORMAN RUPP        T3A80-B          SELF PRIMING CENTRIFUGAL
                                                                                                        PUMP
T-111           SAMPLE TANK                                         NORWESCO           STOCK            550 GAL. 67" D x 42" H
                                                                                                        POLETHYLENE
T-107           DAF CELL TANK                                       PCE                120              DISSOLVED AIR FILTER
                                                                                                        w/ SKIMMER AND MIXERS MFG
                                                                                                        1/95
                HILLSIDE SCREEN                                     GALA               160 FRS
                SCREW PRESS                                         HYCOR              SPR 260          HELIXPRESS UNIT, SPR 260,
                                                                                                        HYCOR S/N H-0011096
T-101           EQUALIZATION TANK                                   NORWESCO           STOCK            5000 GAL. POLY TANK 102"
                                                                                                        D x 152" H w/ MIXER
A-101           EQ TANK MIXER                                                                           3/4 HP GEAR DRIVE MIXER
                                                                                                        FITS INTO EQ TANK
T-102           EQUALIZATION TANK                                   NORWESCO           STOCK            5000 GAL. POLY TANK 102" D
                                                                                                        x 152" H
T-103           SKIM HOLDING TANK                                   NORWESCO           STOCK            1700 GAL. POLY TANK 87"D x
                                                                                                        72" H
                FACILITY BOILER                                     CLEAVOR BROOKS     C8-700-1505      150 PSI PACKAGED BOILER
                                                                                                        SYSTEM
                FLOOR SCALE                                         GSE                550              PORTABLE FLOOR SCALE
                REFUSE COMPACTOR                                    McCLAIN            40067            HYDRAULIC COMPACTOR FOR A
                                                                                                        42 CU FT REFUSE BOX
                TRUCK SCALE                                         FAIRBANKS          90-161-1         35 TON SCALE
                PLANT AIR SUPPLY COMPRESSOR                         SULLAIR            SRF              (2) SRF 1/4000 AIR
                                                                                                        COMPRESSORS FOR PLANT AIR
                BALE WIRE DICER                                     SWEED              510              CUTS BALE WIRES
                FLOOR SWEEPER                                       POWERBOSS          TSS/80-HD        DRIVING FLOOR MACHINE
                FORK LIFTS (2)                                      TCM                FCG 18N7T
                FORK LIFT                                           TCM                FG20N3T
                FIRE WATER AND SPRINKLER PUMP                       PEERLESS           6AEF14G          13" D IMP 100 HP w/ JOSLYN
                                                                                                        CLARK CONTROL C 38204-4J
                                                                                                        SYSTEM
                COOLING TOWER                                       MARLEY             28144
FR1103          SILO VACUUM TRANSFER SYSTEM                         L - R SYSTEMS      VL-500           15 HP BLOWER MOTOR
                                                                                                        w/ FILTERS
VS1066          15000 LB PELLET SILO                                PEABODY TECHTANK   CUSTOM           12' D x 16' H AL CONST
RA1068          15000 LB SILO ROTARY AIR LOCK                       MEYER & SONS       HD               SIZE 10" x 10" - 1 HP DRIVE
                                                                                                        MOTOR
VS1069          50000 LB PELLET BLENDING SILO                       PEABODY TECHTANK   CUSTOM           11' D x 29' H - AL CONST
                                                                                                        w/ BLENDING TUBE & LEVEL
                                                                                                        SENSOR
FR1102          VACUUM, PELLET RECIRCULATING                        L - R SYSTEMS      VL-500           w/ AIR FILTERS


                     PLANT SUPPORT EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
RA1092          ROTARY AIR LOCK - 50000 LB                          MEYER & SONS       HD               SIZE 10" x 10" - 1 HP DRIVE
                                                                                                        MOTOR
WH1096          PACKAGING SCALE - 50000 LB SILO                     SYNTEST            SP320            BLENDING SILO FITTED WITH
                                                                                                        HI AND LO OUTPUT SLIDE
                                                                                                        VALVES
BL1095          BLOWER - BULK LOADING SYSTEMS                       L - R SYSTEMS      LSP400-30        30 HP MOTOR
FS1107          TRUCK LOADING CYCLONE                               L - R SYSTEMS      750              SS - 3 CU FT CAPACITY
TL1108          RAILCAR LOADING LINES (2)                           CUSTOM                              4" LINES - PEENED
FR2108          SILO VACUUM TRANSFER SYSTEM                         L - R SYSTEMS      VL-500           15 HP VACUUM BLOWER
VS2094          15000 LB PELLET SILO                                PEABODY TECH TANK  CUSTOM           AL CONST - 12' D 16' H
RA2109          15000 LB SILO ROTARY AIR LOCK                       MEYER & SONS       HD               SIZE 10 x 10  1 HP DRIVE
                                                                                                        MOTOR
VS2097          50000 LB PELLET BLENDING SILO                       PEABODY TECHTANK   CUSTOM           11' D x 29' H - AL CONST -
                                                                                                        w/ BLENDING TUBE & LEVEL
                                                                                                        SENSOR
FR2107          VACUUM, PELLET RECIRCULATING                        L - R SYSTEMS      VL-500           15 HP VACUUM BLOWER
RA2100          ROTARY AIR-LOCK - 50000 LB                          MEYER & SONS       HD               1 HP DRIVE MOTOR
WC2103          PACKAGING SCALE - 50000 LB SILO                     SYNTEST            SP320            BLENDING SILO FITTED WITH
                                                                                                        HI AND LO OUTPUT SLIDE
                                                                                                        VALVES

                     LIST OF OBSOLETE EQUIPMENT AND MACHINERY

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
FS2055          FLAKE DRYER - AIR ASSISTED                       CARTER DAY         D532             SS FRAME & ROTOR - 15 HP
                                                                                                     MOTOR - NEEDS NEW ROTOR
VS2054          METAL DETECTOR & DIVERTER                        ERIEZ              EZ TEC III       REJECTS AL FROM CLEAN PET
                                                                                    SERIES           FLAKE
SP-1074 (OLD)   SLDE-PLATE SCREEN-CHANGER                        BERINGER           RSL-60           6" BREAKER PLAT - HYDRAULIC
                                                                                                     UNIT - NEEDS NEW INLET
                                                                                                     ADAPTOR
SP-2062 (OLD)   SLDE-PLATE SCREEN-CHANGER                        BERINGER           RSL-60           6" BREAKER PLAT - HYDRAULIC
                                                                                                     UNIT - NEEDS NEW INLET
                                                                                                     ADAPTOR
VS2112          PET FLAKE POLISHING TANK & AUGER                 CUSTOM                              SS - APPROX. 100 GAL. CAP.
SH1009          SHREDDER                                         SHRED TECH         ST-50            2 x 30 HP DRIVE MOTORS -
                                                                                                     NEEDS NEW ROTORS &
                                                                                                     PNEUMATIC CRAMMER
SH2014          SHREDDER                                         SHRED TECH         ST.50            2 x 30 HP DRIVE MOTORS -
                                                                                                     NEEDS NEW MOTORS &
                                                                                                     PNEUMATIC CRAMMER
DM1010          DRUM MAGNET                                      DINGS MAGNETIC     12 x 36 FC DRUM  SCAVENGES FERROMAGNETICS
                                                                                                     FROM SHREDDER OUTPUT
DM2015          DRUM MAGNET                                      DINGS MAGNETIC     12 x 36 FC DRUM  SCAVENGES FERROMAGNETICS
                                                                                                        FROM SHREDDER OUTPUT


                                                         Exhibit B to Exhibit 8

                            LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT dated as of December 16, 1996, between Fix-Corp International, Inc., an Ohio corporation, with an address of 27040 Cedar Road, Suite 218, Beachwood, Ohio 44122 (the "Borrower") and Gordon Brothers Capital Corporation, a Delaware corporation, with an address of 40 Broad Street, Boston, Massachusetts 02109 (the "Lender").

     FOR VALUE RECEIVED, and in consideration of the granting by the Lender of financial accommodations to Borrower, Borrower represents and agrees with the Lender, as of the date hereof and as of the date of each credit and/or other financial accommodation, as follows.

                               1.   THE LOAN

1.1 LOAN. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make a loan to the Borrower in the original principal amount of $2,500,000.00 (the "Loan") to Borrower. The Loan shall be evidenced by that certain Note, of even date herewith, (the "Note") by the Borrower in favor of the lender in the original principal amount of $2,500,000.00, and is secured, without limitation, by that certain Open-End Mortgage, dated of even date herewith (the Mortgage"), by the Borrower in favor of the Lender in and to the premises located at 1835 James Parkway, Heath, Ohio 43056 (the "Real Property"). This Agreement, the Note, the Mortgage and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the "Loan Documents".

                     2.   GRANT OF SECURITY INTEREST

2.1 GRANT OF SECURITY INTEREST. In consideration of the Lender's extending credit and other financial accommodations to the Borrower, the Borrower hereby grants to the Lender a security interest in (including, without limitation, a lien on and pledge of) all of the Borrowers Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Lender as security for the payment and performance of all Obligations.

2.2  DEFINITIONS.  The following definitions shall apply.

          (a) "Code" shall mean the Massachusetts Uniform Commercial Code (General Law, Chapter 106) as amended from time to time.

          (b) "Collateral" shall mean all the Borrower's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or hereafter created.

              (i) All goods including without limitation all Inventory (as hereinafter defined), farm products, Equipment (as hereinafter defined), including without limitation machinery, furniture, trade fixtures;

              (ii) All accounts, accounts receivable, contract rights and chattel paper, regardless of whether or not they constitute proceeds of other Collateral;

              (iii) All general intangibles, regardless of whether or not they constitute proceeds of other Collateral, including, without limitation, all of the Borrower's rights to tax refunds and all the Borrowers rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain goods and/or services with respect to the manufacture, processing, storage, sale, shipment, delivery or installation of any of the Borrower's inventory or other Collateral;

               (iv) All products of and accessions to any of the Collateral;

               (v) All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

               (vi) All obligations owing to the Borrower of every kind and nature, and all choses in action;

              (vii) All goodwill, trade secrets, computer programs,
                    customer lists, trade names, trademarks and patents;

             (viii) All documents and instruments (whether negotiable or nonnegotiable, and regardless of their being attached to chattel paper);

               (ix) All proceeds of Collateral of every kind and nature in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the rendering of services by the Borrower or the sale or other disposition by the Borrower of the Inventory or other Collateral;

               (x) All books and records relating to the conduct of the Borrower's business including, without in any way limiting the generality of the foregoing, those relating to its accounts; and

               (xi) All deposit accounts maintained by the Borrower with any
                    Lender, trust company, investment firm or fund, or any similar institution or organization.

          (c) "Contract Rights" or "contract rights" means rights of the Borrower to payment under contracts not yet earned by performance and not evidenced by instruments or chattel paper.

          (d) "Debtors" shall mean the Borrower's customers who are indebted to the Borrower.

          (e) "Equipment" shall mean and include all the Borrower's machinery, equipment, furniture, trade fixtures and motor vehicles and intending to include all tangible personal property, or goods, utilized in the conduct of the Borrower's business, but excluding therefrom inventory, as that term is defined in the Code, and all replacements or substitutions therefor and all accessions thereto.

          (f) "Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, parts, supplies, all wrapping, packaging, advertising labeling, and shipping materials, devices, names and marks, all contract rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower.

          (g) "Obligation(s)" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Borrower to the Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Lender, or are due indirectly by the Borrower to the lender as endorser, guarantor or other surety, or as Borrower of obligations due third persons which have been endorsed or assigned to the Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Lender from time to time and all costs and expenses referred to in this Agreement.

          (h) "Person or "party" shall include individuals, firms, corporations and all other entities.

     All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

2.3 ORDINARY COURSE OF BUSINESS. The Lender hereby authorizes and permits the Borrower to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of the Inventory for fair consideration, all in the ordinary course of the Borrower's business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Lender's security interest or other right hereunder in the proceeds resulting therefrom. The Lender also hereby authorizes and permits the Borrower to receive from the Debtors all amounts due as proceeds of the Collateral at the Borrower's own cost and expense, and also liability, if any, subject to the direction and control of the Lender at all times, and the Lender may at any time, without cause or notice, and whether or not a default has occurred or demand has been made, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to the Borrower with reference to the Collateral.

     Until the Lender shall otherwise notify the Borrower, all proceeds of and collections of Collateral shall be retained by the Borrower and used solely for the ordinary and usual operation of the Borrower's business, from and after notice by the Lender to the Borrower, all proceeds of and collections of the Collateral shall be held in trust by the Borrower for the Lender and shall not be commingled with the Borrowers other funds or deposited in any Lender account of the Borrower; and the Borrower agrees to deliver to the Lender on the dates of receipt thereof by the Borrower, duly endorsed to the Lender or to bearer, or assigned to the Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by the Borrower.

2.4 ALLOWANCES. The Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining the Lender's written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the Inventory (subject to the provisions set forth in this Agreement with reference to returned Inventory).

2.5 RECORDS. The Borrower shall hold its books and records relating to the collateral segregated from all the Borrower's other books and records in a manner satisfactory to the Lender; and shall deliver to the Lender from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and the Borrower will deliver to the Lender promptly at the Lender's request from time to time additional copies of any or all such papers or writings, and such other information with respect to any of the Collateral and such schedules of Inventory, schedules of accounts and such other writings as the Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Lender's security interest in the Collateral.

2.6 LEGENDS. The Borrower shall promptly make, stamp or record such entries or legends on the Borrower's books and records or on any of the Collateral as the Lender shall request from time to time, to indicate and disclose that the Lender has a security interest in such Collateral.

2.7 INSPECTION. The Lender, or its representative, at any time and from time to time, shall have the right and the Borrower will permit it and them:

          (a) to examine, check, make copies of or tracts from any of the Borrower's books, records and files (including, without limitation, orders and original correspondence);

          (b) to inspect and examine the Collateral and to check and test the same as to quality, quantity, value and condition; and the Borrower agrees to reimburse the Lender for its reasonable costs and expenses in so doing; and

          (c) to verify the Collateral or any portion or portions thereof or the Borrower's compliance with the provisions of this Agreement.

                      3.   REPRESENTATIONS AND WARRANTIES

3.1 ORGANIZATION AND QUALIFICATION. The Borrower is a duly organized and existing corporation under the laws of the State of its incorporation, as indicated above, in good standing under the laws of said state, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification.

3.2 SUBSIDIARIES. The Borrower has no subsidiaries other than those listed on Schedule 3.2, if any, and the Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or person other than those listed on Schedule 3.2, if any.

3.3 CORPORATE RECORDS. The Borrower's Corporate Charter, Articles of Organization or Incorporation and all amendments thereto have been duly filed and are in proper order. All outstanding capital stock issued by the Borrower was and is properly issued and all books and records of the Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

3.4 TITLE TO PROPERTIES; ABSENCE OF LIENS. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets including the Collateral are free and clear of all mortgages, liens, pledges, charges, encumbrances, setoffs, except (a) the mortgages and security interests as set forth on Schedule 3.4a if any, and
(b) the leases of personal property as set forth on Schedule 3.4b, if any.

3.5 PLACES OF BUSINESS. Borrower's chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Lender at least thirty
(30) days prior written notice thereof.

3.6 VALID OBLIGATIONS. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors' rights.

3.7 CONFLICTS WITH OTHER AGREEMENTS. There is no provision in any indenture, contract or agreement to which Borrower is a party which prohibits the execution, delivery or performance of the Loan Documents.

3.8 GOVERNMENTAL APPROVALS. The execution, delivery and performance of the Loan Documents does not require any approval of any governmental agency or authority.

3.9 LITIGATION. There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower which might materially adversely affect the ability of Borrower to perform its obligations under the Loan Documents.

3.10 FINANCIAL STATEMENTS. The Borrower has furnished to the Lender the following Financial Statements (the "Financial Statements") balance sheet as of September 30, 1996, and statement of profit and loss for the period ending September 30, 1996. The balance sheet fairly presents the condition of the Borrower at the date thereof and the statement of profit and loss fairly presents the results of the operations of the Borrower for the period indicated, all in conformity with generally accepted accounting principles, consistently applied.

3.11 ACCOUNTS AND CONTRACT RIGHTS. All accounts arise out of legally enforceable and existing contracts; and represent unconditional and undisputed bonafide indebtedness by the Debtor for sales or leases of Inventory shipped and delivered or services rendered by the Borrower to a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Lender). No contract right, account, general intangible or chattel paper is, or will be represented by any note or other instrument, and no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been immediately upon receipt by the Borrower will be delivered to the Lender (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Lender immediately upon receipt thereof by the Borrower, with such assignments and endorsements thereof as the Lender may request.

3.12 TITLE TO COLLATERAL. At the date hereof the Borrower is (and as to Collateral that the Borrower may acquire after the date hereof, will be) the lawful owner of the Collateral, and that the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Lender hereby), credits, defenses, recoupments, set-offs or counterclaims whatsoever; that the Borrower has and will have full power and authority to grant to the Lender a security interest therein, and that the Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of the Borrower's right, title or interest therein), to any person other than the Lender; that the Collateral is and will be valid and genuine in all respects;

that all accounts arise out of legally enforceable and existing contracts in accordance with their tenor; and that upon the Borrower's acquisition of any interest in contract rights, it shall in writing immediately notify the Lender thereof, specifically identifying the same as contract rights, and, except for such contract rights, no part of the Collateral (or the validity or enforceability by the Lender thereof) is or shall be contingent upon the fulfillment of any agreement or condition whatsoever and that the Collateral, other than Inventory and equipment, shall represent unconditional and undisputed bona fide indebtedness by the Debtor for sales or leases of Inventory shipped and delivered or services rendered by the Borrower to Debtor, and is not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Lender); and that the Borrower will warrant and defend the Lender's right to and interest in the Collateral against all claims and demands of all persons whatsoever.

3.13 LOCATION OF COLLATERAL. Except for sale, processing, use, consumption or other disposition in the ordinary course of business, the Borrower will keep all Inventory and Equipment only at locations specified in this Agreement; that the Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where the Borrower's records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another state without giving the Lender at least thirty (30) days prior written notice thereof.

3.14 THIRD PARTIES. The Lender shall not be deemed to have assumed any liability or responsibility to the Borrower or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to the Borrower by the Lender (which shall automatically be deemed to be without recourse to the Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and that the Lender, by accepting such security interest in the Collateral, or by releasing any Collateral to the Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and the Borrower agrees to indemnify and defend the Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

3.15 PAYMENT OF ACCOUNTS. Each account or other item of Collateral, other than Inventory and Equipment, will be paid in full on or before the date shown as its due date in the schedule of Collateral, in the copy of the invoice(s) relating to the account or other Collateral or in contracts relating thereto, that upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, the Borrower will forthwith notify the Lender thereof.

3.16 NOTIFICATION OF DAMAGE. The Borrower will immediately notify the Lender of any loss or damage to, or material diminution in or any occurrence that would adversely affect the value of the Inventory, the Equipment of other Collateral.

3.17 CHANGES. Since the date of the Financial Statements, there have been no changes in the assets, liabilities, financial condition or business of the Borrower, other than changes in the ordinary course of business, the effect of which have, in the aggregate, been materially adverse.

3.18 TAXES. Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower have been fully paid. Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

3.19 USE OF PROCEEDS. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 207 and 221.

                         4.   AFFIRMATIVE COVENANTS

4.1 PAYMENTS. Borrower will duly and punctually pay all interest and principal becoming due the Lender and will duly and punctually perform all things on its part to be done or performed under this Agreement.

4.2 FACILITY COLLATERAL MONITORING FEE. In addition to all amounts due and payable respecting the Loan pursuant to the Note and the other Loan Documents, Borrower hereby agrees to pay to Lender a "Facility/Collateral Monitoring Fee" equal to $7,500 per month payable in advance, the first such payment due on December ___, 1996 and each subsequent payment due on the first business day of every calendar month commencing January 2, 1997 so long as any amounts are outstanding respecting the Loan and the Note.

4.3 APPRAISAL OF REAL ESTATE. On or before January 1, 1997, the Lender shall have received a satisfactory written appraisal by an appraiser acceptable to Lender and Borrower for the Real Property, which appraisal shall be paid for by Borrower and addressed to the Lender. Such appraisal shall be acceptable to the Lender in its sole discretion and confirm that the value of the Real Property must be at least $1,400,000 based upon an orderly liquidation. In the event the value of the Real Property in such appraisal is less than $1,400,000 on a quick sale basis, Borrower hereby agrees to (i) provide additional collateral acceptable to Lender in Lender's sole discretion to cover the difference between $1,400,000 and such appraised value of the Real Property (the "Shortfall"); or (ii) to make an immediate payment to Lender in the amount of the Shortfall to reduce the principal balance of the Loan.

4.4 SUBORDINATION OF SECURITY INTEREST BY LENDER. Lender hereby agrees to subordinate its security interest in the Collateral upon payment to Lender of an amount equal to $1,500,000 (the "Collateral Prepayment") plus 60% of the Exit Fee (as such term is defined in the Note) which would be due and payable at the time the Collateral Prepayment is paid if all amounts outstanding respecting the Note had been paid at such time. In the, event 60% of the Exit Fee (the "Collateral Exit Fee Amount") is paid to Lender in accordance with this paragraph the amount of the Exit Fee due at the time all amounts outstanding respecting the Note are paid in full shall be reduced by the Collateral Exit Fee Amount. The Lender shall subordinate its lien in the Collateral only to the extent of amounts actually paid to Lender and upon execution and delivery of a Subordination and Intercreditor Agreement between Lender and such parties funding the repayment of amounts paid to Lender containing terms reasonably acceptable to Lender.

4.5 SUBORDINATION OF MORTGAGE BY LENDER. Lender hereby agrees to subordinate its Mortgage in the Real Property upon payment to Lender of an amount equal to $1,000,000 (the "Real Estate Prepayment") plus 40% of the Exit Fee (as such term is defined in the Note) which would be due and payable at the time the Real Estate Prepayment is paid if all amounts outstanding respecting the Note had been paid at such time. In the event 40% of the Exit Fee (the "Real Estate Exit Fee Amount') is paid to Lender in accordance with this paragraph the amount of the Exit Fee due at the time all amounts outstanding respecting the Note are paid in full shall be reduced by the Real Estate Exit Fee Amount. The Lender shall subordinate its Mortgage only to the extent of amounts actually paid to Lender and upon execution and delivery of a Subordination and Intercreditor Agreement between Lender and such parties funding the repayment of amounts paid to Lender containing terms reasonably acceptable to Lender.

4.6 BOOKS AND RECORDS; INSPECTION. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a Certified Public Accountant acceptable to Lender, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection and examination by the Lender and the Lender's representatives and will permit inspection of the Collateral and all of its properties by the Lender and the Lender's representatives. Borrower will from time to time furnish the Lender with such information and statements as the Lender may request in its sole discretion with respect to the Obligations or the Lender's security interest in the Collateral. Borrower shall, during the term or this Agreement, keep the Lender currently and accurately informed in writing of each location where the Borrower's records relating to its accounts and contract rights are kept, and shall not remove such records to another state without giving the Lender at least thirty (30) days prior written notice thereof.

4.7  FINANCIAL STATEMENTS.  Borrower will furnish to Lender:

          (a) as soon as available to Borrower, but in any event within 15 days after the close of each month, a full and complete signed copy of financial statements, which shall include a balance sheet of the Borrower, as at the end of such month, and statement of profit and loss of the Borrower reflecting the results of its operations during such month and shall be prepared by the Borrower and certified by Borrower's chief financial officer as to correctness in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments;

          (b) as soon as available to Borrower, but in any event within 30 days after the close of each quarterly period of its fiscal year, a full and complete signed copy of financial statements, prepared by certified public accountants acceptable to Lender, which shall include a balance sheet of the Borrower, as at the end of such quarter, and statement of profit and loss of the Borrower reflecting the results of its operations during such quarter, bearing the opinion of such certified public accountants and prepared on a compiled basis in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments;

          (c) as soon as available to Borrower, but in any event within 90 days after the close of each fiscal year, a full and complete signed copy of financial statements, prepared by certified public accountants acceptable to Lender, which shall include a balance sheet of the Borrower, as at the end of such year, and statement of profit and loss of the Borrower reflecting the results of its operations during such year, bearing the opinion of such certified public accountants and prepared on an audited basis in accordance with generally accepted accounting principles, consistently applied together with any so-called management letter;

          (d) on or before May 1 of each year or such other date approved by the Lender, Borrower's filed federal and state tax returns for the prior year;

          (e) from time to time, such financial data and information about Borrower as Lender may reasonably request; and

          (f) any financial data and information about any guarantors of the Obligations as Lender may reasonably request.

4.8 CONDUCT OF BUSINESS. The Borrower will maintain its corporate existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

4.9 NOTICE TO ACCOUNT DEBTORS. The Borrower agrees, at the request of the Lender, to notify all or any of the Debtors in writing of the Lender's security interest in the Collateral in whatever manner the Lender requests and, if the Lender so requests, to permit the Lender to notify all or any of the Debtors at the Borrower's expense.

4.10 TAXES. Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.
The Lender may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and the Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to the Borrower all amounts so paid or incurred by it.

4.11 MAINTENANCE. Borrower will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition. The Borrower will immediately notify the Lender of any loss or damage to or any occurrence which would adversely affect the value of any Collateral. The Lender may, at its option, from time to time, take any other action that the Lender may deem proper to repair, maintain or preserve any of the Collateral, and the Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to the Borrower all amounts so paid or incurred by it.

4.12 INSURANCE. Borrower will maintain in force casualty insurance on all Collateral and any property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss; no loss shall be adjusted thereunder without the Lender's approval; and all such policies shall provide that they may not be canceled without first giving at least ten (10) days' written notice of cancellation to the Lender. In the event that the Borrower fails to provide evidence of such insurance, the Lender may, at is option, secure such insurance and charge the cost thereof to the Borrower. At the option of the Lender, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

4.13 NOTIFICATION OF DEFAULT. Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.14 NOTIFICATION OF MATERIAL LITIGATION. Borrower will promptly notify the Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might be materially adverse to the financial condition of Borrower.

4.15 PENSION PLANS. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (Plan"), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974,
P. L. 93-406, or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation ("Pension Benefit Guaranty Corporation"), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended;
(b) cause each Plan to pay all benefits when due; (c) furnish Lender (i) promptly with a copy of any notice of each Plan's termination sent to the Pension Benefit Guaranty Corporation and (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1954, as amended; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

4.16 ENVIRONMENTAL. As of the date hereof neither the Borrower nor any of Borrower's agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Materials (as defined herein) on any of the premises or personal property owned or controlled by Borrower, or any abutting property, which could give rise to liability under any Superfund and Hazardous Waste Laws (as defined herein) or any other federal, state or local law, rule or regulation; (2) have arranged for the transport of or transported any Materials in a manner as to violate, or result in potential liabilities under, any Superfund and Hazardous Waste Laws; (3) have received any notice, order or demand from the Environmental Protection Agency or the Ohio Department of Environmental Protection under any Superfund and Hazardous Waste Laws; (4) have incurred any liability under any Superfund and Hazardous Waste Laws in connection with the mismanagement, improper disposal or release of Materials; (5) are aware of any inspection or investigation of any of the premises or personal property owned or controlled by Borrower or abutting property by any federal, state or local agency for possible violations of the Superfund and Hazardous Waste Laws.

     To the best of Borrower's knowledge, no prior owner or tenant of any premises or property presently controlled or owned by Borrower committed or omitted any act which caused the release of Materials on such premises or property which could give rise to a lien thereon by any federal, state or local government. No notice or statement of claim or lien affecting any property or premises owned or controlled by Borrower has been recorded or filed in any public records by any federal, stale or local government for costs, penalties, fines or other charges as to such property.

     Borrower agrees to indemnify and hold Lender harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of the Superfund and Hazardous Waste Laws including those arising from any lien on any premises or property owned or controlled by Borrower by any federal, state and local government arising from the presence of Materials. Borrower further agrees to reimburse Lender upon demand for any costs incurred by Lender in connection with the foregoing. Borrower agrees its obligations hereunder shall be continuous and shall survive the repayment of all debts to Lender including repayment of all Obligations.

     The term "Materials" means any "oil," "hazardous material," "hazardous wastes" or "hazardous substances" as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., as amended, and Ohio hazardous waste laws and regulations, and the foregoing are collectively the "Superfund and Hazardous Waste Laws."

                            5.   NEGATIVE COVENANTS

5.1 NET OPERATING INCOME. Borrower hereby agrees to pay to Lender, in addition to all other amounts due respecting the Note, $100,000 of the outstanding principal balance of the Note within 20 days of the start of any calendar month following any period of two consecutive months in which Borrower fails to maintain monthly net operating income before income taxes, as defined in accordance with generally accepted accounting principles, consistently applied. equal to at least the amount shown on Schedule 5.1 for the calendar months indicated on Schedule 5.1.

5.2 LIMITATIONS ON INDEBTEDNESS. Borrower will not issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Lender, except indebtedness or liabilities of Borrower, other than for money borrowed, incurred or arising in the ordinary course of business.

5.3 SALE OF INTEREST. There shall not be any sale or transfer of ownership of any interest in the Borrower without the Bank's prior written consent.

5.4 LOANS OR ADVANCES. Borrower will not make any loans or advances to any individual, firm or corporation, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

5.5 DIVIDENDS AND DISTRIBUTIONS. Borrower will not, without prior written permission of the Lender, pay any dividends on or make any distribution on account of any class of Borrower's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock, except if Borrower is a Subchapter S corporation, under the regulations of the Internal Revenue Service of the United States, in which event, so long as Borrower is not in default hereunder, Borrower may distribute to the stockholders of Borrower such amounts as are necessary to pay the tax liability of such stockholders due as a result of such stockholders interest in the Borrower.

5.6 INVESTMENTS. Without the prior written consent of Lender, which shall not be unreasonably withheld, the Borrower will not (i) make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person; or (ii) purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity.

5.7 MERGER. Borrower will not merge or consolidate or be merged or consolidated with or into any other corporation.

SALE OF ASSETS. Borrower will not without Lender's prior written consent sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower's business, provided that fair consideration is received therefor; provided, however, the Lender shall not unreasonably withhold consent in the event Borrower proposes to transfer any assets to a corporation (a "Subsidiary") for which one hundred percent of the issued and outstanding capital stock is owned by Borrower, provided such Subsidiary executes and delivers such guarantees, security agreements and other agreements reasonably requested by Lender to perfect and preserve Lender's rights under this Agreement and the other Loan Documents.

5.9 RESTRICTION ON LIENS. Borrower will not grant any security interest in, or mortgage of, any of its properties or assets including the Collateral.

5.10 OTHER BUSINESS. Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

                            6.   DEFAULT

6.1 DEFAULT. "Event of Default" shall mean the occurrence of one or more of any of the following events:

          (a) Default of any liability, obligation or undertaking of the Borrower to the Lender, hereunder or otherwise, including failure to pay in full and when due any installment of principal or interest continuing for 5 business days with respect to any monetary obligation or continuing for 5 business days after the giving of notice by the Lender with respect to all other obligations.

          (b) Failure of the Borrower to maintain aggregate collateral security value satisfactory to the Lender continuing for 5 business days after the giving of notice by the Lender.

          (c) Default of any material liability, obligation or undertaking of the Borrower to any other party continuing for 5 business days after the giving of notice by the Lender.

          (d) If any statement, representation or warranty heretofore, now or hereafter made in connection with this Agreement or in any supporting financial statement of the Borrower shall be determined by Lender to have been false in any material respect when made continuing for 5 business days after the giving of notice by the Lender.

          (e) The liquidation, termination or dissolution of, or the merger consolidation of the Borrower, into another entity or the Borrower ceasing to carry on actively its present business or the appointment of a receiver for the Borrower.

          (f) The liquidation, termination or dissolution of any guarantor of the Obligations or if a corporation, the merger or consolidation of any such guarantor into another entity, or any guarantor of the Obligations ceasing to carry on actively its present business, or the appointment of a receiver for any guarantor of the Obligations or the death of any guarantor of the Obligations or any partner or trustee of any guarantor of the Obligations.

          (g) The institution by or against the Borrower or guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 U.S.C. Section 101 ET SEQ. or any other law in which the Borrower any guarantor of the Obligations is alleged to be insolvent or unable to pay their respective debts as they mature, or the making by the Borrower or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting of a trust mortgage for the benefit of creditors.

          (h) The service upon the Lender hereof of a writ in which the Lender is named as trustee of the Borrower or of any guarantor of the Obligations.

          (i) A judgment or judgments for the payment of money shall be rendered against the Borrower and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution.

          (j) Any levy, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower.

          (k)  The termination of any guaranty of the Obligations.

          (l) The occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor or other surety for any of the obligations, or the occurrence of any event or circumstance such that the Lender, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any of the Obligations have been or may be impaired.

6.2 DEFAULT. If an Event of Default shall occur, at the election of the Lender, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.

     The Lender is hereby authorized, at its election, after an Event of Default or after Demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it by applicable law, all as the Lender may determine. If notice of a sale or other action by the Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Borrower agrees that five (5) days' written notice to the Borrower, or the shortest period of written notice permitted by such law, whichever is larger, shall be sufficient notice; and that to the extent permitted by law, the Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is or a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be free from any right of redemption, which the Borrower hereby waives and releases. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of the Borrower to the Lender shall be returned to the Borrower or to such other party as may be legally entitled thereto; and if there is a deficiency, the Borrower shall be responsible for the same, with interest. Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender and the Borrower. The Borrower hereby acknowledges that the Lender has extended credit and other financial accommodations to the Borrower upon reliance of the Borrower's granting the Lender the rights and remedies contained in this Agreement including without limitation, the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and the Borrower hereby acknowledges that the Lender is entitled to equitable and injunctive relief to reinforce any of its rights and remedies hereunder or under the Code and the Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Lender.

6.3 POWER OF ATTORNEY. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower but for the sole benefit of the Lender, upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the Inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of the Borrower, including, without limitation, executing releases, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to the Borrower and to take therefrom any remittances or proceeds of Collateral in which the Lender has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender shall designate to endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of the Borrower on and to receive as secured party any of the Collateral, any invoices schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of the Borrower on any notice of the Debtors or on verification of the Collateral; and to sign and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Lender's security interest. The Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to the Borrower except for willful misconduct in bad faith. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of the Borrower to the Lender shall remain unpaid.

6.4 NONEXCLUSIVE REMEDIES. All of the Lender's rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine.

6.5 REASSIGNMENT TO BORROWER. Whenever the Lender deems it desirable that any legal action he instituted with respect to any Collateral or that any other action be taken in any attempt to effectuate collection of any Collateral, the Lender may reassign the item in question to the Borrower (and if the Lender shall execute any such reassignment, it shall automatically be deemed to be without recourse to the Lender in any event) and require the Borrower to proceed with such legal or other action at the Borrower's sole liability, cost and expense, in which event all amounts collected by the Borrower on such item shall nevertheless be subject to the Lender's security interest.

                         7.   MISCELLANEOUS


7.1 WAIVERS. The Borrower waives notice of nonpayment, demand, presentment, protest or notice of protest of the Collateral, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

7.2 SEVERABILITY. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.3 SET-OFF. Any deposits, balances or other sums credited by or due from the Lender or any of its affiliates to Borrower and any security or other property of the Borrower in the possession of the Lender, whether for safekeeping or otherwise, may, at any time whether or not an Event of Default has occurred or demand has been made, without notice to Borrower, or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated and applied by Lender against any and all of the Obligations in such manner as the Lender in its sole discretion may determine.

7.4 INDEMNIFICATION. The Borrower shall indemnify, defend and hold the Lender harmless of and from any claim brought or threatened against the Lender by Borrower, any guarantor or endorser of the Obligations, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender's election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Lender. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Lender in favor of the Borrower.

7.5 COSTS AND EXPENSES. The Borrower shall pay to the Lender any and all costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, litigation and other expenses) incurred or paid by the Lender in establishing, maintaining, protecting or enforcing any of the Lender's rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Lender in defending the Lender's security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Collateral.

7.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.7 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives. successors and assigns of the parties hereto, and shall remain in full force and effect (and the Lender shall be entitled to rely thereon) until terminated as to future transactions by written notice from either Party to the other party of the termination hereof; provided that any such termination shall not release or affect any Collateral in which the Lender already has a security interest or any Obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination. Notwithstanding any such termination, the Lender shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments of undertakings made or entered into by the Lender prior to such termination. The Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Lender; and the Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral.

7.8 FURTHER ASSURANCES. Borrower will from time to time execute and deliver to the Lender, and take or cause to be taken, all such other further action as the Lender may request in order to effect and confirm or vest more securely in the Lender all rights contemplated or to vest more fully in or assure to the Lender the security interest in the Collateral granted to the Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral.

7.9 AMENDMENTS AND WAIVERS. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain the Lender's prior written consent to each such amendment, action or omission to act. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

7.10 TERMS OF AGREEMENT. This Agreement shall continue in force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

7.11 NOTICES. Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Lender, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Lender at address set forth in this Agreement or as any Party may from time to time designate by written notice to the other party.

7.12 MASSACHUSETTS LAW. This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in Massachusetts, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Massachusetts.

7.13 REPRODUCTIONS. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.14 VENUE. Borrower irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested to Borrower and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon Borrower.

7.15 JURY WAIVER. THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY T0 CONSULT WITH LEGAL COUNSEL, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH. THE BORROWER CERTIFIES THAT NEITHER THE LENDER NOR

ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Witness                                       Borrower

                                              Fix-Corp International, Inc.

/s/ Sherry Durst                              By: /s/ Mark Fixler
----------------------------                     ---------------------------
                                                  Mark Fixler, President


Accepted at Boston, Massachusetts:  Gordon Brothers Capital Corporation

By:/s/ Warren H. Feder
   -----------------------
Name:    Warren H. Feder
Title:   President

                                    SCHEDULE 5.1

     February 1997  $  20,907
     March 1997        84,271
     April 1997        79,734
     May 1997          79,734
     June 1997         79,734
     July 1997         79,734
     August l997      123,122
     September 1997   250,517
     October 1997     394,198
     November 1997    394,198
     December 1997    394,198
     January 1998     394,198

_________________________________________________Quantum Exhibit C to Exhibit 8

                               SCHEDULE 1.02A

                      PERSONAL PROPERTY SOLD TO BUYER

-----------------------------------------------------------------------------------------------------------------------------------
                                               LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
CY1001           BALE CONVEYOR                       HUSTLER              B2677 (SER.#)       72" W x 27' L 1/4" PLATE STEEL BELT
B81002           BALE BREAKER                        HUSTLER              B2679 (SER #)       72" W x 72' L w/ 30 HP - EDDY CURRENT
                                                                                                DRIVE
CY1003           VIBRATORY CONVEYOR &
                   PUNCH-PLATE SCREEN                HUSTLER              B2680 (SER. #)      60" W x 23' L PUNCH-PLATE
                                                                                                2"x10 ROWS - CONVEYOR BED
CY1004           FLAT-BELT, REFUSE CONVEYOR          HUSTLER              B2682 (SER. #)      12" W x 6' L FLAT BELT w/ CLEATS
CY1005           INCLINED, CLEATED, WASTE
                   CONVEYOR                          HUSTLER              B2684 (SER. #)      12" x 12' L FLAT BELT WITH CLEATS
CY1006           MANUAL SORTING CONVEYOR             HUSTLER              B2686 (SER. #)      36" W x 30' L FLAT BELT
CY1007           INCLINED, CLEATED CONVEYOR          HUSTLER              B2689 (SER. #)      36" W x 20' l FLAT BELT
                                                                                                w/ MAG. HEAD PULLEY
CY1007A          SLIDE CONVEYOR                      CUSTOM                                   BRIDGES INCLINED CLEATED CONVEYORS
CY1011           INCLINED, CLEATED CONVEYOR          HUSTLER              B2692 (SER. #)      36" W x 19'6" L FLAT BELT
                                                                                                w/ CLEATS & MAG. HEAD PULLEY
GR1013           GRANULATOR                          CUMBERLAND           50B                 100 HP MOTOR - 3 BLADE ROTOR -
                                                                                                1/2" BED-SCREEN
BL1014           PRIMARY ELUTRIATOR BLOWER           STERLING SYSTEMS     7075FV (CCWUD)      COMPONENT OF STERLING'S 3210EL SYSTEM
FS1015           ELUTRIATION VESSEL                  STERLING SYSTEMS     EL32C               IBID - SS - 7" OD INLET ON 146" STAND
BL1016           SECONDARY ELUTRIATOR BLOWER         STERLING SYSTEMS     1115 FV (CCWUD)     IBID - PROVIDES FLUIDIZATION IN
                                                                                                ELUTRIATOR - DISCHARGES TO CYCLONE
FS1017           AIR CYCLONE                         STERLING SYSTEMS     #13                 IBID - SS #13 CYCLONE w/ SIDE-MOUNTED
                                                                                                FILTER HEAD - 16" D x 144" LONG
VS1019           DIRTY-FLAKE PICK-UP BIN AND
                   FEED AUGER                        CUSTOM                                   SS - 6"D x 13' L INCLINED AUGER -
                                                                                                MARTIN VIBRATOR CD 36-250
VS1021           COLD WASH TANK                      CUSTOM                                   SS - 500 GAL. - 6-SECTION PRE-WASH
MXM1021A,B,C     COLD WASH TANK MIXERS               PHILADELPHIA MIXER   PG 13               1/3 HP
MXP1021A,B,C,D   COLD WASH TANK PULLERS              CUSTOM                                   PNEUMATIC MIXERS
FS1023           COLD-WASH, DEEP-BED FILTER          CUSTOM                                   SS - 270 GAL - INDEXING, REUSABLE
                                                                                                FILTER MEDIUM
P1024            COLD WASH FEED PUMP                 CARVER                                   1-1/4" x 1-1/2" x 7" SS IMPELLER
FS1022           COLD WASH DEWATERING DRYER          CARTER DAY           D312                10 HP DRYER MOTOR - SS FRAME AND
                                                                                                ROTOR - STELLITED ROTOR
VS1027           INTERMEDIATE FLAKE HOPPER AND
                   AUGER                             CUSTOM                                   SS - 3.5 CU YD BIN - 6"D x 22'L
                                                                                                INCLINED AUGER AND LEVEL CONTROL
VS1030           HOT WASH TANK (1 OF 2)              CUSTOM                                   SS - 390 GAL - STEAM-JACKETED -
                                                                                                INSULATED
VS1031           HOT WASH TANK (2 OF 2)              CUSTOM                                   SS - 390 GAL - STEAM-JACKETED -
                                                                                                INSULATED
MXM1030          HOT WASH TANK MIXER (1 OF 2)        PHILADELPHIA MIXER   PG 13               5 HP - SS SHAFT & IMPELLERS
MXM1031          HOT WASH TANK MIXER (2 OF 2)        PHILADELPHIA MIXER   PG 13               5 HP - SS SHAFT & IMPELLERS
FS1032           HOT WASH DEWATERING DRYER           CARTER DAY           D312                SS FRAME AND ROTOR - 10 HP MOTOR
FS1042           HOT WASH-WATER, DEEP-BED FILTER     CUSTOM                                   SS - 270 GAL. - INDEXING, REUSABLE,
                                                                                                FILTER MEDIUM
P1043            HOT WASH, DEEP-BED FILTER,
                   SUMP PUMP                         CARVER                                   SS HOUSING AND IMPELLER -
                                                                                                70 GPM - 5 HP
VS1044           HOT WASH-WATER HEATING
                   RESERVOIR TANK                    CUSTOM                                   4' W x 6' H x 10' L - SS -
                                                                                                STEAM-HEATED - INSULATED - 1200 GAL.
P1044&47         HOT WATER PUMPS                     WEMCO                FL                  3" x 5-1/4" - SS HOUSINGS AND
                                                                                                IMPELLERS - 60 GMP - 5 HP DRIVE
                                                                                                MOTORS
VS1033           HOT-WASH, CLEAN-FLAKE BIN           CUSTOM                                   SS - 1.5 CU YD
CY1034           HOT-WASH, CLEAN-FLAKE AUGER         CUSTOM                                   SS - 6"D x 8'L - 2500 LB/HR -
                                                                                                1 HP MOTOR

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
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                                               LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
VS1035           RINSE/SEPARATION TANK               CUSTOM                                   SS - 225 GAL.
MXM1035A&B       RINSE/SEPARATION TANK MIXERS        PHILADELPHIA MIXER   PG 13               SS SHAFTS AND IMPELLERS - 1 HP DRIVE
                                                                                                MOTORS
P1038&39         HYDROCYCLONE PUMPS                  WEMCO                FL                  3" x 5-1/5" w/ SS IMPELLERS
FS1036           HYDROCYCLONE SEPARATOR              KREBS ENGINEERING    D10B-841
FS1037           HYDROCYCLONE SEPARATOR              KREBS ENGINEERING    D10B-841
FS1040           VIBRATORY FILTER                    SWECO                LS30S66
FS1041           PRIMARY CLEAN FLAKE SPIN DRYER      CARTER DAY           D512                SS FRAME AND ROTOR - 10 HP
                                                                                                DRIVE MOTOR
FS1048           FINAL CLEAN FLAKE SPIN
                   DRYER - AIR ASSISTED              CARTER DAY           D532                SS FRAME AND ROTOR - 20 HP
                                                                                                DRIVE MOTOR
BL1049           EXHAUST BLOWER                      TWIN CITY FAN        BC-SW               SIZE 165 - 4800 CFM - 3 HP
                                                                                                DRIVE MOTOR
FS1049           DRYER BLOWER EXHAUST FILTERS        CUSTOM                                   4 - 15" DIA. FILTER SOCKS
VS1050           INTERMEDIATE DRY FLAKE BIN
                   w/ VIBRATOR & AIRVEYOR            STERLING SYSTEMS     SGB-03080           COMPONENT OF STERLING'S 3210EL
                                                                                                SYSTEM - AL - 30 CU FT`
BL1051           CLEAN FLAKE ELUTRIATOR BLOWER       STERLING SYSTEMS     7075FV (CCWUD)      IBID - 7.5 HP MOTOR
FS1052           CLEAN FLAKE ELUTRIATOR              STERLING SYSTEMS     EL32C               IBID - SS - 7" INLET NOZZLE
BL1054           CYCLONE BLOWER                      STERLING SYSTEMS     1115FV              IBID - 15 HP MOTOR
FS1055           ELUTRIATED-WASTE CYCLONE            STERLING SYSTEMS     #13                 IBID - SS - #13 CYCLONE w/ SIDE
                                                                                                MOUNTED FILTER HEAD
FS1056           CYCLONE EXHAUST FILTER              STERLING SYSTEMS                         IBID - 6 - 16" d x 144" LONG
                                                                                                FILTER BAGS
VS1053           ELUTRIATED FLAKE RECEIVER           L - 4 SYSTEMS                            AL - 4W x 4'L x 4' DEEP (2.2 CU YD) -
                                                                                                w/ LEVEL CONTROL & VIBRATOR
FR1099           ELUTRIATED, CLEAN-FLAKE VACUUM
                   TRANSFER SYSTEM                   L - R SYSTEMS        VL-500              10 HP w/ L-R 36FR003C FILTERS
VS1057           ELUTRIATED, CLEAN-FLAKE SURGE BIN   L - R SYSTEMS                            7' x 7' x 14'H (5000 LB) - AL - HIGH
                                                                                                LEVEL SENSOR - SIGHT GLASS
FR1100           BLENDING-STATION, VACUUM
                   TRANSFER SYSTEM                   L - R SYSTEMS        VL-500              20 HP VACUUM BLOWER w/ SOUND
                                                                                                ENCLOSURE
VS1077A          WEIGH BLENDER - CLEAN FLAKE BIN     L - R SYSTEMS        WSB-2000 4          L-R ENGR SYSTEM, 36" x 36" x 70" AL
                                                                                                BIN w/ LEVEL SENSOR & 2 CU FT RCVR
VS1077B,C,D      WEIGH BLENDER - ADDITIVE
                   BINS (3)                          L - R SYSTEMS        STOCK               14" x 14" x 48"
SF1079A,B,C,D    VIBRATORY FEEDERS                   SYNTRON                                  FMC #8F-01 8 X 20 AND FMC #F-10C
                                                                                                VIBRATORY FEEDERS
VS1076           WEIGH HOPPER                        L - R SYSTEMS        WBS-2000            150 LB CAP-PROGRAMMABLE WEIGH SCALE
                                                                                                BLENDER
BD1060           CLEAN FLAKE & ADDITIVES
                   RIBBON BLENDER                    L - R SYSTEMS        CUSTOM              200 # CAP - AL MIXING BARREL w/ 2 HP
                                                                                                GEAR DRIVE AND MIXING PADDLE
FR1101           EXTRUDER-FEED, VACUUM
                   TRANSFER SYSTEM                   L - R SYSTEMS        VL-500              20 HP VACUUM BLOWER
VS1063           EXTRUDER FEED HOPPER                EGAN                 CUSTOM              13 CU FT w/ L-R SYSTEMS VPW-500
                                                                                                POWDER RECEIVER
EXM1060          EXTRUDER MOTOR                      EMERSON              508AT               400 HP DC w/ COOLING BLOWER ATTACHMENT
GB1061           EXTRUDER GEAR-BOX                   EGAN                 6"H-6026 RH         20 6.1 GEAR RATIO
EX1060           EXTRUDER                            EGAN                                     6"D - 36 1L/D - VACUUM-VENTED
SP1074           SCREEN CHANGER                      KREYENBORG           SWE-200-88/RS       2 BOLT, AUTO-BACKFLUSHING
                                                                                                TYPE - 206 mm SCREENS
PZ1069           PELLETIZER                          BERINGER             WRP-12V             WATER-RING TYPE - VARIABLE SPEED -
                                                                                                2HP/3600 RPM, MAX
VS1072           PELLET WATER DEWATERING TROUGH      BERINGER                                 PART OF WRP-12V SYSTEM

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                                               LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
FS1071           ELLET DRYER - AIR ASSISTED          BERINGER                                 SS FRAME AND ROTOR - 2HP/1200 RPM -
                                                                                                PART OF WRP-12V SYSTEM
VS1085           ELLETIZER SURGE BIN                 L - R SYSTEMS        30"x30"x36"H        AL - 1/2" SCREEN - MAGNEETIC SCREEN -
                                                                                                LEVEL CONTROLLED

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                                               LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
CY2001           BALE CONVEYOR                       HUSTLER              B2676 (SER.#)       72" W x 27' L 1/4" plate steel belt
BB2002           BALE BRAKER                         HUSTLER              B2678 (SER. #)      72" W x 72' L

CY2003           VIBRATORY CONVEYOR & PUNCH
                   PLATE SCREEN                      HUSTLER              B2681 (SER. #)      60" W x 23' L BED - PUNCH-PLATE:
                                                                                                2"x10 ROWS
CY2004           RESIDUE SLIDE CONVEYOR              HUSTLER              B2683 (SER. #)      12" W x 6' L FLAT BELT w/ CLEATS
CY2005           CLEATED, INCLINED, RESIDUE
                   CONVEYOR                          HUSTLER              B2685 (SER. #)      12" W x 12' L FLAT BELT w/ CLEATS
CY2006           INCLINED, CLEATED, SORTING
                   STATION FEED CONVEYOR             HUSTLER              B2687 (SER. #)      36" W x 20' L BELT w/ MAG. HEAD PULLEY
CY2007           SORTING CONVEYOR                    HUSTLER              B2688 (SER. #)      36" W x 15' L FLAT SLIDE BELT - TWO
                                                                                                THROW-OUT SHUTES
CY2008           WASTE/BY-PRODUCT SLIDE CONVEYOR     HUSTLER              B2691 (SER #)       24" W x 20' L FLAT BELT (REVERSIBLE)
CY2009           WASTE/BY-PRODUCT BALER
                   FEED CONVEYOR                     VALLEY FORGE         700                 18" W x 15' L FLAT BELT w/ CLEATS
BA2011           WASTE/BY-PRODUCT BALER              PIQUA                54-40 HD            HYDRAULIC VERTICAL BALER
CY2012           SORTING-LINE TAKE-AWAY CONVEYOR
                   (INCLINED, CLEATED)               HUSTLER              B2690 (SER. #)      36" W x 15' L FLAT BELT w/ MAG.
                                                                                                HEAD PULLEY
CY2012A          SLIDE CONVEYOR                      CUSTOM                                   BRIDGES INCLINED, CLEATED CONVEYORS
CY2016           GRANULATOR FEED CONVEYOR
                   (INCLINED, CLEATED)               HUSTLER              B2693 (SER. #)      36" W x 19'-6" L FLAT BELT w/ CLEATS
GR2018           GRANULATOR                          CUMBERLAND           508                 100 HP - 1/2" BED-SCREEN - 3-BLADE
                                                                                                ROTOR - SOUND-PROOFED
BL2019           DIRTY FLAKE ELUTRIATOR BLOWER       STERLING SYSTEMS     7075FV (CCWUD)      A COMPONENT OF STERLING'S
                                                                                                3210EL SYSTEM
FS2020           DIRTY FLAKE ELUTRIATION VESSEL      STERLING SYSTEMS     EL32C               IBID - SS - 7" OD INLET, 146" STAND
BL2021           CYCLONE BLOWER                      STERLING SYSTEMS     1115FV (CCWUD)      IBID - 15 HP BLOWER MOTOR
FS2022           AIR CYCLONE & BAG FILTER            STERLING SYSTEMS     #13                 SS - #13 CYCLONE w/ SIDE MOUNTED
                                                                                                FILTER HEAD
VS2023           DIRTY FLAKE PICK-UP BIN AND
                   FEED AUGER                        CUSTOM                                   SS - 3.5 CU YD CAPACITY
                                                                                                w/ 6"D x 13' L INCLINED AUGER
VS2027           HOT WATER WASH TANK (1 OF 2)        CUSTOM                                   SS - 390 GAL. - STEAM JACKETED -
                                                                                                INSULATED
VS2026           HOT WATER WASH TANK (2 OF 2)        CUSTOM                                   SS - 390 GAL. - STEAM JACKETED -
                                                                                                INSULATED
MXM2027&28       HOT WATER WASH TANK MIXERS          PHILADELPHIA MIXER   PG 13               SS SHAFT AND IMPELLERS - 5 HP
                                                                                                DRIVE MOTORS
FS2029           HOT WASH DEWATERING DRYER           CARTER DAY           D312                SS ROTOR AND FRAME - STELLITED
                                                                                                ROTOR - 10 HP DRIVE
FS2045           HOT WASH-WATER, DEEP-BED FILTER     CUSTOM                                   SS - 270 GAL. - INDEXING, REUSABLE
                                                                                                FILTER MEDIUM
P2046            HOT WASH, DEEP-BED FILTER,
                   SUMP PUMP                         CARVER                                   70 GPM PUMP - 5 HP MOTOR -
                                                                                                SS HOUSING & IMPELLER
VS2047           HOT WASH WATER HEATING TANK         CUSTOM                                   SS - STEAM-HEATED - INSULATED -
                                                                                                1200 GAL.
P2047&50         HOT WASH WATER PUMPS                CARVER               FL                  3" x 5-1/4" 60 GPM - 5 HP MOTOR -
                                                                                                SS HOUSING & IMPELLER
VS2030           HOT WASH CLEAN FLAKE BIN            CUSTOM                                   SS - 1.5 CU YD
CY2031           HOT WASH CLEAN FLAKE BIN AUGER      CUSTOM                                   SS - 6" D x 8' L - 2500 LB/HR
VS2032           PRIMARY CLEAN FLAKE RINSE TANK      CUSTOM                                   3' W x 6' L x 3 H, SS - 260 GAL. -
                                                                                                3 COMP. STATIC-SCREEN SEPARATOR
MXM2032A,B,C     PRIMARY RINSE TANK MIXERS           PHILADELPHIA MIXER   PG-13               SS SHAFT AND IMPELLER - 1/4 HP
P2038            RINSE TANK SUMP PUMP
                   (COMPARTMENT C)                   WEMCO                FL                  190 GPM - 10 HP - SS HOUSING AND
                                                                                                IMPELLER
FS2037           HYDROCYCLONE SEPARATOR
                   (COMPARTMENT C)                   KREBS ENGINEERING    D108-841

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                                               LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
FS2044           PRIMARY RINSE SYSTEM
                   SPIN DRYER                        CARTER DAY           D512                SS FRAME AND ROTOR - 10 HP
P2034&36         PRIMARY RINSE SYSTEM SUMP
                   PUMPS (COMPARTMENTS A&B)          WEMCO                FL                  190 GPM - 10  HP MOTOR - SS HOUSING &
                                                                                                IMPELLER
FS2033&35        HYDROCYCLONE SEPARATORS
                   (COMPARTMENTS A&B)                KREBS ENGINEERING    D108-841
FS2039           "HEAVIES" SPIN DRYER                CARTER DAY           D312                SS FRAME AND ROTOR - 10 HP DRYER MOTOR
VS2040           SECONDARY, CLEAN-FLAKE
                   RINSE TANK                        CUSTOM                                   SS - 200 GAL.
MXM2040          SECONDARY RINSE TANK MIXER          PHILADELPHIA MIXER   PC-13               SS SHAFT AND IMPELLER - 1/4 HP
P2041            SECONDARY RINSE TANK
                   SUMP PUMP                         WEMCO                FL                  190 GPM - 10 HP - SS HOUSING AND
                                                                                                IMPELLER
FS2042           HYDROCYCLONE SEPARATOR              KREBS ENGINEERING    D108-841
FS2043           VIBRATORY FILTER                    SWECO                LS30S66
FS2051           FIRST-STAGE DEWATERING DRYER        CARTER DAY           D312                SS FRAME AND ROTOR- 10  HP MOTOR
FS2052           SECOND-STAGE DEWATERING DRYER       CARTER DAY           D312                SS FRAME AND ROTOR - 10 HP MOTOR
FS2053           FINAL DEWATERING DRYER
                   WITH AIR-ASSIST                   CARTER DAY           D532                SS HOUSING AND ROTOR - 15 HP MOTOR
BL2053           EXHAUST BLOWER                      TWIN CITY FAN        BC-SW               SIZE 165; 4800 CFM - 3HP
                                                                                                w/ 4-15" DIA. FILTER SOCKS
VS2057           INTERMEDIATE DRY FLAKE BIN
                   w/ VIBRATOR & AIRVEYOR            STERLING SYSTEMS     SGB-03060           COMPONENT OF STERLING'S 3210EL
                                                                                                SYSTEM - AL - 30 CU FT
BL2058           ELUTRIATOR BOWER                    STERLING SYSTEMS     7075FV (CCWUD)      IBID - 7.5 HP BLOWER MOTOR
FS2059           CLEAN FLAKE ELUTRIATION VESSEL      STERLING SYSTEMS     EL32C               IBID - SS
BL2060           CYCLONE BLOWER                      STERLING SYSTEMS     1115FV (CCWUD)      IBID - 15 HP BLOWER
FS2061           ELUTRIATED WASTE CYCLONE            STERLING SYSTEMS     #13                 IBID - SS - #13 CYCLONE w/ SIDE
                                                                                                MOUNTED FILTER HEAD
FS2062           CYCLONE EXHAUST FILTER              STERLING SYSTEMS                         IBID - 6 - 16" D x 114" LONG
                                                                                                FILTER BAGS
VS2063           ELUTRAITED FLAKE RECEIVER           L - R SYSTEMS        STOCK               AL - 4W x 4'L x 4' DEEP - WITH
                                                                                                LEVEL CONTROLLERS
FR2104           ELUTRIATED, CLEAN-FLAKE VACUUM
                   TRANSFER SYSTEM                   L - R SYSTEMS        VL-500              15 HP VACUUM BLOWER w/ L-R 36FR003C
                                                                                                RCVR
VS2065           ELUTRIATED, CLEAN-FLAKE
                   SURGE BIN                         L - R SYSTEMS        CUSTOM              AL - 7' x 7' x 14' H (5000 LB) -
                                                                                                HIGH LEVEL SENSOR - SIGHT GLASS
FR2105           BLENDING STATION VACUUM
                   TRANSFER SYSTEM                   L - R SYSTEMS        VL-500              20 HP VACUUM BLOWER
VS2065A          WEIGH BLENDER - CLEAN FLAKE BIN     L - R SYSTEMS        CUSTOM              36 CU FT AL HOPPER
                                                                                                w/ L-R VL-4500/02 VACUUM RECVR
VS2065B,C,D      WEIGH BLENDER - ADDITIVE
                   BINS (3)                          L - R SYSTEMS        STOCK               14" x 14" x 48" AL BIN
                                                                                                w/ L-R VPW-400 POWDER RECEIVER
SF2067A,B,C,D    VIBRATORY FEEDERS                   SYNTRON              BF-01C              FMC #8F-01 8 x 20 AND FMC #F-10C
                                                                                                VIBRATORY FEEDERS
VS2067           WEIGH HOPPER                        L - R SYSTEMS        WSB-2000 4          150 LB CAPACITY - PROGRAMMABLE
BD2068           CLEAN FLAKE & ADDITIVES
                   RIBBON BLENDER                    L - R SYSTEMS        STOCK               200 # CAP - AL MIXING BARREL w/ 2 HP
                                                                                                GEAR DRIVE & MIXING PADDLE
FR2106           EXTRUDER FEED VACUUM
                   TRANSFER SYSTEM                   L - R SYSTEMS        VL-500              20 HP VACUUM BLOWER
VS2091           EXTRUDER FEED HOPPER                EGAN                 CUSTOM              13 CU FT CAP w/L-R VPW - 500
                                                                                                POWDER RECEIVER
EXM2068          EXTRUDER MOTOR                      EMERSON              508AT               400 HP DC w/ COOLING BLOWER
GB2069           EXTRUDER GEAR-BOX                   EGAN                 6:H-6026 RH         20.6 1 GEAR RATIO
EX2068           EXTRUDER                            EGAN                                     6: - 36 1 LL/D - VACUUM VENTED

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
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                                               LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
SP2082           SCREEN CHANGER                      KREYENBORG           SWE-200-88/RS       2-BOLT - AUTO BACKFLUSHING TYPE -
                                                                                                205 mm SCREENS
PZ2082           PELLETIZER                          BERINGER             WRP-12V             WATER RING-TYPE - 2 HP, VARIABLE
                                                                                                SPEED MOTOR, 3600 RPM, MAX.
VS2080           PELLET WATER DEWATERING TROUGH      BERINGER                                 COMPONENT OF WRP-12V PACKAGE
FS2079           PELLET DRYER - AIR ASSISTED         BERINGER                                 IBID - SS FRAME AND ROTOR - 2 HP,
                                                                                                1200 RPM
VS2083           PELLETIZER SURGE BIN                L - R SYSTEMS        30"x30"x36"H        AL - 1/2" SCREEN - MAGNETIC SCREEN -
                                                                                                LEVEL CONTROLLED
FS2045A          HOT FILTRATE SIEVE                  HYCOR                HS36/A44            SS CONSTRUCTION

-----------------------------------------------------------------------------------------------------------------------------------
                                            PLANT SUPPORT EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
F-2              AUTO BACK-FLUSH FILTER              YARDNEY              MM3660-3A           (3) 200 GPM MULTI-MEDIA FILTERS
                                                                                                w/AUTO CONTROLS
F-101            FILTER PRESS                        PAC PRESS                                MODEL P800E132A-10/15; 15 CU FT CAP
                 FLOWMETER                           SPARLING                                 MODEL FM 621-031-401-0 SIZE 3
P-103            PROCESS FEED PUMPS                  MCM                                      3 x 4 x 11
P-109            RECYCLE PUMP                        BARNES               10 ICU - 1          100GPM 5HP
P-105            FILTER PRESS FEED PUMP              WARREN RUPP          SA2-A               SANDPIPER TYPE 5; 50 GPM, AIR POWERED,
                                                                                                DOUBLE DIAGRAM PUMP
P-112            SKIM TRANSFER PUMP                  WARREN RUPP          SA2-A               SANDPIPER TYPE 5; 50 GPM, AIR POWERED,
                                                                                                DOUBLE DIAGRAM PUMP
                 RE-USE WATER PUMP (2)               WEINMAN              3G5-4               250 GPM @ 42 TDH
P-101/2          FEED PUMP                           GORMAN RUPP          T3A80-B             SELF PRIMING CENTRIFUGAL PUMP
T-111            SAMPLE TANK                         NORWESCO             STOCK               550 GAL. 67" D x 42" H POLETHYLENE
T-107            DAF CELL TANK                       PCE                  120                 DISSOLVED AIR FILTER w/ SKIMMER AND
                                                                                                MIXERS MFG 1/95
                 HILLSIDE SCREEN                     GALA                 160 FRS
                 SCREW PRESS                         HYCOR                SPR 260             HELIXPRESS UNIT, SPR 260, HYCOR
                                                                                                S/N H-0011096
T-101            EQUALIZATION TANK                   NORWESCO             STOCK               5000 GAL. POLY TANK 102" D x 152" H
                                                                                                w/ MIXER
A-101            EQ TANK MIXER                                                                3/4 HP GEAR DRIVE MIXER FITS INTO
                                                                                                EQ TANK
T-102            EQUALIZATION TANK                   NORWESCO             STOCK               5000 GAL. POLY TANK 102" D x 152" H
T-103            SKIM HOLDING TANK                   NORWESCO             STOCK               1700 GAL. POLY TANK 87"D x 72" H
                 FACILITY BOILER                     CLEAVOR BROOKS       C8-700-1505         150 PSI PACKAGED BOILER SYSTEM
                 FLOOR SCALE                         GSE                  550                 PORTABLE FLOOR SCALE
                 REFUSE COMPACTOR                    McCLAIN              40067               HYDRAULIC COMPACTOR FOR A
                                                                                                42 CU FT REFUSE BOX
                 TRUCK SCALE                         FAIRBANKS            90-161-1            35 TON SCALE
                 PLANT AIR SUPPLY COMPRESSOR         SULLAIR              SRF                 (2) SRF 1/4000 AIR COMPRESSORS
                                                                                                FOR PLANT AIR
                 BALE WIRE DICER                     SWEED                510                 CUTS BALE WIRES
                 FLOOR SWEEPER                       POWERBOSS            TSS/80-HD           DRIVING FLOOR MACHINE
                 FORK LIFTS (2)                      TCM                  FCG 18N7T
                 FORK LIFT                           TCM                  FG20N3T
                 FIRE WATER AND SPRINKLER PUMP       PEERLESS             6AEF14G             13" D IMP 100 HP w/ JOSLYN CLARK
                                                                                                CONTROL C 38204-4J SYSTEM
                 COOLING TOWER                       MARLEY               28144
FR1103           SILO VACUUM TRANSFER SYSTEM         L - R SYSTEMS        VL-500              15 HP BLOWER MOTOR w/ FILTERS
VS1066           15000 LB PELLET SILO                PEABODY TECHTANK     CUSTOM              12' D x 16' H AL CONST
RA1068           15000 LB SILO ROTARY AIR LOCK       MEYER & SONS         HD                  SIZE 10" x 10" - 1 HP DRIVE MOTOR
VS1069           50000 LB PELLET BLENDING SILO       PEABODY TECHTANK     CUSTOM              11' D x 29' H - AL CONST w/ BLENDING
                                                                                                TUBE & LEVEL SENSOR
FR1102           VACUUM, PELLET RECIRCULATING        L - R SYSTEMS        VL-500              w/ AIR FILTERS

-----------------------------------------------------------------------------------------------------------------------------------
                                            PLANT SUPPORT EQUIPMENT AND MACHINERY LIST

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
RA1092           ROTARY AIR LOCK - 50000 LB          MEYER & SONS         HD                  SIZE 10" x 10" - 1 HP DRIVE MOTOR
WH1096           PACKAGING SCALE - 50000 LB SILO     SYNTEST              SP320               BLENDING SILO FITTED WITH HI AND
                                                                                                LO OUTPUT SLIDE VALVES
BL1095           BLOWER - BULK LOADING SYSTEMS       L - R SYSTEMS        LSP400-30           30 HP MOTOR
FS1107           TRUCK LOADING CYCLONE               L - R SYSTEMS        750                 SS - 3 CU FT CAPACITY
TL1108           RAILCAR LOADING LINES (2)           CUSTOM                                   4" LINES - PEENED
FR2108           SILO VACUUM TRANSFER SYSTEM         L - R SYSTEMS        VL-500              15 HP VACUUM BLOWER
VS2094           15000 LB PELLET SILO                PEABODY TECH TANK    CUSTOM              AL CONST - 12' D 16' H
RA2109           15000 LB SILO ROTARY AIR LOCK       MEYER & SONS         HD                  SIZE 10 x 10  1 HP DRIVE MOTOR
VS2097           50000 LB PELLET BLENDING SILO       PEABODY TECHTANK     CUSTOM              11' D x 29' H - AL CONST -
                                                                                                w/ BLENDING TUBE & LEVEL SENSOR
FR2107           VACUUM, PELLET RECIRCULATING        L - R SYSTEMS        VL-500              15 HP VACUUM BLOWER
RA2100           ROTARY AIR-LOCK - 50000 LB          MEYER & SONS         HD                  1 HP DRIVE MOTOR
WC2103           PACKAGING SCALE - 50000 LB SILO     SYNTEST              SP320               BLENDING SILO FITTED WITH HI AND
                                                                                                LO OUTPUT SLIDE VALVES

-----------------------------------------------------------------------------------------------------------------------------------
                                             LIST OF OBSOLETE EQUIPMENT AND MACHINERY

ASSET ID         ASSET NAME                          MAKE                 MODEL               NOTE
-----------------------------------------------------------------------------------------------------------------------------------
FS2055           FLAKE DRYER - AIR ASSISTED          CARTER DAY           D532                SS FRAME & ROTOR - 15 HP MOTOR -
                                                                                                NEEDS NEW ROTOR
VS2054           METAL DETECTOR & DIVERTER           ERIEZ                EZ TEC III SERIES   REJECTS AL FROM CLEAN PET FLAKE
SP-1074 (OLD)    SLDE-PLATE SCREEN-CHANGER           BERINGER             RSL-60              6" BREAKER PLAT - HYDRAULIC UNIT -
                                                                                                NEEDS NEW INLET ADAPTOR
SP-2062 (OLD)    SLDE-PLATE SCREEN-CHANGER           BERINGER             RSL-60              6" BREAKER PLAT - HYDRAULIC UNIT -
                                                                                                NEEDS NEW INLET ADAPTOR
VS2112           PET FLAKE POLISHING
                   TANK & AUGER                      CUSTOM                                   SS - APPROX. 100 GAL. CAP.
SH1009           SHREDDER                            SHRED TECH           ST-50               2 x 30 HP DRIVE MOTORS - NEEDS NEW
                                                                                                ROTORS & PNEUMATIC CRAMMER
SH2014           SHREDDER                            SHRED TECH           ST.50               2 x 30 HP DRIVE MOTORS - NEEDS NEW
                                                                                                MOTORS & PNEUMATIC CRAMMER
DM1010           DRUM MAGNET                         DINGS MAGNETIC       12 x 36 FC DRUM     SCAVENGES FERROMAGNETICS FROM
                                                                                                SHREDDER OUTPUT
DM2015           DRUM MAGNET                         DINGS MAGNETIC       12 x 36 FC DRUM     SCAVENGES FERROMAGNETICS FROM
                                                                                                SHREDDER OUTPUT

                                                          Exhibit D to Exhibit 8

                         [SELVAGE & ASSOCIATES LETTERHEAD]




                                  February 8, 1996


Fix-Corp International, Inc.
27040 Cedar Road
Suite 218
Beachwood, Ohio  44124

     RE:       APPRAISAL

Per your request, I inspected the equipment and related items located in the Mid Ohio Corporate Park, Heath, Ohio, for the purpose of estimating the current value of the property.

I have provided you with "Fair Market" value, in place for continuation of the present operations.

The total value of all appraised property is $6,850,500.00 (Six Million Eight Hundred Fifty Thousand Five Hundred Dollars).

The "Liquidation" value of the equipment and related items would be approximately 68% (sixty-eight percent) of the total "Fair Market" evaluation.

This appraisal is a disinterested statement prepared by our company evaluating the property on the date of this document. We assume no responsibility as to the ownership of the items listed in this appraisal, not having examined property titles.

If you have any questions, or need any additional assistance, please do not hesitate to contact me.

Yours truly,

/s/ Butch Selvage

Butch Selvage

SELVAGE & ASSOCIATES

Enclosures:

                         [SELVAGE & ASSOCIATES LETTERHEAD]


                                  February 8, 1996


                               QUANTUM PLASTICS, INC.
                              MID OHIO CORPORATE PARK
                                   STATE ROUTE 79
                                    HEATH, OHIO

     RE:  APPRAISAL
          Equipment and machinery "IN PLACE AND OPERATIONS", FOR CONTINUED USAGE" in the reclamation and reprocessing of plastic materials.

QUANTUM PROCESSING LINE #7 consisting of: bale conveyor, bale breaker, vibratory conveyor & punch-plate screen, flat belt refuse conveyor, inclined cleated waste conveyor, manual sorting conveyor, inclined cleated conveyor, slide conveyor, inclined cleated conveyor, granulator, primary elutriator blower, elutriation vessel, secondary elutriator blower, air cyclone, dirty flake pickup bin and feed auger, cold wash tank, cold wash tank mixers, cold wash tank pullers, cold wash deep bed filter, cold wash feed pump, cold wash dewatering dryer, intermediate flake hopper and auger, hot wash tank (1 of 2) , hot wash tank (2 of 2), hot wash tank mixer (1 of 2), hot wash tank mixer (2 of 2), hot wash dewatering dryer, hot wash deep bed filter, hot wash deep bed filter, sump pump, hot wash water heating reservoir tank, hot water pumps, hot wash clean flake bin, hot wash clean flake auger, rinse/separation tank, rinse/separation tank mixers, hydrocyclone pumps, hydrocyclone separator, hydrocyclone separator, vibratory filter, primary clean flake spin dryer, final clean flake spin dryer-air assisted, exhaust blower, dryer blower exhaust filters, intermediate dry flake bin w/vibrator & airveyor, clean flake elutriator blower, clean flake elutriator, cyclone blower, elutriated waste cyclone, cyclone exhaust filter, elutriated flake receiver, elutriated clean flake vacuum transfer system, elutriated clean flake surge bin, blending station, vacuum transfer system, weigh blender clean flake bin, weight blender additive bins (3), vibratory feeders, weigh hopper, clean flake & additives ribbon blender, extruder feed vacuum transfer system, extruder feed hopper, extruder motor, extruder gear box, extruder, screen changer, pelletizer, pellet water dewatering trough, pellet dryer-air assisted, pelletizer surge bin, silo vacuum transfer system, 15,000 lb. pellet silo, 15,000 lb. silo rotary air lock, 50,000 lb. pellet blending silo, vacuum pellet recirculating system, rotary air lock-50,000 lb. blending silo, packaging scale-50,000 lb. silo, blower-bulk loading system, truck loading cyclone, rail car loading lines (2)

     VALUE .................................................. $2,963,000.00

QUANTUM LINE #8 consisting of: bale conveyor, bale breaker, vibratory conveyor & punch plate screen, residue slide conveyor, cleated incline residue conveyor, inclined cleated sorting station feed conveyor, sorting conveyor, waste/by product slide conveyor, waste/by product baler feed conveyor, waste/by product baler, sorting line take away conveyor (inclined, cleated), slide conveyor, granulator feed conveyor (inclined, cleated), granulator, dirty flake elutriator blower, dirty flake elutriation vessel, cyclone blower, air cyclone & bag filter, dirty flake pickup bin & feed auger, hot water wash tank (1 of 2), hot water wash tank (2 of 2), hot water wash tank mixers, hot wash dewatering dryer, hot wash water deep bed filter, hot wash deep bed filter sump pump, hot wash water heating tank, hot wash water pumps, hot wash clean flake bin, hot wash clean flake bin auger, primary clean flake rinse tank, primary rinse-tank mixers, rinse tank sump pump (compartment C), hydrocyclone separator (compartment C), primary rinse system spin dryer, primary rinse system sump pumps (compartments A & B), "heavies" spin dryer, secondary clean flake rinse tank, secondary rinse tank mixer, secondary rinse tank sump pump, hydrocyclone separator, vibratory filter, first stage dewatering dryer, second stage dewatering dryer, final dewatering dryer with air assist, exhaust blower, intermediate dry flake bin w/vibrator & airveyor, elutriator blower, clean flake elutriation vessel, cyclone blower, elutriated waste cyclone, cyclone exhaust filter, elutriated flake receiver, elutriated clean flake vacuum transfer system, elutriated clean flake surge bin, blending station vacuum transfer system, weigh blender-clean flake bin, weigh blender-additive bins (3), vibratory feeders, weight hopper, clean flake & additives ribbon blender, extruder feed vacuum transfer system, extruder feed hopper, extruder motor, extruder gear box, extruder, screen changer, pelletizer, pellet water dewatering trough, pellet drier-air assisted, pelletizer surge bin, silo vacuum transfer system, 15,000 lb. pellet silo, 15,000 lb. silo rotary air lock, 50,000 pellet blending silo, vacuum pellet recirculating system-50,000 lb. silo, rotary air lock-50,000 blending silo, packaging scale-50,000 lb. silo, hot filtrate sieve.

     VALUE ................................................... $2,875,000.00

PLANT SUPPORT EQUIPMENT & MACHINERY consisting of: auto back flush filter, filter press, flow meter, process feed pumps, recycle pump, filter press feed pump, skim transfer pump, reuse water pump (2), feed pump, sample tank, daf cell tank, hillside screen, screw press, equalization tank, eq tank mixer, equalization tank, skim holding tank, facility boiler, floor scale, refuse compactor, truck scale, plant air supply compressor, bale wire dicer, floor sweeper, forklifts (2), forklift, fire water & sprinkler, cooling tower, water treatment plant, 6000 amp electrical substation & switch gear.

     VALUE  ................................................... $920,000.00

OBSOLETE EQUIPMENT & MACHINERY consisting of: flake dryer-air assisted, metal detector & diverter, slide plate screen changers (2), pet flake polishing tank & auger, shredders (2), drum magnets (2).

     VALUE  ...................................................  $92,500.00

                      *****PLEASE SEE ATTACHED DOCUMENTS*****

                                    REFERENCES


Mr. Otto Lindenbolt                    Mr. Larry Seward
Star Bank, Central Ohio                Bank One, Columbus, NA
501 W. Schrock Road                    100 East Broad Street
Columbus, OH  43226                    Columbus, OH  43271
(614) 794-5423                         (614) 248-5897

Mr. Ronald Siefert                     Mr. James W. Everson
The Huntington National Bank           The Citizens Savings Bank
P.O. Box 1558                          Fourth at Walnut Street
Columbus, OH  43260                    Martins Ferry, OH  43935
(614) 465-4650                         (614) 633-0445

Mr. Lawrence Duncan                    Mr. Paul Cokson
Huntington Leasing Company             Kingston National bank
P.O. Box 2558                          P.O. Box 615
Columbus, OH  43260                    Kingston, OH  43644
(614) 463-4710                         (614) 642-2191

Ms. Pat Cash                           Mr. Daniel Hunter
BancOhio National Bank                 Attorney-at-Law
155 East Broad Street                  100 East Broad Street
Columbus, OH  43251                    Columbus, OH  43215
(614) 463-8872                         (614) 469-7209

Mr. William C. Lucas, Jr.              Mr. Thomas H. Grace
BancOhio National Bank                 Attorney-at-Law
155 East Broad Street                  One E. Livingston Avenue
Columbus, OH  43251                    Columbus, OH  43215
(614) 463-8067                         (614) 221-0922

Mr. Wayne Carter                       Mr. Robert A. Pope
BancOhio National Bank                 Attorney-at-Law
155 East Broad Street                  52 West Whittier Street
Columbus, OH  43251                    Columbus, OH  43206
(614) 463-8102                         (614) 445-8416

Mr. Peter Lynch                        Mr. Michael Schaeffer
Star Bank, Central Ohio                Kemp, Schaeffer & Rowe
501 West Schrock Road                  88 West Mound Street
Columbus, OH 43226                     Columbus, OH  43215
(614) 794-5492                         (614) 224-2678

Mr. Jim Ruck
U.S. Small Business Adm.
85 Marconi Blvd.
Columbus, OH  43215
(614) 465-6860

Ms. Sara J. Daneman
Attorney-at-Law
17 S. High Street
Columbus, OH  43215
(614) 221-4000

                                                         Exhibit E to Exhibit 8
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             A SUMMARY APPRAISAL REPORT
                                         OF
                                A COMPLETE APPRAISAL
                                         OF
                                 1835 JAMES PARKWAY
                                    HEATH, OHIO




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PREPARED FOR

                            FIX-CORP INTERNATIONAL, INC.
                             27040 CEDAR ROAD SUITE 218
                                BEACHWOOD, OHIO 44122


                                       AS OF

                                  DECEMBER 23, 1996

                        ESTIMATED MARKET VALUE - $2,100,000.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PREPARED BY

                       WILBER W. WILSON, MSA, CSI, BCBA, CPA
                   STATE CERTIFIED GENERAL REAL ESTATE APPRAISER

                           25 SOUTH PARK PLACE, SUITE 105
                              NEWARK, OHIO 43055-5505

                                    614-345-0574
                                    FAX-349-7386

                                     #C612042F

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 TABLE OF CONTENTS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

DESCRIPTIONS

Property Identification - Appraisal Engagement...........................  01
Three Year Ownership History - Environmental Issues......................  02
Area Map - Area Description & Economic Data..............................  03
Neighborhood Map.........................................................  04
Neighborhood Description.................................................  05
Site Description.........................................................  06
Description of Improvements..............................................  07
Highest & Best Use - Valuations Methods Selected.........................  08

VALUATION

Cost Approach - Land.....................................................  09
Cost Approach - Improvements.............................................  10
Income Approach..........................................................  11
Sales Comparison Approach................................................  12
Reconciliation & Final Value Estimate....................................  13
Definition of Market Value - Certification...............................  14
Contingent and Limiting Conditions.......................................  15
Appraiser Requirements Mandated by FIRREA................................  16

EXHIBITS

Building Sketch..........................................................  17
Subject Photographs......................................................  18
Rental Comparable Photographs............................................  19
Comparable Sales Photographs.............................................  20
Location Map.............................................................  21
Legal Description & Restrictive Covenants................................  22
Engineers Map............................................................  23
Appraiser Disclosure Statement...........................................  24
Qualifications Of Appraiser..............................................  25


                                                                      PAGE 01
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              PROPERTY IDENTIFICATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE GENERAL LOCATION OF THE SUBJECT IS IN THE STATE OF OHIO, THE COUNTY OF LICKING AND THE CITY OF HEATH. THE SUBJECT IS ON THE WEST SIDE OF JAMES PARKWAY AT 1835. THE SUBJECT IS DESCRIBED IN OFFICIAL RECORD VOLUME 861 PAGE
39. A COPY OF THE LEGAL DESCRIPTION IS ONE OF THE EXHIBITS. THE COUNTY AUDITOR'S PARCEL NUMBER IS 80-330108-07. THE SUBJECT IS ON THE COUNTY ENGINEER'S TAX MAP OF HEATH NUMBER 7. A PARTIAL COPY IS ONE OF THE EXHIBITS. SEE SUBJECT PROPERTY PHOTOGRAPHS EXHIBITS.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                APPRAISAL ENGAGEMENT

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


THE PURPOSE OF THIS APPRAISAL IS TO ESTIMATE THE MARKET VALUE OF THE SUBJECT.

THE USE OF THIS APPRAISAL REPORT IS FOR LENDING PURPOSES.

THE SCOPE OF THIS APPRAISAL IS A COMPLETE APPRAISAL ACCORDING TO THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE AS PUBLISHED BY THE APPRAISAL FOUNDATION.

THE PROPERTY RIGHTS TO BE APPRAISED ARE FEE SIMPLE.

                                                                        PAGE 02
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            THREE YEAR OWNERSHIP HISTORY

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THERE HAS BEEN A CHANGE OF OWNERSHIP OF THE SUBJECT DURING THE PAST THREE YEARS. THE GENERAL WARRANTY DEED RECORDED AT OFFICIAL RECORD VOLUME 861 PAGE 39 INDICATES THAT THE SUBJECT WAS TRANSFERRED FROM QUANTUM CHEMICAL CORPORATION TO FIX-CORP INTERNATIONAL, INC. ON DECEMBER 16, 1996. THE TRANSFER TAX AMOUNT OF $4,200. INDICATES THAT OF THE PURCHASE PRICE FOR REAL ESTATE, FIXTURES AND EQUIPMENT, $2,100,000. WAS ALLOCATED TO THE SUBJECT REAL ESTATE.




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                ENVIRONMENTAL ISSUES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

I KNOW OF NO ENVIRONMENTAL ISSUES THAT WOULD ADVERSELY AFFECT THE VALUE OF THE SUBJECT. HOWEVER, THE PREVIOUS OWNER OF THE SUBJECT WAS QUANTUM CHEMICAL.

THE CLIENT HAS ORDERED AN ENVIRONMENTAL INSPECTION. I ASSUME THAT THIS REPORT WILL NOT AFFECT THE ESTIMATED MARKET VALUE.

                        MID-OHIO APPRAISAL SERVICES CO., LTD
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                                         PAGE 3
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                      AREA MAP
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


BLACK AND WHITE 60-MILE RADIUS ROAD MAP OF AREA WITH AN ARROW POINTING TO SUBJECT AREA.










-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         MID-OHIO APPRAISAL SERVICES CO., LTD                3A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          AREA DESCRIPTION AND ECONOMIC DATA
-------------------------------------------------------------------------------

Identification: LICKING COUNTY
               ----------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Population              Data Source: NEWARK AREA CHAMBER OF COMMERCE
                                     -------------------------------
-------------------------------------------------------------------------------

 Area  Year 1990  Year 1995  Total % Chg.  Ann. % Chg.  Est. Yr.       Total % Chg.  Ann. % Chg.
            ----       ----                                      ----
       128,300    159,000    23,93        4.38
-----  --------   ---------  ------------ ------------  ------------   ------------  -----------
-----  --------   ---------  ------------ ------------  ------------   ------------  -----------

-------------------------------------------------------------------------------
Per Capital Income      Data Source: NEWARK AREA CHAMBER OF COMMERCE
                                     -------------------------------
-------------------------------------------------------------------------------

 Area  Year 1987  Year 1990  Total % Chg.  Ann. % Chg.  Est. Yr. 2010  Total % Chg.  Ann. % Chg.
            ----       ----                                      ----
       10,910     12,864     17,91        5.645
-----  --------   ---------  ------------ ------------  ------------   ------------  -----------
-----  --------   ---------  ------------ ------------  ------------   ------------  -----------

-------------------------------------------------------------------------------
New Construction Area                      Data Source:
                     --------------------              ------------------------
-------------------------------------------------------------------------------

   Building Type    Year      Square Feet    # Permits   Year      Square Feet    # Permits
------------------ ------  ----------------  ----------  ----- -----------------  -----------
------------------ ------  ----------------  ----------  ----- -----------------  -----------

-------------------------------------------------------------------------------
Analysis/Comments:

LICKING COUNTY IS GROWING IN POPULATION AND IN PER CAPITA INCOME.

THERE IS MUCH NEW CONSTRUCTION IN PROGRESS.

THE AUGUST 1995 UNEMPLOYMENT RATE WAS 4.1%.



LABOR MARKET INFORMATION, STATE OF OHIO
-------------------------------------------------------------------------------
Employment Area LICKING COUNTY  Date Source: OHIO BUREAU OF EMPLOYMENT SERVICES
                ---------------              ----------------------------------

----------------------------------------------------------------------------------------------------------
 Employment Type   Year 1974     % Total      Year 1994       % Total     Total Change        % Change
                        -----                     ------
Agricultural       81         .26             711         1.62          630               4.86
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Mining             321        1.04            153         .35           -168              -1.29
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Manufacturing      11,253     36.49           10,482      23.93         -771              -5.94
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Transportation     1,683      5.46            1,478       3.37          -205              -1.58
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Wholesale          747        2.42            1.385       3.16          638               4.92
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Retail             6,110      19.82           10,727      24.49         4,617             35.59
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Fin / Ins / RE     1,351      4.38            2,875       6.56          1,524             11.75
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Services           4,160      13.49           9,990       22.80         5,830             44.94
                   ---------- ------------    ----------  ------------- ----------------  ----------------
GOVERNMENT         5,129      16.63           6,008       13.71         879               6.78
                   ---------- ------------    ----------  ------------- ----------------  ----------------
                   ---------- ------------    ----------  ------------- ----------------  ----------------
Total              30,835     99.99           43,809      99.99         12,974            100.03
----------------------------------------------------------------------------------------------------------
Unemployment Rate           %                 4.8       %
                   ----------                 ----------
----------------------------------------------------------------------------------------------------------

Change in Economic Base:                                       Undersupply    Balanced   Oversupply
/X/ Unlikely  / / Likely   / / Taking Place
From:                                          Single Family        / /           /X/         / /
     ---------------------------------------   Multifamily          / /           /X/         / /
To:                                            Office               / /           /X/         / /
     ---------------------------------------   Retail               / /           /X/         / /
Impact on Value:                               Industrial           / /           /X/         / /
/ / Positive  / / None  / / Negative

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

BLACK AND WHITE ENLARGED NEIGHBORHOOD MAP OF SUBJECT AREA AND SURROUNDING AREAS WITHIN A 20-MILE RADIUS.

                                                                             05
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              NEIGHBORHOOD DESCRIPTION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE SUBJECT IS LOCATED IN MID-OHIO INDUSTRIAL PARK. TO THE WEST IS THE RAILROAD TRACK AND VACANT LAND. TO THE SOUTH IS THE QUANTUM CHEMICAL INDUSTRIAL BUILDING. ACROSS THE STREET IS THE LABEL GRAPHIX INDUSTRIAL BUILDING. TO THE NORTH IS VACANT LAND WHICH IS AVAILABLE FOR ADDITIONAL INDUSTRIAL BUILDINGS.

IN THIS INDUSTRIAL PARK THERE ARE SEVERAL INDUSTRIAL BUILDINGS AND WAREHOUSES. THIS INDUSTRIAL PARK FRONTS ON SR 79. IT IS ABOUT 3 MILES FROM I 70 AND ABOUT 2 MILES FROM US 40. IT IS IN THE SOUTHERN PART OF THE CITY OF HEATH. THE CITY OF NEWARK IS JUST A FEW MILES NORTH. IT IS THE COUNTY SEAT OF LICKING COUNTY. THE CITY OF COLUMBUS IS ABOUT 30 MILES WEST. IT IS THE CAPITAL OF THE STATE OF OHIO. THE COLUMBUS AIRPORT IS ABOUT 25 MILES WEST.

THE NEWARK OHIO INDUSTRIAL PARK IS ABOUT 1 MILE SOUTH OF THE MID-OHIO INDUSTRIAL PARK.

                                                                        PAGE 06
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  SITE DESCRIPTION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE SUBJECT SITE SIZE IS 10 ACRES. IT INCLUDES 0.79 ACRES IN RESERVE "A",
5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41. THE SITE DIMENSIONS ARE
657.07 X 606.12 X 653.57 X 663.41. THE STREET FRONTAGE IS 657.07. THE LEGAL
DESCRIPTION IS ONE OF THE EXHIBITS. ALSO, SEE THE COUNTY ENGINEER'S MAP EXHIBIT. THE SITE IS LEVEL AND IS SLIGHTLY ABOVE STREET LEVEL.

                               OFF SITE IMPROVEMENTS

JAMES PARKWAY IS PAVED AND IS MAINTAINED BY THE CITY OF HEATH. THE CITY OF HEATH PROVIDES WATER, SANITARY AND STORM SEWERS. LOCAL UTILITIES PROVIDE NATURAL GAS AND ELECTRIC POWER. RAIL SERVICE IS AT THE REAR OF THE SITE. SEE THE SUBJECT PROPERTY PHOTOGRAPHS OF THE RAILROAD SPUR THAT IS USEABLE BY THIS SITE.

                                     FLOOD ZONE

THE FLOOD MAP #390328-0200B DATED 12/1/83 INDICATES THAT THE SUBJECT IS IN ZONE C. THE FEDERAL EMERGENCY MANAGEMENT AGENCY HAS MANDATED THAT FEMA FORM 81-93 BE COMPLETED BY THE LENDER FOR EVERY FEDERALLY RELATED LOAN. WE HAVE ANSWERED THE QUESTIONS CONCERNING FEMA SPECIAL FLOOD HAZARD AREA. THE ACCURACY OF THIS INFORMATION IS NOT GUARANTEED BY US. WE HAVE NOT COMPLETED THE FEMA FORM 81-93.

                    SOIL CONDITION, EASEMENTS AND ENCROACHMENTS

WE DO NOT KNOW OF ANY OF THE ABOVE THAT WOULD ADVERSELY AFFECT THE VALUE OF THE SUBJECT. WE DO NOT KNOW OF ANY EASEMENTS OR ENCROACHMENTS.

                                       ZONING

THE SUBJECT LAND IS ZONED M-2 HEAVY MANUFACTURING. THE SUBJECT IS LEGALLY CONFORMING. IT IS NOT LIKELY THAT THE ZONING WILL BE CHANGED.

                                 REAL ESTATE TAXES

THE AMOUNT OF THE 1995 REAL ESTATE TAXES IS $3,348.80. THE SUBJECT IS IN AN ENTERPRISE ZONE. THERE IS A TAX ABATEMENT FOR THE BUILDING. THE TAX CARD INDICATES THAT THE TRUE VALUE FOR THE SUBJECT LAND IS $250,000. AND FOR THE BUILDINGS $2,086,900. FOR A TOTAL TRUE VALUE OF $2,336,900.

                               RESTRICTIVE COVENANTS

SEE EXHIBIT. IT IS RECORDED IN DEED RECORD 750-363.

                                                                        PAGE 07
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            DESCRIPTION OF IMPROVEMENTS

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

SEE THE SUBJECT PROPERTY PHOTOGRAPHS IN THE EXHIBITS. THIS BUILDING WAS CONSTRUCTED IN 1991. SEE THE SKETCH OF THE IMPROVEMENTS IN THE EXHIBITS. THE PLANT PORTION OF THE BUILDING HAS A TOTAL SQUARE FOOTAGE OF 48,000. THE FINISHED OFFICE AREA IS 1,643 SQUARE FEET. THERE IS A CONCRETE SLAB IN THE REAR WITH A PORTION OF IT COVERED BY A CANOPY. THE CEILING HEIGHT IN THE PLANT IS ABOUT 22 FEET. THERE IS A PARKING LOT IN FRONT OF THE BUILDING WITH ABOUT 20 PARKING SPACES. THERE IS A RAILROAD SPUR TO THE SOUTH OF THE BUILDING. THERE ARE FOUR DOCKING BAYS ON THE SOUTH SIDE OF THE BUILDING AND TWO ADDITIONAL 12 X 12 OVERHEAD DOORS FOR ACCESS TO THE REAR CANOPY COVERED AREA.

THE QUALITY OF CONSTRUCTION IS GOOD. THE CONDITION OF THE IMPROVEMENTS IS
GOOD.

THE FIXTURES AND EQUIPMENT ARE NOT INCLUDED IN THIS APPRAISAL.




                                BUILDING DESCRIPTION



FOUNDATION  -  CONCRETE
FRAME  -  METAL & CONCRETE
EXTERIOR WALLS  -  METAL
ROOF COVER  -  METAL
PLUMBING  -  COPPER & GALVANIZED
HEATING  -  14 SUSPENDED HEATERS IN PLANT  -  CFA IN OFFICES
AIR CONDITIONING  -  OFFICES ONLY
ELECTRICAL  -  VARIOUS 3 PHASE
ELEVATORS  -  NONE
PARKING  -  ASPHALT
INSULATION  -  ADEQUATE
SPRINKLER  -  WET SYSTEM
ROOF SUPPORT  -  METAL TRUSSES

                                                                             08
-------------------------------------------------------------------------------
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                                HIGHEST AND BEST USE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

LEGALLY PERMISSIBLE USES  -  ANY USES PERMITTED IN M-2 HEAVY MANUFACTURING


PHYSICALLY POSSIBLE USES - ANY LEGALLY PERMISSIBLE USES SUBJECT TO SITE AND IMPROVEMENT SIZES.


FEASIBLE AND MARKETABLE USES  -  MANUFACTURING


HIGHEST AND BEST USE AS IF THE SITE WERE VACANT  -  MANUFACTURING & COMMERCIAL


HIGHEST AND BEST USE AS CURRENTLY IMPROVED  -  MANUFACTURING





-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             VALUATION METHODS SELECTED

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



COST APPROACH, INCOME APPROACH, AND THE SALES COMPARISON APPROACH.

                                                                             09
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   COST APPROACH

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE PRINCIPLE OF SUBSTITUTION STATES THAT THE PRUDENT BUYER WILL PAY NO MORE FOR A PARCEL OF REAL PROPERTY THAN THE COST OF ACQUIRING AN EQUALLY DESIRABLE SUBSTITUTE IN THE OPEN MARKET.

                               LAND VALUE INDICATION

THE TRUE VALUE OF THE SITE PER THE COUNTY AUDITOR'S APPRAISERS IS $250,000. OR $25,000. PER ACRE.

IN APRIL 1996 BAYER PURCHASED 11.81 ACRES ON ENTERPRISE DRIVE FOR $531,315. OR $44,989. PER ACRE. THIS PARCEL IS LOCATED IN THE NEWARK OHIO INDUSTRIAL PARK WHICH IS ABOUT 1 MILE SOUTH OF MID-OHIO INDUSTRIAL PARK.

IN FEBRUARY 1996 MID-OHIO GOLF PURCHASED 3.7 ACRES AT HEBRON RD AND JAMES PARKWAY FOR $127,520. OR $34,465. PER ACRE. THIS MAY BE A BETTER LOCATION THAN THE SUBJECT. IF WE MAKE A MINUS ADJUSTMENT OF 10% FOR LOCATION THE INDICATED MARKET VALUE WOULD BE $31,019.

IN MAY 1995 ECOLAB PURCHASED 10 ACRES ON HEBRON ROAD FOR $400,000. OR $40,000. PER ACRE. THIS PARCEL IS LOCATED IN THE NEWARK OHIO INDUSTRIAL PARK. THE NEWARK OHIO INDUSTRIAL PARK IS A LITTLE CLOSER TO INTERSTATE 70 AND MAY BE PERCEIVED BY BUYERS TO BE A BETTER LOCATION THAN THE MID-OHIO INDUSTRIAL PARK.

IN APRIL 1991 FUNN ENTERPRISES PURCHASED 4.33 ACRES ON JAMES PARKWAY FOR $100,000. OR $23,095. PER ACRE. IF WE MAKE A PLUS ADJUSTMENT OF 5% PER YEAR FOR TIME, THE INDICATED MARKET VALUE WOULD BE $30,950. PER ACRE.

IN FEBRUARY 1991 LABEL GRAPHIX PURCHASED 3.95 ACRES ON JAMES PARKWAY ACROSS THE STREET FROM THE SUBJECT FOR $89,505. OR $22,659. PER ACRE. IF WE MAKE A PLUS ADJUSTMENT OF 5% PER YEAR FOR TIME, THE INDICATED MARKET VALUE WOULD BE $30,365. PER ACRE.

IN MARCH 1990 QUANTUM CHEMICAL PURCHASED 9.26 ACRES ON JAMES PARKWAY FOR $200,000. OR $21,598. PER ACRE. IF WE MAKE A PLUS ADJUSTMENT OF 5% PER YEAR FOR TIME, THE INDICATED MARKET VALUE WOULD BE $30,391, PER ACRE.

IT IS MY OPINION THAT THE ESTIMATED MARKET VALUE OF THE SUBJECT IS $30,000. PER ACRE FOR A TOTAL ESTIMATED MARKET VALUE OF $300,000.

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                                   COST APPROACH

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-------------------------------------------------------------------------------

THE PRINCIPLE OF SUBSTITUTION STATES THAT THE PRUDENT BUYER WILL PAY NO MORE FOR A PARCEL OF REAL PROPERTY THAN THE COST OF ACQUIRING AN EQUALLY DESIRABLE SUBSTITUTE IN THE OPEN MARKET.

THE COST SOURCE FOR THIS APPRAISAL IS THE MARSHALL & SWIFT COMMERCIAL COST VALUATION SERVICE. REPLACEMENT COST WILL BE USED FOR A BUILDING OF SIMILAR UTILITY. REPRODUCTION COST IS NOT USED.

CLASS S - AVG   49,643 SF @ 53.79 X 1.02 =                       $2,723,703.

WET SPRINKLER   49,643 SF @ 1.38 X 1.02 =                            69,877.

STEEL CANOPY    7,171 SF @ 19.25 =                                  138,042.

SITE PREP       56,814 SF @ .16 =                                     9,090.

CONCRETE        13,990 SF @ 2.50 =                                   34,975.

ASPHALT PAV     43,000 SF @ 2.00 =                                   86,000.

MISC                                                                  3,500.

TOTAL COSTS                                                      $3,065,187.

PHYSICAL DEPRECIATION - 5%                                       $  153,259.

FUNCTIONAL OBSOLESCENCE - 5%                                     $  145,596.

DEPRECIATED VALUE OF IMPROVEMENTS                                $2,766,332.

ESTIMATED MARKET VALUE OF THE LAND                               $  300,000.

ESTIMATED MARKET VALUE BY THE COST APPROACH                      $3,066,332.

ROUNDED                                                          $3,000,000.


THE IMPROVEMENTS WERE BUILT ABOUT 1991. THE ACTUAL AGE IS 5 YEARS. THE IMPROVEMENTS ARE IN GOOD CONDITION. THE EFFECTIVE AGE IS 3 YEARS. THE ECONOMIC LIFE IS 60 YEARS. THE REMAINING ECONOMIC LIFE IS 57 YEARS. THE PHYSICAL DEPRECIATION PERCENTAGE IS 5%. NO EXTERNAL OBSOLESCENCE WAS OBSERVED. BECAUSE A BUYER WOULD LIKELY REMOVE SOME OF THE FIXTURES TO BETTER UTILIZE THE PLANT A FUNCTIONAL OBSOLESCENCE OF 5% IS TAKEN.

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                                  INCOME APPROACH

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-------------------------------------------------------------------------------

THE PRINCIPLE OF SUBSTITUTION STATES THAT THE PRUDENT BUYER WILL PAY NO MORE FOR A PARCEL OF REAL PROPERTY THAN THE COST OF ACQUIRING AN EQUALLY DESIRABLE SUBSTITUTE IN THE OPEN MARKET. SUBSTITUTION MAY TAKE THE FORM OF THE ACQUISITION OF AN INVESTMENT WHICH WILL PRODUCE AN INCOME STREAM OF THE SAME QUANTITY, QUALITY AND DURABILITY AS THAT OF THE SUBJECT PROPERTY.

ADJUSTMENTS FOR THE DIFFERENCE BETWEEN HEAVY MANUFACTURING AND LIGHT MANUFACTURING IS BASED UPON MARSHALL SWIFT COSTS AS OF JUNE 1995. HEAVY MANUFACTURING CLASS S AVERAGE TYPE COST AS OF JUNE 1995 WAS $53.79. PER SQUARE FOOT. LIGHT MANUFACTURING CLASS S AVERAGE TYPE COST AS OF JUNE 1995 WAS $23.95. $53.79 IS 225% OF $23.95. I WILL MAKE AN ADJUSTMENT OF 50% OF THIS 125% INCREASE OR 62.5%.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 RENTAL COMPARABLES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

1. ABOUT 1988 THE BUNDY CORPORATION WAS LEASING A MANUFACTURING BUILDING OF ABOUT 50,000 SQUARE FEET FOR $3.72 PER SQUARE FOOT. THIS WAS A TRIPLE NET LEASE. AN ADJUSTMENT OF 3% PER YEAR FOR TIME WOULD INDICATE A RENTAL OF $4.71 PER SQUARE FOOT. THIS BUILDING IS LOCATED AT 3600 HEBRON ROAD IN THE NEWARK OHIO INDUSTRIAL PARK. THIS IS THE BEST RENTAL COMPARABLE THAT I HAVE FOUND. MOST HEAVY MANUFACTURING BUILDINGS ARE NOT RENTED.

2. GENERAL FASTENERS IS RENTING A LIGHT MANUFACTURING BUILDING WITH 20,000 SQUARE FEET FOR $3.50 PER SQUARE FOOT. THIS LEASE IS TRIPLE NET. THIS BUILDING IS LOCATED AT 130 RELIANCE DRIVE IN THE NEWARK OHIO INDUSTRIAL PARK. THE PLUS ADJUSTED VALUE FOR TYPE OF BUILDING IS 162.5% X $3.50 OR $5.69 PER SQUARE FOOT. I WILL MAKE A MINUS ADJUSTMENT OF 20% FOR SIZE. THE INDICATED MARKET RENT FOR THE SUBJECT IS $5.69 X 80% OR $4.55 PER SQUARE FOOT. I WILL NOT GIVE MUCH WEIGHT TO THIS COMPARABLE BECAUSE OF THE LARGE ADJUSTMENTS. HOWEVER IT SUPPORTS THE MARKET RENT IN #1 OF $4 .71 PER SQUARE FOOT.

3. HENDRICKSON IS RENTING A LIGHT MANUFACTURING BUILDING WITH 20,000 SQUARE FEET FOR $3.50 PER SQUARE FOOT. THIS LEASE IS TRIPLE NET. THIS BUILDING IS LOCATED AT 199 MILLIKEN DRIVE IN THE NEWARK OHIO INDUSTRIAL PARK. THE PLUS ADJUSTED VALUE FOR TYPE OF BUILDING IS 162.5% X $3.50 OR $5.69 PER SQUARE FOOT. I WILL MAKE A MINUS ADJUSTMENT OF 20% FOR SIZE. THE INDICATED MARKET RENT FOR THE SUBJECT IS $5.69 X 80% OR $4.55 PER SQUARE FOOT. I WILL NOT GIVE MUCH WEIGHT TO THIS COMPARABLE BECAUSE OF THE LARGE ADJUSTMENTS.

                                                                            11A
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                            INCOME APPROACH - CONTINUED

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-------------------------------------------------------------------------------
4.  MAIDWARE IS RENTING A LIGHT MANUFACTURING BUILDING WITH 72,000 SQUARE
FEET FOR $3.00 PER SQUARE FOOT. THIS LEASE IS TRIPLE NET. THIS BUILDING IS LOCATED ON HEBRON ROAD AT 277 N HIGH STREET IN THE NEWARK OHIO INDUSTRIAL
PARK. THE PLUS ADJUSTED VALUE FOR TYPE OF BUILDING IS 162.5% X $3.00 OR $4.88 PER SQUARE FOOT.]

THE BUSINESS FIRST RENTAL SUPPLEMENT FOR THE COLUMBUS AREA DATED 2/26/96 DOES NOT PROVIDE USEFUL DATA CONCERNING RENTAL OF HEAVY MANUFACTURING REAL ESTATE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   RECONCILIATION AND FINAL ESTIMATED MARKET RENT

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE INDICATED ESTIMATED MARKET RENTS ARE:

1.  BUNDY CORPORATION      $4.71     PER SQUARE FOOT.

2.  GENERAL FASTENERS      $4.55     PER SQUARE FOOT.

3.  HENDRICKSON            $4.55     PER SQUARE FOOT.

4.  MAIDWARE               $4.88     PER SQUARE FOOT.


#1 IS THE MOST RELIABLE INDICATOR OF THE ESTIMATED MARKET RENT FOR THE SUBJECT. *4 IS THE NEXT BEST INDICATOR.

IT IS MY OPINION THAT $4.71 IS THE ESTIMATED MARKET RENT FOR THE SUBJECT.

THE INDICATED ESTIMATED MARKET RENT IS $4.71 X 49,643 = $233,819. THIS RENTAL IS TRIPLE NET. HOWEVER, THE BUILDING AT THE END OF 57 YEARS IS ASSUMED TO HAVE NO VALUE. A SINKING FUND RESERVE WILL BE PROVIDED FOR $2,000,000. @ 6% FOR 57 YEARS WHICH WOULD REQUIRE AN ANNUAL DEPOSIT OF $4,495.

THE ESTIMATED NET OPERATING INCOME WOULD BE $233,819. MINUS $4,495. OR
$229,324.

                       CAPITALIZATION OF NET OPERATING INCOME

ASSUMING AN 80% LOAN AT AN INTEREST RATE OF 9.75% AND THE OWNER REQUIRING A 14% RETURN THE OVERALL CAPITALIZATION RATE WOULD BE 10.6.

INDICATED VALUE BY THE INCOME APPROACH: $229,324. DIVIDED BY 10.6 EQUALS $2,163,435. I WILL ROUND TO $2,163,000.

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                          DIRECT SALES COMPARISON APPROACH

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-------------------------------------------------------------------------------

THE DIRECT SALES COMPARISON APPROACH TO VALUE IS BASED ON THE ECONOMIC PRINCIPLE OF SUBSTITUTION. THE PRINCIPLE OF SUBSTITUTION STATES THAT THE PRUDENT BUYER WILL PAY NO MORE FOR A PARCEL OF REAL PROPERTY THAN THE COST OF ACQUIRING AN EQUALLY DESIRABLE SUBSTITUTE IN THE OPEN MARKET.

SALES SELECTED MUST EITHER BE COMPARABLE TO THE SUBJECT OR THE SALES PRICE OF THE COMPARABLE MUST BE ADJUSTED FOR DIFFERENCES IN ORDER FOR THE VALUE TO BE AN INDICATION OF THE VALUE OF THE SUBJECT.

ALL SALES REPORTED BY PACE OF HEAVY AND LIGHT MANUFACTURING REAL ESTATE LOCATED IN LICKING COUNTY HAVE BEEN CONSIDERED. MOST SUCH SALES ARE OF LIGHT MANUFACTURING.

ADJUSTMENTS FOR TIME OF SALE ARE BASED UPON MARSHALL SWIFT "DISTRICT COMPARATIVE COST MULTIPLIERS" FOR THE CENTRAL DISTRICT.

ADJUSTMENTS FOR THE DIFFERENCE BETWEEN HEAVY MANUFACTURING AND LIGHT MANUFACTURING IS BASED UPON MARSHALL SWIFT COSTS AS OF JUNE 1995. HEAVY MANUFACTURING CLASS S AVERAGE TYPE COST AS OF JUNE 1995 WAS $53.79 PER SQUARE FOOT. LIGHT MANUFACTURING CLASS S AVERAGE TYPE COST AS OF JUNE 1995 WAS $23.95. $53.79 IS 225% OF $23.95. I WILL MAKE AN ADJUSTMENT OF 50% OF THIS 125% INCREASE OR 62.5%.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  COMPARABLE SALES

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

1. IN JANUARY 1992 BUNDY CORPORATION PURCHASED MANUFACTURING REAL ESTATE LOCATED AT 3600 HEBRON ROAD IN THE NEWARK OHIO INDUSTRIAL PARK FOR $3,972,249. THIS BUILDING HAS 107,956 SQUARE FEET. THE SQUARE FOOT SELLING PRICE WAS $36.80 PER SQUARE FOOT. THE PLUS ADJUSTED VALUE FOR TIME IS 1.14 X $36.80 WHICH IS $41.95. THE INDICATED ADJUSTED VALUE PER SQUARE FOOT WOULD BE $41.95

2. IN SEPTEMBER 1992 ENGLEFIELD'S PURCHASED WAREHOUSE REAL ESTATE LOCATED AT 447 JAMES PARKWAY IN THE MID-OHIO INDUSTRIAL PARK FOR $1,241,610. THIS BUILDING HAS 54,400 SQUARE FEET. THE SELLING PRICE WAS $22.82 PER SQUARE FOOT. THE PLUS ADJUSTED VALUE FOR TIME IS 1.129 X $22.82 WHICH IS $25.76. THE PLUS ADJUSTED VALUE FOR TYPE OF BUILDING IS 162.5% X $25.76 WHICH IS $41.86. I WILL NOT GIVE MUCH WEIGHT TO THIS COMPARABLE BECAUSE OF THE LARGE ADJUSTMENT FOR TYPE OF BUILDING. HOWEVER, IT SUPPORTS THE VALUE IN #1 OF $41.95.

                                                                            12A
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                    DIRECT SALES COMPARISON APPROACH - CONTINUED
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
3. IN OCTOBER 1993 PARRY CORPORATION PURCHASED THE BUCKEYE WELDING BUILDING LOCATED AT 2070 JAMES PARKWAY IN THE MID-OHIO INDUSTRIAL PARK FOR $143,000. THIS BUILDING HAS 4,557 SQUARE FEET. THE SELLING PRICE WAS $31.38 PER SQUARE FOOT. THE PLUS ADJUSTED VALUE FOR TIME IS 1.097 X $31.38 WHICH IS $34.42. THE PLUS ADJUSTED VALUE FOR TYPE OF BUILDING IS 162.5% X $34.42 WHICH IS $55.93.
A MINUS ADJUSTMENT SHOULD BE MADE FOR SIZE. I WILL NOT GIVE MUCH WEIGHT TO
THIS COMPARABLE BECAUSE OF THE LARGE ADJUSTMENTS. HOWEVER, IT SUPPORTS THE VALUE IN #1 OF $41.95.

4. IN DECEMBER 1995 SUBURBAN STEEL SUPPLY CO. PURCHASED TWO BUILDINGS AND FIVE STORAGE SHEDS LOCATED AT 202 WILLOW ST, AKA TOWNSHIP ROAD, PATASKALA, OHIO FOR $712,690.67. THE SQUARE FOOTAGE OF THE TWO BUILDINGS IS 13,588. THE SQUARE FOOTAGE OF THE FIVE STORAGE SHEDS IS 9,868. I WILL MAKE A MINUS ADJUSTMENT OF $98,680. FOR THE STORAGE SHEDS REDUCING THE PURCHASE PRICE TO $614,010.67. THIS COMPARABLE HAS 16.904 ACRES OF LAND. I WILL MAKE A MINUS ADJUSTMENT OF $185,382. FOR 13.904 ACRES OF EXCESS LAND AT $13,333. PER ACRE. THIS LEAVES A PURCHASE PRICE OF $428,628.67. DIVIDED BY 13,588 SQUARE FEET OR A PURCHASE PRICE OF $31.54 PER SQUARE FOOT. THE PLUS ADJUSTED VALUE FOR TYPE OF BUILDING IS 162.5% X $31.54 OR $51.25 PER SQUARE FOOT. I WILL NOT GIVE MUCH WEIGHT TO THIS COMPARABLE BECAUSE OF THE MANY AND LARGE ADJUSTMENTS. HOWEVER, IT SUPPORTS THE VALUE IN #1 OF $41.95.

5. IN SEPTEMBER 1996 DOERMANS D/B/A EVCO INDUSTRIES PURCHASED TWO BUILDINGS LOCATED AT 12477 & 12531 BROAD ST WEST OF PATASKALA, OHIO FOR $875,000. THE BUILDING AT 12477 BROAD STREET, I WILL USE AS A COMPARABLE. I WILL REDUCE THE PURCHASE PRICE $350,410. WHICH IS THE AMOUNT ALLOCATED BY THE COUNTY AUDITORS APPRAISERS FOR THE BUILDING AT 12531 BROAD STREET. THE AMOUNT OF THE PURCHASE PRICE OF $875,000. ALLOCATED TO THIS COMPARABLE IS $524,590. THIS BUILDING HAS 14,708 SQUARE FEET. THE ALLOCATED PURCHASE PRICE IS $35.67 PER SQUARE FOOT. A MINUS ADJUSTMENT IS MADE FOR LOCATION AND LAND VALUE OF $1.35 WHICH REDUCES THE VALUE TO $34.32 PER SQUARE FOOT. THIS COMPARABLE HAS 2,708 SQUARE FEET OF FINISHED OFFICE AREA COMPARED TO 1,643 SQUARE FEET FOR THE SUBJECT. I WILL MAKE A MINUS ADJUSTMENT OF $7.15 PER SQUARE FOOT FOR THIS DIFFERENCE REDUCING THE ADJUSTED VALUE TO $27.17 PER SQUARE FOOT. THE PLUS ADJUSTED VALUE FOR THE TYPE OF BUILDING IS 162.5% X $27.17 OR $44.15 PER SQUARE FOOT. I WILL NOT GIVE MUCH WEIGHT TO THIS COMPARABLE BECAUSE OF THE MANY AND LARGE ADJUSTMENTS. HOWEVER, IT SUPPORTS THE VALUE IN #1 OF $41.95 PER SQUARE FOOT.

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                       RECONCILIATION & FINAL VALUE ESTIMATES

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                                  INDICATED VALUES

BY THE COST APPROACH.......................................... $3,000,000.

BY THE INCOME APPROACH........................................ $2,163,000.

BY THE SALES COMPARISON APPROACH.............................. $2,083,000.


THE INCOME AND THE SALES COMPARISON APPROACHES ARE THE BETTER INDICATORS OF THE ESTIMATED MARKET VALUE. THE COST APPROACH INDICATOR OF VALUE SUPPORTS THESE TWO VALUES AND IS AN INDICATOR OF THE UPPER LIMIT OF VALUE.

IN MY OPINION, AS OF DECEMBER 23, 1996 THE ESTIMATED MARKET VALUE OF THE SUBJECT PROPERTY IS:

                                   [$2,100,000.]




/s/ Wilber W. Wilson          12/30/96
------------------------------------------
WILBER W. WILSON, MSA, CSI, BCBA, CPA
CERTIFIED GENERAL REAL ESTATE APPRAISER




/s/ Kerry L. Proctor          12/30/96
------------------------------------------
KERRY L. PROCTOR
LICENSED RESIDENTIAL REAL ESTATE APPRAISER

                         MID-OHIO APPRAISAL SERVICES CO., LTD



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                                                                        Page 14
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                          PURPOSE OF THE APPRAISAL
-------------------------------------------------------------------------------
      It is to estimate the current market value of the subject property.
-------------------------------------------------------------------------------
                         DEFINITION OF MARKET VALUE
-------------------------------------------------------------------------------

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
     (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what they consider their own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. Dollars or in terms of financial arrangements comparable thereto; and
     (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

     *Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustments should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

-------------------------------------------------------------------------------
                                    CERTIFICATION
-------------------------------------------------------------------------------

      I certify that, to the best of my knowledge and belief:

1. The statements of fact contained in this report are true and correct. The appraiser has not knowingly withheld any pertinent information.
2. The reported analysis, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analysis, opinions and conclusions.
3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.
4. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.
5. My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.
6. I have (or have not) made a personal inspection of the property that is the subject of this report. (If more than one person signs the report, this certification must clearly specify which individuals did, and which individuals did not make a personal inspection of the appraised property).
7. No one provided significant professional assistance to the person signing this report. (If there are exceptions, the name of each individual providing significant professional assistance must be stated).
8. The 'Estimate of Market Value' in the appraisal report is not based in whole or in part upon the race, color or national origin of the prospective owners or occupants of the property appraised or of the properties in the vicinity of the property appraised.
9. All contingent and limiting conditions are contained herein (imposed by the terms of the assignment or by the undersigned affecting the analysis, opinions, and conclusions contained in this report).
10. All conclusions and opinions concerning the real estate that are set forth in the appraisal report were prepared by the appraiser whose signature appears on the appraisal report. No change of any item in the appraisal report shall be made by anyone other than the appraiser, and the appraiser shall have no responsibility for any such unauthorized change.
11. This form has not been altered, except for the possible expansion of the analysis/comments areas.
12. The appraiser has read and understands the instruction manual that accompanies this form.
13. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.












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

                         MID-OHIO APPRAISAL SERVICES CO., LTD


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                                                                        Page 15
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                  STATEMENT OF CONTINGENT AND LIMITING CONDITIONS
-------------------------------------------------------------------------------
     This appraisal report is subject to the following Assumptions and Limiting Conditions.

1. The Appraiser assumes no responsibility for matters of a legal nature affecting the property appraised or the title thereto, nor does the Appraiser render any opinion as to the title, which is assumed to be good and marketable. The property is appraised as though under responsible ownership.
2. Any sketch in the report may show approximate dimensions and is included to assist the reader in visualizing the property. The Appraiser has made no survey of the property.
3. The Appraiser is not required to give testimony or appear in court because of having made the appraisal with reference to the property in question, unless arrangements have been previously made therefor.
4. Any distribution of the valuation in the report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.
5. The Appraiser assumes that there are no hidden or unapparent conditions of the property, subsoil, or structures, which would render it more or less valuable. The Appraiser assumes no responsibility for such conditions, or for engineering which might be required to discover such factors.
6. Information, estimates, and opinions furnished to the Appraiser, and contained in the report, were obtained from sources considered reliable and believed to be true and correct. However, no responsibility for accuracy of such items furnished the Appraiser can be assumed by the Appraiser.
7. Disclosure of the contents of the appraisal report is governed by the bylaws and regulations of the professional appraisal organizations with which the Appraiser is affiliated.
8. Neither all, nor any part of the content of the report, or copy thereof (including conclusions as to the property value, the identity of the Appraiser, professional designations, reference to any professional appraisal organizations, or the firm with which the appraisal is connected), shall be used for any purposes by anyone but the client specified in the report, the borrower if appraisal fee paid by same, the mortgagee or its successors and assigns, mortgage insurers, consultants, professional appraisal organizations, any state or federally approved financial institution, any department, agency, or instrumentality of the united states or any state or the District of Columbia, without the previous written consent of the Appraiser; nor shall it be conveyed by anyone to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of the Appraiser.
9. On all appraisals, subject to satisfactory completion, repairs, or alterations, the appraisal report and value conclusion are contingent upon completion of the improvements in a workmanlike manner.


  / / See Attached

Date              DECEMBER 30, 1996                DECEMBER 30, 1996
              -------------------------------      ---------------------------
Appraiser(S): /s/ Wilbur W. Wilson                 /s/  Kerry L. Proctor
              -------------------------------      ---------------------------
              WILBER W. WILSON #385247             KERRY L. PROCTOR #420879


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

                         MID-OHIO APPRAISAL SERVICES CO., LTD


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-------------------------------------------------------------------------------

                                                              File No. C612042F
-------------------------------------------------------------------------------

                                ADDENDUM TO APPRAISAL

-------------------------------------------------------------------------------

                                APPRAISAL REQUIREMENTS
                                  MANDATED BY FIRREA


     I certify that the appraisal conforms to the Uniform Standards of Professional Appraisal Practice (USPAP) promulgated by the Appraisal Standards Board of the Appraisal Foundation.

     The subject / / (is) /X/ (is not) listed for sale, the listing price is $ _______________ . My estimate of the reasonable marketing period of the subject property is 1 to 5 years.
                             ------------


     If an approach to value was not used, the following is an explanation why it was not considered.

     Cost:
             ------------------------------------------------------------------
     --------------------------------------------------------------------------
     Market:
             ------------------------------------------------------------------
     --------------------------------------------------------------------------
     Income:
             ------------------------------------------------------------------


     The appraisal assignment / / (was) /X/ (was not) based on requested minimum or specific valuation or on the approval of a loan.

     I / / (have) /X/ (have no) financial interest in the loan transaction and do not stand to benefit in any way from the value placed on the property.

     I / / (have) /X/ (have not) included a separate assessment of personal property, fixtures, or intangible items which are attached to or located on the real property. These items / / (do) /X/ (do not) affect the market value of the real property.

     Any creative financial or sales concessions that are known to the appraiser have been adjusted in the comparables of this appraisal.

     In performing this appraisal, I was not able to review the:
                                                                (insert N/A
                                                                if inapplicable)
     -----------------------------------------------------------
     N/A
     -----------------------------------------------------------


     The above items should be obtained by the lender when reviewing the appraisal report.

     This appraisal valuation of the subject property is in an "as is" condition as of the date of inspection.

     I certify that i have the appropriate knowledge and experience that was necessary to complete this assignment.


     /s/  Wilber W. Wilson                   December 30, 1996
     --------------------------------        ----------------------------------
     WILBER W. WILSON  #385247               DATE

     /s/  Kerry L. Proctor
     KERRY L. PROCTOR  #420879               DATE   DECEMBER 30, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                  SKETCH/AREA TABLE ADDENDUM

                                                           File No. C612042F
   ----------------------------------------------------------------------------
S  Property Address   1835 JAMES PARKWAY
U  ----------------------------------------------------------------------------
B  City  HEATH         State  OHIO      County  LICKING    Zip Code 43056
J  ----------------------------------------------------------------------------
E  Borrower  FIX-CORP INTERNATIONAL, INC.
C  ----------------------------------------------------------------------------
T  Lender/Client  PARK NATIONAL BANK-COMMERCIAL
-------------------------------------------------------------------------------


I
M
P
R
O
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E
M
E                              [GRAPHIC]
N
T
S

S
K
E
T
C
H


-------------------------------------------------------------------------------

    ---------------------------------------------------    ----------------------------
                  AREA CALCULATIONS SUMMARY                   LIVING AREA CALCULATIONS

     AREA   NAME OF AREA               SIZE     TOTALS        BREAKDOWN     SUBTOTALS
    ---------------------------------------------------    ----------------------------
     GBA1   Unfinished Bldg Area   48000.00
            Finished Office Area    1643.00    49643.00
     DTH    Canopy                  7171.00
            Concrete Slab           6819.00    13990.00

C
A
L
C
U
L
A
T
I
O
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S

-------------------------------------------------------------------------------

                                   SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                             PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photograph is a picture of the front view of the outside of the subject factory and office taken from the northeast. The building is white and the section of the building to the front of the photograph is situated in the middle of the larger potion of building, is two-thirds the height of the rest of the building and appear to be the office area of the building. There are at least three windows visible on this portion of the building and a door with walk way in the middle of this portion of the building. There is a parking lot in front of the building and there is a dark-colored truck in the parking lot. The building is sitting in an open field and the photograph was taken on a cloudy day in central Ohio. In the background are four blue cylinder shaped buildings which appear to be silos.

The bottom photograph is a picture of the front view of the outside of the subject factory and office taken from the southeast. There are electrical boxes along the side of the building. From this view the paved area leading to the building and parking area can be seen. The photograph was taken on a cloudy day in central Ohio.

                                      SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date
                                                    ---------------------------

                                PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photograph is a picture of the rear view of the outside of the subject factory and office taken from the northwest. The portion of the building in the forefront of the photograph appears to be approximately one-third the length of the entire building is an open area with a roof, no windows and side walls that are one-third the height of the building from the ground up. The other two-thirds of the building is enclosed and appears to be sectioned off in at least 6 sections. The building is sitting in an open field and the photograph was taken on a cloudy day in central Ohio.

The bottom photograph is a picture of the rear view of the outside of the subject factory and office taken from the southwest. The portion of the building in the forefront of the photograph appears to be approximately one-third the length of the entire building is the loading dock area with four separate garage doors. The is a trash compactor sitting outside the far left load dock door. To the right of the loading dock area is a walkway that leads to a door. The other two-thirds of the building is enclosed and appears to be sectioned off in at least 6 sections. There is a paved area in front of the building. The photograph was taken on a cloudy day in central Ohio.

                                   SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                             PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photograph is of the outside of the building and shows the ramp access to the canopy area.

The bottom photograph is of the outside of the building and is a close up photo of the loading dock. Outside of the loading dock door to the left there is a trash compactor. In the background on the left side of the picture part of the canopy area of the building can be seen.

                                    SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                              PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is a north view of the street scene. To the upper right of the picture is a portion of the parking area and there are 4 vehicles in the lot. There is a dark colored truck on the street in the background of the picture. The rest of the view is open fields and wooded area in the background.

The bottom photo is a south view of the street scene. In the background you can see 2 buildings on each side of the photo. The building on the right has cars parked in front of it. There are utility poles seen throughout the picture and the asphalt is wet and has puddles of water throughout.

                                     SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                              PROPERTY PHOTOGRAPHS

There is 1 colored photograph on the page.

This is a photo of the railroad spur. In the upper left of the photograph there are 4 blue cylinder shaped storage areas. To the right of these storage areas are 3 railroad cars. In the upper right of the photo is a building. The rest of the photo is open field, utility poles and trees.

                                    SUBJECT
                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                              PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is of the foyer entry to the office portion of the building. The foyer has overhead lighting and a sprinkler sytems. One portion of the wall in the background of the photo is brick. The other portion of the wall is white. There is a fire alarm box on the wall. The door to the office area is framed in steel with glass from top to bottom and a horizontal handle across the middle. The door in the office area is wood. There is a burgundy chair in the forefront of the photo.

The bottom photo is of the copier room. There is a copier, work table with paper cutter, white 3-drawer filing cabinet, a white storage cabinet.

                                     SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------


                    PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is of the northeast office area. The back office has a wooden door and a window along the back wall. In the office are 3 duffle bags on the floor and a chair. The outer office or hall has two cardboard boxes to the right of the picture a black secretarial chair with arms and a gray office chair with arms. There is a box leaning up against the wall to the left of the photograph.

The bottom photo is of the south office area. In this photo there are 2 office entrances which can be seen. The office on the right has a window on the back wall. There is a desk in the office and the office door is completely opened. The door to the office on the left is slightly closed. There is a window on the back wall. There is a desk and, gray chair with arms and floor mat in this office. The area outside the offices has a desk with storage area above it and there if a red chair in the right forefront of the photo.

                                     SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                              PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is of the production office and lunch room. The production office and lunchroom are to the back of the photo and are sealed areas with large glass windows from which the warehouse can be seen. In the production office a computer and tack boards can be seen. In the lunchroom a refrigerator and cabinets can be seen. In the warehouse is a forklift, a chair, a broom and a 4-wheel dolly.

The bottom photo is of the shipping and receiving area. In this photo There is a forklift, interior lighting, support poles holding up the roof, 4 overhead bay doors, three ceiling heat units, exit door, trash can, insulated ceiling and painted concrete floor.

                                     SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                               PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is the shipping office. There is an interior door to the shipping office. In the office is a desk, three chairs, an easel, space heater in the wall near the ceiling, a glass window with a view of the interior of the building and window with a view of the outside. Outside the office is a fire pole. The office is finished in concrete block.

The bottom photo is the maintenance machine shop. Along the left wall is assorted bins filled with equipment. Along, the right wall is machinery, including band saws and other various machine tools. There are 2 chairs to the right forefront of the photo. There is overheard fluorescent lighting and the walls are finished in concrete block and the floor is painted concrete.

                                      SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                                 PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is the electrical room. Clean concreted floor, concrete block walls, trash can, numerous panels boxes and electrical lines.

The bottom photo is the boiler room. There is a boiler and boiler system. The walls and floor are concrete

                                        SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                                 PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is a close-up view of the inside of the production office.
There is a free standing desk with desk calendar and other office supplies on it. There are two blue chairs in the office. The walls and floor are concrete. There is a room air conditioner and what appears to be a steel door.

The bottom photo is a close-up view of the inside of the lunch room. There is a rectangular table in the center of the room with 6 chairs around it. There is drinking fountain, kitchen cabinets, refrigerator and microwave. In the left forefront of the photo is a stand with a coffee maker, coffee and cups on it. The walls and floor are concrete and there is fluorescent lighting in the ceiling.

                                       SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                                 PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is a west view of the south wall of the inside of the warehouse. The floors are concrete, insulated ceiling, interior lighting, machinery, support poles and shipping palets.

The bottom photo is an east view of the south wall of the inside of the warehouse. The floors are concrete, there are two forklifts, insulated ceiling, interior lights, support poles, large machinery, and ceiling heaters.

                                       SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                                PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is an east view of the north wall of the inside of the warehouse. In this photo there are concrete floors, rolling steel trash cans, interior lighting, insulated ceilings, ceiling heaters, shelves with various equipment on them, stairwell.

The bottom photo is a west view of the north wall of the inside of the warehouse. In this photo there are concrete floors, interior lighting, insulated ceilings, various machines and switches.

                                       SUBJECT

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date 12-23-96
                                                    ---------------------------

                                 PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is the northwest access to outside canopy area. In this photo are two overhead bay doors, concrete floors, ceiling heaters, insulated ceiling, interior lighting, large machinery, steel walls and wall supports.

The bottom photo is a southeast view under the canopy area. In this photo are two overhead bay doors, a steel entrance door, concrete floors, support posts, and exterior lighting.

                                    IMPROVED SALES

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date
                                                    ---------------------------

                                 PROPERTY PHOTOGRAPHS

There is 1 colored photograph on the page.

This is a photo of the outside of a one-story office building located at 12477 Broad Street, Pataskala, Ohio. In the front of the building is an open grassy area. To the right of the biulding is an asphalt driveway and parking area.

                                    IMPROVED SALES

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date
                                                    ---------------------------

                                 PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is the outside of an office building located at 2070 James
Parkway.

The bottom photo is the outside of an office building located at 202 Willow S Township Road, Pataskala, Ohio.

                                    IMPROVED SALES

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date
                                                    ---------------------------

                                  PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is the outside of an office building located at 3600 Hebron
Road.


The bottom photo is the outside of an office building located at 447 James Parkway.

                                     IMPROVED SALES

                                               Our File No. C612042F   Page
                                                            --------       ----
                                               Client Ref. No.
                                                              -----------------
                                               Date
                                                    ---------------------------

                                  PROPERTY PHOTOGRAPHS

There are 2 colored photographs on the page.

The top photo is the outside of an office building located at 199 Milliken.


The bottom photo is the outside of an office building located at Hebron Rd, 277 N. High.

Photocopy of a map with the words "LOCATION MAP" stamped at the top and bottom of the page and read arrow stamps pointing to various areas to show the exact location on the map of the subject area and comparison sites.

                                   81928
                                                                         861-39

                                                                      QUANTUM
-----------------------------------------------------------------------------
                           GENERAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS THAT, QUANTUM CHEMICAL CORPORATION, a Corporation incorporated under the laws of the State of Virginia (the "Grantor") for the consideration of $10.00 and other valuable considerations, received to its full satisfaction of FIX-CORP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (the "Grantee"), does GIVE, GRANT, BARGAIN, SELL AND CONVEY unto the said Grantee, its successors and assigns, the following described premises, situated in the City of Heath, County of Licking and State of Ohio:

        SITUATED IN THE STATE OF OHIO, COUNTY OF LICKING AND CITY OF HEATH, AND BOUNDED AND DESCRIBED A: FOLLOWS:

        BEING IN T-1, R-12 OF THE UNITED STATES MILITARY LANDS, AND IN THE MID-OHIO INDUSTRIAL PARK, ADDITION NO. 3, AS RECORDED IN PLAT BOOK 13, PAGE 51, IN THE LICKING COUNTY DEED RECORDS, AND BEING MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:

        BEING ALL OF RESERVE "A", LOT 40 AND THE FOLLOWING PORTION OF LOT 41;

        BEGINNING IN THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 41;

        THENCE SOUTH 89 DEG. 25'37" WEST, ALONG THE SOUTH LINE OF LOT 41,
        662.49 FEET TO THE SOUTHWEST CORNER OF LOT 41;

        THENCE NORTH 0 DEG. 45'14" WEST, ALONG THE EASTERLY LINE OF THE NEW YORK CENTRAL RAILWAY COMPANY, 243.50 FEET, TO A POINT;

        THENCE SOUTH 89 DEG. 25'37" EAST, PASSING THROUGH LOT 41, A DISTANCE OF 663.41 FEET TO A POINT;

        THENCE SOUTH 0 DEG. 31'52" EAST, PASSING ALONG THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY. 243.50 FEET TO THE PLACE OF BEGINNING;

        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

        THE ABOVE 10.00 ACRE SURVEY INCLUDES 0.79 ACRES IN RESERVE "A", 5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41.

        THE ABOVE DESCRIPTION WAS PREPARED AS THE RESULT OF A SURVEY BY WILLIAM B. HENDERSON, REGISTERED SURVEYOR NO. 5242, DATED JULY 6,1989.

        BEING PART OF THE SAME REAL ESTATE CONVEYED BY HERBERT J MURPHY, JR. AND PATRICIA R. MURPHY, HIS WIFE, TO MID-OHIO DEVELOPMENT CORPORATION BY DEED DATED DECEMBER 3, 1971, AND RECORDED IN VOLUME 681, PAGE 608, DEED RECORDS, LICKING COUNTY, OHIO.

        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX


be the same more or less.

                                                   ----------------------------
                                                        DESCRIPTION APPROVED
                                                             TIM LOLLO
                                    1 OF 3            LICKING COUNTY ENGINEER
                                                   ----------------------------
                                                      Tax Map     Approved by:
                                                     Drawing No
                                                         7           /s/ AF
                                                   ----------------------------

                                   81928
                                                                         861-39

                                                       QUANTUM
-----------------------------------------------------------------

     To have and to hold the above granted and bargained premises, with the appurtenances thereunto belonging, unto the said grantee, its successors and assigns forever.

The grantor, does for itself and its successors and assigns, covenant with the Grantee its successors and assigns, that at and until the ensealing of these presents, it is well seized of the above described premises, as a good and indefeasible estate in FEE SIMPLE and has good right to bargain and sell the same in manner and form as above written, and that the same are free and clear from all incumbrances whatsoever and that it will Warrant and Defend said premises, with the appurtenances thereunto belonging, to the said Grantee, its successors and assigns, forever, against all lawful claims and demands whatsoever.

     IN WITNESS WHEREOF, said corporation sets its hand and corporate seal, by


Ronald H. Yocum             , its   President          , this    16   day of
----------------------------      --------------------       ---------
December, 1996.
--------------

Signed and acknowledged in presence of:        QUANTUM CHEMICAL CORPORATION


  /s/  illegible                               By:  /s/  Ronald H. Yocum
------------------------------------------         ----------------------------


 /s/  illegible                                     Ronald H. Yocum
------------------------------------------         ----------------------------
                                                   Typed Name

                                                    President
                                                   ----------------------------
                                                   Title


                                                           TRANSFERRED
[SEAL
 QUANTUM CHEMICAL CORPORATION]                 Date  December 16, 1996
                                                /s/ George D. Buchanan, as
                                               --------------------------------
                                                      Licking County Auditor
                                                    SEC 3.9.202 COMPLIED WITH
                                                    GEORGE D. BUCHANAN, AUDITOR
                                                    BY /s/ as 4200.00  /s/ as
                                                      ------------------------




                                   2 OF 3

                                                                        750/363
                                    61751

                      MID-OHIO INDUSTRIAL PARK ADDITION NO. 3
                               RESTRICTIVE COVENANTS
                               ---------------------

     1. These building and other restrictive covenants shall run with the land and shall be binding on all parties and all persons claiming under them until the year A. D. 2020.

     2. Said real estate shall be used exclusively for all types of commercial and industrial activity except those considered dangerous or unsafe as to other property in the addition, or violative of applicable federal or state standards regarding odor, dust, fumes, smoke or noise, as to other property in the addition.

    3. All buildings and other structures erected in the additions shall be of substantial construction and design and comply with all existing building codes.

    4. No building or structure shall be erected, placed or suffered to remain in said additions until the plans and specifications hereof and the location thereof have been approved in writing by Herbert J. Murphy, Jr., as long as he shall live and retain his mental competency, or by his assignee. If Herbert J. Murphy, Jr. becomes mentally incompetent or dies, such approval shall be obtained in writing from a majority of the owners of the Mid-Ohio Industrial Park Additions Nos. 1, 2 and 3, unless the right to approve plans has been previously assigned.

     5. No building or structure shall be erected on any of said real estate closer than 50 feet to the front lot line on James Parkway and closer than 20 feet to the front lot line of any other street and to the side or rear lines of any lot.

     6. No building or structure on said real estate shall be allowed to occupy more than fifty percent of the land in said lot. The term structure is not intended to include parking lot areas.

    7. No fences, masonry wall, hedge or mass planting shall be permitted to extend beyond the building setback lines of said additions, except upon written approval of Herbert J. Murphy, Jr., as long as he shall live and retain his mental competency, or by his assignee. If Herbert J. Murphy, Jr. becomes mentally incompetent or dies, such approval shall be obtained in writing from a majority of the owners of the Mid-Ohio Industrial Park Additions Nos. 1, 2 and 3, unless the right to approve plans has been previously assigned.

    8. All parking and loading areas shall be provided on each lot in said additions and must be of a dust free surface. No loading docks may be placed on James Parkway. Provision for handling all freight either by railroad or truck shall be on those sides of any buildings which do not face on James Parkway.

    9. The owner of said real estate shall provide off-street parking facilities for all employees and visitors. Sufficient parking facilities shall be provided at a minimum rate of one parking space for each two employees who are employed by the owner of said real estate at this site.
 364

364

                                       61751

     10. All outside storage shall be confined to the rear of the building site and protected by screening. Outside storage refers to materials stored in the open.

     11. Where the owner of two or more adjacent lots or tracts uses two or more of such lots or tracts for a single purpose, the front, side and rear setback requirements and restrictions set forth in said restrictive covenants shall apply to such lots or tracts as though said two or more adjacent lots or tracts were a single lot or tract.

    12. Further, where the owner of two or more adjacent lots or tracts uses two or more of said lots or tracts for a single purpose, the easement reserved for utility purposes in the dedication along the common line or lines of said adjacent lots or tracts shall not be reserved but shall be conveyed to said lot or tract owner.

                                        Recorder's Office, Licking Co. Ohio

                                        Received  July 30, 1976
                                        at 11:00 o'clock A.M.
                                        In Vol 750 of Deeds
                                                             Page  363
                                        --------------------

                                         /s/  Robert E. Wise
                                        ------------------------------------
                                            Robert E. WISE, Recorder
                                        Fee   $19.20




                                                  See Plat
                                                  recorded Vol. 13
                                                  Pages 51 & 52

Photocopy of the engineers map showing the subject lot and parcel along with surrounding lots and parcels.

                                                                             24
                         ----------------------------
                         ----------------------------

                             APPRAISER DISCLOSURE
                                   STATEMENT

                         ----------------------------
                         ----------------------------


     In compliance with Ohio Revised Code Section 4763.12 (C)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


1.   Name of Appraiser:  Wilber W. Wilson

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
2.   Class of Certification Licensure:
                               X     Certified General
                             ------
                                     Certified Residential
                             ------
                                     Licensed Residential
                             ------
                                     Temporary        General         Licensed
                             ------            ------          ------

     Certification/Licensure Number:    385247
                                    -----------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
3.   Scope: this report  X  is within the scope of my certification/license
                       -----

                            is not within the scope of my certification/license
                       -----
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
4.   Service provided by:  X   disinterested & unbiased third party
                         -----
                               interested & biased third party
                         -----
                               interested third party on contingent fee basis
                         -----
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
5.   Signature of person preparing and reporting the appraisal

                             /s/ Wilber W. Wilson
                          -----------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
THIS FORM MUST BE INCLUDED IN CONJUNCTION WITH ALL APPRAISAL ASSIGNMENTS OR SPECIALIZED SERVICES PERFORMED BY A STATE-CERTIFIED OR STATE-LICENSED REAL ESTATE APPRAISER.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                   State of Ohio
                               Department of Commerce
                              Division of Real Estate
                                 Appraiser Section
                                    Cleveland OH
                                   (216)787-3100

                                                                             24A
                         ----------------------------
                         ----------------------------

                             APPRAISER DISCLOSURE
                                   STATEMENT

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                         ----------------------------


     In compliance with Ohio Revised Code Section 4763.12 (C)
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1.   Name of Appraiser:  Wilber W. Wilson

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2.   Class of Certification Licensure:
                                     Certified General
                             ------
                                     Certified Residential
                             ------
                                X    Licensed Residential
                             ------
                                     Temporary        General         Licensed
                             ------            ------          ------

     Certification/Licensure Number:    385247
                                    -----------------------------------------

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3.   Scope: this report     is within the scope of my certification/license
                       -----

                         X  is not within the scope of my certification/license
                       -----
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4.   Service provided by:  X   disinterested & unbiased third party
                         -----
                               interested & biased third party
                         -----
                               interested third party on contingent fee basis
                         -----
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5.   Signature of person preparing and reporting the appraisal

                             /s/ Kerry L. Proctor
                          -----------------------------------------

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THIS FORM MUST BE INCLUDED IN CONJUNCTION WITH ALL APPRAISAL ASSIGNMENTS OR
SPECIALIZED SERVICES PERFORMED BY A STATE-CERTIFIED OR STATE-LICENSED REAL ESTATE APPRAISER.
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                                   State of Ohio
                               Department of Commerce
                              Division of Real Estate
                                 Appraiser Section
                                    Cleveland OH
                                   (216)787-3100

                    QUALIFICATIONS OF APPRAISER - WILBER W WILSON
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STATE CERTIFIED GENERAL REAL ESTATE APPRAISER #385247-EXPIRES 12/19/97
STATE LICENSED REAL ESTATE BROKER - #266512

APPRAISAL EDUCATION

12/85 -   Real Estate Appraisal - Central Ohio Technical College
7/86 -    Location & Market Analysis - Commercial Inv R E Institute
2/89 -    Principles of R. E. Appraisal - Lincoln Graduate Center
3/89 -    Practice of R. E. Appraisal - Lincoln Graduate Center
3/89 -    Narrative Appraisal Report - Lincoln Graduate Center
3/89 -    Farm And Land Appraisal - Lincoln Graduate Center
3/89 -    Commercial Investment Appraisal - Lincoln Graduate Center
3/89 -    Advanced Commercial Appraisal - Lincoln Graduate Center
10/90 -   Effective Court Testimony - Lincoln Graduate Center
12/91 -   Residential Appraisal Review - Ohio Assoc. of Realtors
12/91 -   Commercial Appraisal Review - Ohio Assoc. of Realtors
2/93 -    Manufactured Housing Appraisals - Lincoln Graduate Center
10/93 -   Residential Construction - Ohio Association of Realtors
12/93 -   Americans With Disabilities Act - Lincoln Graduate Center
1/94 -    New URAR - Ohio Association of Realtors
10/94 -   Property Inspection - Lincoln Graduate Center
1/95 -    Small Investment Properties - Ohio Assoc of Realtors
1/95 -    Evaluation Reports - Ohio Assoc of Realtors
2/95 -    How To Appraise FHA Property - Appraisal Institute
4/95 -    Commercial Secondary Market Securitization - OAR
5/95 -    Electronic Data Interchange - OAR
5/95 -    Business Appraisals - Lincoln Graduate Center
5/96 -    Property Inspection - Lincoln Graduate Center
8/96 -    HUD 203 (K) - M A Young & Co

PROFESSIONAL MEMBERSHIP

National Association of Master Appraisers - #6267
National Association of Realtors - Appraisal Section
Ohio Association of Realtors
Licking County Board of Realtors
National Association of Property Inspectors - #934

PROFESSIONAL DESIGNATIONS

MSA - Master Senior Appraiser - 1989
MFLA- Master Farm & Land Appraiser - 1989
MRA - Master Residential Appraiser - 1989
CPA - Certified Public Accountant - 1950
BCBA- Board Certified In Business Appraisals - 1994
CSI - Certified Senior Inspector - 1996

The foregoing is true to the best of my knowledge and belief


  /s/  Wilber W. Wilson
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                                                                            25A


                   QUALIFICATIONS OF APPRAISER - KERRY L PROCTOR
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              STATE LICENSED RESIDENTIAL REAL ESTATE APPRAISER - #420879
                                    EXPIRES - 07/01/97

COMMERCIAL APPRAISER APPRENTICE

APPRAISAL EDUCATION

8/94 - Permitted Departures From Specific Guidelines of USPAP-Ohio Assoc of Realtors
8/94 -    The Basics of Appraisal - Ohio Assoc of Realtors
9/94 -    Real Estate Analysis - Ohio Assoc of Realtors
10/94 -   Sales Comparison Approach - Ohio Assoc of Realtors
9/95 - Cost & Income Approaches/Valuation of Partial Interest - Ohio Assoc of Realtors
10/95 -   Appraisal Standards & Ethics - Ohio Assoc of Realtors


EMPLOYMENT HISTORY

7/95      To Date - Mid-Ohio Appraisal Services Co., LTD
3/94 -    6/95 -    Glenn E Libby & Associates, Inc.
11/81 -   8/93 -    Webcraft Technologies, Inc.
6/76 -    11/81 -   Communicolor Division of Standard Register





The foregoing is true to the best of my knowledge and belief


  /s/  Kerry L. Proctor
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
                                                      Exhibit F to Exhibit 8

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                                   SCHEDULE 1.01A

                            DESCRIPTION OF REAL PROPERTY

A single parcel situated in the State of Ohio, County of Licking and City of Heath of 9.5 acres more or less being more fully bounded and described as follows:

     BEING IN T-1, R-12 OF THE UNITED STATES MILITARY LANDS, AND IN THE MID-OHIO INDUSTRIAL PARK, ADDITION NO. 3, AS RECORDED IN PLAT BOOK 13, PAGE 51, IN THE LICKING COUNTY DEED RECORDS, AND BEING MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:

     BEING ALL OF RESERVE "A", LOT 40 AND THE FOLLOWING PORTION OF LOT 41; BEGINNING IN THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 41;

     THENCE SOUTH 89 DEG. 25'37" WEST, ALONG THE SOUTH LINE OF LOT 41,
     662.49 FEET TO THE SOUTHWEST CORNER LOT 41;

     THENCE NORTH 0 DEG. 45'14" WEST, ALONG THE EASTERLY LINE OF THE NEW YORK CENTRAL RAILWAY COMPANY, 243.50 FEET, TO A POINT;

     THENCE SOUTH 89 DEG. 25'37" EAST, PASSING THROUGH LOT 41, A DISTANCE OF 663.41 FEET TO A POINT;

     THENCE SOUTH 0 DEG. 31'52" EAST, PASSING ALONG THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, 243.50 FEET TO THE PLACE OF BEGINNING;

     THE ABOVE 10.00 ACRE SURVEY INCLUDES 0.79 ACRES IN RESERVE "A", 5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41.

     SUBJECT TO ALL LEGAL HIGHWAYS, ALL LIMITATIONS OF ACCESS TO PUBLIC ROADS OR HIGHWAYS, LEASES AND RIGHTS OF WAY, ZONING REGULATIONS, EASEMENTS OF RECORD AND RESTRICTIVE COVENANTS.

     THE ABOVE DESCRIPTION WAS PREPARED AS THE RESULT OF A SURVEY BY WILLIAM B. HENDERSON, REGISTERED SURVEYOR NO. 5242, DATED JULY 6, 1989.

     BEING PART OF THE SAME REAL ESTATE CONVEYED BY HERBERT J. MURPHY, JR. AND PATRICIA A. MURPHY, HIS WIFE, TO MID-OHIO DEVELOPMENT CORPORATION BY DEED DATED DECEMBER 3, 1971, AND RECORDED IN VOLUME 681, PAGE 608, DEED RECORDS, LICKING COUNTY, OHIO.

     THIS PROPERTY IS SUBJECT TO THE RESTRICTIVE COVENANTS FOR MID-OHIO INDUSTRIAL PARK ADDITION NO. 3, FILED FOR RECORD WITH THE LICKING COUNTY RECORDER ON JULY 30, 1976, IN VOLUME 750, PAGE 363, DEED RECORDS, LICKING COUNTY, OHIO.

                                Exhibit G to Exhibit 8

              Contracts, Agreements, and Instruments and Arrangements


None.